Filed pursuant to Rule 424(b)(3)
File No. 333-268246

PROSPECTUS

United States Brent Oil Fund, LP®*

Shares

*Principal U.S. Listing Exchange: NYSE Arca, Inc.

The United States Brent Oil Fund, LP (“BNO”) is an exchange traded fund organized as a limited partnership that issues shares that trade on the NYSE Arca stock exchange (“NYSE Arca”). BNO’s investment objective is to track a benchmark of short-term Brent crude oil futures contracts. BNO pays its general partner, United States Commodity Funds LLC (“USCF”), a limited liability company, a management fee and incurs operating costs. BNO and USCF are located at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596. The telephone number for both BNO and USCF is 510.522.9600. In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $28.67 (the net asset value as of November 30, 2022), the investment would have to generate a 0.739% or $0.212 return, rounded to $0.21.

BNO is an exchange traded fund. This means that most investors who decide to buy or sell shares of BNO place their trade orders through their brokers and may incur customary brokerage commissions and charges. Shares trade on the NYSE Arca under the ticker symbol “BNO” and are bought and sold throughout the trading day at bid and ask prices like other publicly traded securities.

Shares trade on the NYSE Arca after they are initially purchased by “Authorized Participants,” institutional firms that purchase and redeem shares in blocks of 50,000 shares called “baskets” through BNO’s marketing agent, ALPS Distributors, Inc. (the “Marketing Agent”). The price of a basket is equal to the net asset value (“NAV”) of 50,000 shares on the day that the order to purchase the basket is accepted by the Marketing Agent. The NAV per share is calculated by taking the current market value of BNO’s total assets (after close of NYSE Arca) subtracting any liabilities and dividing that total by the total number of outstanding shares. The offering of BNO’s shares is a “best efforts” offering, which means that neither the Marketing Agent nor any Authorized Participant is required to purchase a specific number or dollar amount of shares. USCF pays the Marketing Agent a marketing fee consisting of a fixed annual amount plus an incentive fee based on the amount of shares sold. Authorized Participants will not receive from BNO, USCF or any of their affiliates, any fee or other compensation in connection with the sale of shares. Aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering of shares will not exceed ten percent (10%) of the gross proceeds of the offering.

Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the market value of the underlying Brent crude oil futures contracts in which BNO invests due to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of Brent crude oil and the Brent crude oil futures contracts that serve as BNO’s investment benchmark. INVESTING IN BNO INVOLVES RISKS SIMILAR TO THOSE INVOLVED WITH AN INVESTMENT DIRECTLY IN THE CRUDE OIL MARKETS, BUT IT IS NOT A PROXY FOR TRADING DIRECTLY IN THE CRUDE OIL MARKETS. Investing in BNO also involves the correlation risk described below and other significant risks. You should consider carefully the risks described below before making an investment decision. See “Risk Factors Involved with an Investment in BNO” beginning on page 7.

The offering of BNO’s shares is registered with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted under the rules under the 1933 Act, although the offering may be temporarily suspended if and when no suitable investments for BNO are available or practicable. BNO is not a mutual fund registered under the Investment Company Act of 1940 (“1940 Act”) and is not subject to regulation under the 1940 Act.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

BNO is a commodity pool and USCF is a commodity pool operator (“CPO”) subject to regulation by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) under the Commodity Exchange Act (“CEA”).

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this prospectus is January 27, 2023.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 6 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 41.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 7.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about BNO and its shares, it does not contain or summarize all of the information about BNO and the shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors Involved with an Investment in BNO” beginning on page 7, before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

BNO

United States Brent Oil Fund, LP (“BNO”), a Delaware limited partnership, is a commodity pool that continuously issues common shares of beneficial interest that may be purchased and sold on the NYSE Arca stock exchange (“NYSE Arca”). BNO is managed and controlled by United States Commodity Funds LLC (“USCF”), a Delaware limited liability company. USCF is registered as a CPO with the CFTC and is a member of the NFA.

BNO’s Investment Objective and Strategy:

The investment objective of BNO is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the spot price of Brent crude oil, as measured by the daily changes in the price of a specified short-term futures contract on Brent crude oil called the “Benchmark Futures Contract,” plus interest earned on BNO’s collateral holdings, less BNO’s expenses.

What is the “Benchmark Futures Contract”?

The Benchmark Futures Contract is the futures contract on Brent crude oil as traded on the ICE Futures Europe Exchange (the “ICE Futures Exchange”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire.

BNO seeks to achieve its investment objective by investing primarily in futures contracts for crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the New York Mercantile Exchange (the “NYMEX”), the ICE Futures Europe and ICE Futures U.S. or other U.S. and foreign exchanges (collectively, “Futures Contracts”), and to a lesser extent, in order to comply with regulatory requirements, risk mitigation measures, liquidity requirements, or in view of market conditions, other crude oil-related investments such as cash-settled options on Futures Contracts, forward contracts for crude oil, cleared swap contracts and non-exchange traded (“over-the-counter” or “OTC”) transactions that are based on the price of crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Crude Oil-Related Investments”). Market conditions that USCF currently anticipates could cause BNO to invest in Other Crude Oil-Related Investments include, but are not limited to, those allowing BNO to obtain greater liquidity or to execute transactions with more favorable pricing. For convenience and unless otherwise specified, Futures Contracts and Other Crude Oil-Related Investments, collectively are referred to as “Crude Oil Interests” in this prospectus.

In addition, USCF believes that market arbitrage opportunities will cause daily changes in BNO’s share price on the NYSE Arca on a percentage basis to closely track daily changes in BNO’s per share NAV on a percentage basis. USCF further believes that the daily changes in prices of the Benchmark Futures Contract have historically tracked the daily changes in the spot price of Brent crude oil. USCF believes that the net effect of these relationships will be that the daily changes in the price of BNO’s shares on the NYSE Arca on a percentage basis will closely track the daily changes in the spot price of Brent crude oil on a percentage basis, less BNO’s expenses.

Specifically, BNO seeks to achieve its investment objective by investing so that the average daily percentage change in BNO’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Futures Contract over the same period.

Investors should be aware that BNO’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot price of Brent crude oil or any particular futures contract based on Brent crude oil nor BNO’s investment objective for the percentage change in its NAV to reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. This is because natural market forces called contango and backwardation have impacted the total return on an investment in BNO’s shares during the past year relative to a hypothetical direct investment in Brent crude oil and, in the future, it is likely that the relationship between the market price of BNO’s shares and changes in the spot price of Brent crude oil will continue to be impacted by contango and backwardation. (It is important to note that the disclosure above ignores the potential costs associated with physically owning and storing Brent crude oil, which could be substantial).

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Principal Investment Risks of an Investment in BNO

An investment in BNO includes a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 7.

Investment Risk

Investors may choose to use BNO as a means of investing indirectly in Brent crude oil. INVESTING IN BNO INVOLVES RISKS SIMILAR TO THOSE INVOLVED WITH AN INVESTMENT DIRECTLY IN THE CRUDE OIL MARKETS, BUT IT IS NOT A PROXY FOR TRADING DIRECTLY IN THE CRUDE OIL MARKETS. Investing in BNO also involves the correlation risk described below and other significant risks. You should carefully consider the risks described below before making an investment decision. An investment in BNO involves the following investment risks:

•	The NAV of BNO’s shares relates directly to the value of the Benchmark Futures Contracts and other assets held by BNO and fluctuations in the prices of these assets could materially adversely affect an investment in BNO’s shares. Past performance is not necessarily indicative of future results; all or substantially all of an investment in BNO could be lost.
•	The demand for Brent crude oil correlates closely with general economic growth rates.
•	Other factors that may affect the demand for crude oil and therefore its price, include technological improvements in energy efficiency; seasonal weather patterns, which affect the demand for crude oil associated with heating and cooling; increased competitiveness of alternative energy sources that have so far generally not been competitive with oil without the benefit of government subsidies or mandates; and changes in technology or consumer preferences that alter fuel choices, such as toward alternative fueled or electric transportation and broad-based changes in personal income levels.
•	Brent crude oil prices also vary depending on a number of factors affecting supply and demand for oil, including geopolitical risk associated with wars, terrorist acts and tensions between countries.
•	The supply of and demand for crude oil may also be impacted by changes in interest rates, inflation, and other local or regional market conditions, as well as by the development of alternative energy sources.
•	Price volatility may possibly cause the total loss of your investment.
•	Russia’s invasion of Ukraine, and sanctions brought by the United States and other countries against Russia and others, have caused disruptions in many business sectors, resulting in significant market disruptions that may lead to increased volatility in the price of certain commodities, including oil and gas, and may lead to volatility in BNO’s NAV or share price.
•	COVID-19 and other infectious disease outbreaks could negatively affect the valuation and performance of BNO’s investments.
•	Historical performance of BNO and the Benchmark Futures Contract is not indicative of future performance.

Correlation Risk

As further described below, an investment in BNO involves the following correlation risks:

•	An investment in BNO may provide little or no diversification benefits. Thus, in a declining market, BNO may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in BNO while incurring losses with respect to other asset classes.
•	The market price at which investors buy or sell shares may be significantly less or more than NAV.
•	Daily percentage changes in BNO’s NAV may not correlate with daily percentage changes in the price of the Benchmark Futures Contract.
•	Daily percentage changes in the price of the Benchmark Futures Contract may not correlate with daily percentage changes in the spot price of Brent crude oil.
•	An investment in BNO is not a proxy for investing in the crude oil markets, and the daily percentage changes in the price of the Benchmark Futures Contract, or the NAV of BNO, may not correlate with daily percentage changes in the spot price of Brent crude oil.
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•	Natural forces in the oil futures market known as “backwardation” and “contango” may increase BNO’s tracking error and/or negatively impact total return.
•	Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause tracking error, by limiting BNO’s investments, including its ability to fully invest in the Benchmark Futures Contract, which could cause the price of shares to substantially vary from the price of the Benchmark Futures Contract.
•	Risk mitigation measures that could be imposed by BNO’s futures commission merchants (“FCMs”) have the potential to cause tracking error by limiting BNO’s investments, including its ability to fully invest in the Benchmark Futures Contract and other Futures Contracts, which could cause the price of BNO’s shares to substantially vary from the price of the Benchmark Futures Contract.

To the extent that investors use BNO as a means of indirectly investing in Brent crude oil, there is the risk that the daily changes in the price of BNO’s shares on the NYSE Arca on a percentage basis will not closely track the daily changes in the spot price of Brent crude oil on a percentage basis. This could happen if the price of shares traded on the NYSE Arca does not correlate closely with the value of BNO’s NAV; the changes in BNO’s NAV do not correlate closely with the changes in the price of the Benchmark Futures Contract; or the changes in the price of the Benchmark Futures Contract do not closely correlate with the changes in the cash or spot price of Brent crude oil. This is a risk because if these correlations do not exist, then investors may not be able to use BNO as a cost-effective way to indirectly invest in Brent crude oil or as a hedge against the risk of loss in Brent crude oil-related transactions.

The price relationship between the near month contract to expire and the next month contract to expire that compose the Benchmark Futures Contract will vary and may impact both the total return over time of BNO’s NAV, as well as the degree to which its total return tracks other Brent crude oil price indices’ total returns. In cases in which the near month contract’s price is lower than the next month contract’s price (a situation known as “contango” in the futures markets), then absent the impact of the overall movement in Brent crude oil prices the value of the benchmark contract would tend to decline as it approaches expiration. In cases in which the near month contract’s price is higher than the next month contract’s price (a situation known as “backwardation” in the futures markets), then absent the impact of the overall movement in Brent crude oil prices the value of the benchmark contract would tend to rise as it approaches expiration.

Volatility in the Brent crude oil market could limit BNO’s ability to have a substantial portion of its assets invested in the Benchmark Futures Contract. In such a circumstance, BNO could, if it determined it appropriate to do so in light of market conditions and regulatory requirements, invest in other Futures Contract and/or Other Crude Oil-Related Investments.

Tax Risk

BNO is organized and operated as a limited partnership in accordance with the provisions of its limited partnership agreement (the “LP Agreement”) and applicable state law, and therefore, has a more complex tax treatment than conventional mutual funds. An investment in BNO involves the following tax risks:

•	An investor’s tax liability may exceed the amount of distributions, if any, on its shares.
•	An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its shares.
•	Items of income, gain, deduction, loss and credit with respect to shares could be reallocated for U.S. federal income tax purposes, and BNO could be liable for U.S. federal income tax, if the U.S. Internal Revenue Service (“IRS”) does not accept the assumptions and conventions applied by BNO in allocating those items, with potential adverse consequences for an investor.
•	BNO could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of the shares.
•	BNO is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law, and therefore, BNO has a more complex tax treatment than traditional mutual funds.
•	If BNO is required to withhold tax with respect to any non-U.S. shareholders, the cost of such withholding may be borne by all shareholders.
•	The impact of changes in U.S. federal income tax laws on BNO is uncertain.
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Over-the-Counter (“OTC”) Contract Risk

BNO may also invest in Other Crude Oil-Related Investments, many of which are negotiated or “OTC” contracts that are not as liquid as Futures Contracts and expose BNO to credit risk that its counterparty may not be able to satisfy its obligations to BNO. In addition, BNO’s rights under an OTC contract may be restricted by regulations. An investment in BNO involves the following OTC contract risks:

•	BNO will be subject to credit risk with respect to counterparties to OTC contracts entered into by BNO or held by special purpose or structured vehicles.
•	Valuing OTC derivatives may be less certain than actively traded financial instruments.
•	BNO’s rights under an OTC contract may be restricted by regulations.
•	The use of swap agreements may expose BNO to early termination risk, which could result in significant losses to BNO.

Other Risks

BNO pays fees and expenses that are incurred regardless of whether BNO is profitable.

Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, BNO generally does not distribute cash to shareholders. You should not invest in BNO if you will need cash distributions from BNO to pay taxes on your share of income and gains of BNO, if any, or for any other reason.

You will have no rights to participate in the management of BNO and will have to rely on the duties and judgment of USCF to manage BNO.

BNO is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers and “Authorized Participants,” the institutional firms that directly purchase and redeem shares in baskets. USCF’s officers, directors and employees do not devote their time exclusively to BNO. USCF’s persons are directors, officers or employees of other entities that may compete with BNO for their services, including other commodity pools (funds) that USCF manages. USCF could have a conflict between its responsibilities to BNO and to those other entities. As a result of these and other relationships, parties involved with BNO have a financial incentive to act in a manner other than in the best interests of BNO and the shareholders.

In addition, an investment in BNO involves the following other risks:

•	BNO is not leveraged, but it could become leveraged if it had insufficient assets to completely meet its margin or collateral requirements relating to its investments.
•	BNO may temporarily limit the offering of Creation Baskets.
•	Certain of BNO’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.
•	BNO is not actively managed and its investment objective is to track the Benchmark Futures Contract so that the average daily percentage change in BNO’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Futures Contract over the same period.
•	BNO may not meet the listing standards of NYSE Arca, which would adversely impact an investor’s ability to sell shares.
•	The NYSE Arca may halt trading in BNO’s shares, which would adversely impact an investor’s ability to sell shares.
•	The liquidity of BNO’s shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.
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•	Shareholders that are not Authorized Participants may only purchase or sell their shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the shares.
•	The lack of an active trading market for BNO’s shares may result in losses on an investor’s investment in BNO at the time the investor sells the shares.
•	Limited partners and shareholders do not participate in the management of BNO and do not control USCF, so they do not have any influence over basic matters that affect BNO.
•	Limited partners may have limited liability in certain circumstances, including potentially having liability for the return of wrongful distributions.
•	USCF’s LLC Agreement provides limited authority to the Non-Management Directors, and any Director of USCF may be removed by USCF’s parent company, which is wholly owned by The Marygold Companies, Inc., formerly Concierge Technologies, Inc., a controlled public company where the majority of shares are owned by Nicholas D. Gerber along with certain of his other family members and certain other shareholders.
•	There is a risk that BNO will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such BNO may not earn any profit.
•	BNO is subject to extensive regulatory reporting and compliance.
•	Regulatory changes or actions, including the implementation of new legislation, is impossible to predict but may significantly and adversely affect BNO.
•	BNO is not a registered investment company so shareholders do not have the protections of the 1940 Act.
•	Trading in international markets could expose BNO to credit and regulatory risk.
•	BNO and USCF may have conflicts of interest, which may permit them to favor their own interests to the detriment of shareholders.
•	BNO could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.
•	BNO does not expect to make cash distributions.
•	An unanticipated number of Redemption Basket requests during a short period of time could have an adverse effect on BNO’s NAV.
•	The suspension in the ability of Authorized Participants to purchase Creation Baskets could cause BNO’s NAV to differ materially from its trading price.
•	BNO may determine that, to allow it to reinvest the proceeds from sales of its Creation Baskets in currently permitted assets in a manner that meets its investment objective, it may limit its offers of Creation Baskets.
•	In a rising rate environment, BNO may not be able to fully invest at prevailing rates until any current investments in Treasury Bills mature in order to avoid selling those investments at a loss.
•	BNO may lose money by investing in government money market funds.
•	The failure or bankruptcy of a clearing broker or BNO’s Custodian could result in a substantial loss of BNO’s assets and could impair BNO in its ability to execute trades.
•	The failure or bankruptcy of BNO’s Custodian could result in a substantial loss of BNO’s assets.
•	Third parties may infringe upon or otherwise violate intellectual property rights or assert that USCF has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.
•	Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.
•	BNO’s investment returns could be negatively affected by climate change and greenhouse gas restrictions.
•	USCF is the subject of class action, derivative, and other litigation. In light of the inherent uncertainties involved in litigation matters, an adverse outcome in this litigation could materially adversely affect USCF’s financial condition.
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BNO’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of BNO. You should note that you may pay brokerage commissions on purchases and sales of BNO’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares—Creation and Redemption Transaction Fee,” page 67.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)(1)

Management Fees(2)	0.75%
Distribution Fees	NONE
Other Fund Expenses(1)	0.22%
Total Annual Fund Operating Expenses	0.97%

(1)	Based on amounts for the nine months ended September 30, 2022. The individual expense amounts in dollar terms are shown in the table below. As used in this table, (i) Professional Expenses include expenses for legal, audit, tax accounting and printing; and (ii) Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance.
Management Fees(2)	$1,502,587
Brokerage Commissions	$133,526
Professional Expenses	$227,965
License Fees	$0
Independent Director and Officer Expenses	$61,671
Registration Fees	$157,620

These amounts are based on BNO’s average total net assets, which are the sum of daily total net assets of BNO divided by the number of calendar days in the year. For the nine months ended September 30, 2022, BNO’s average total net assets were $267,860,429.

(2)	BNO is contractually obligated to pay USCF a management fee based on average daily net assets and paid monthly of 0.75% per annum on its average total net assets.
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RISK FACTORS INVOLVED WITH AN INVESTMENT IN BNO

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus as well as information found in our periodic reports, which include BNO’s financial statements and the related notes, that are incorporated by reference. See “Incorporation By Reference of Certain Information”, page 70.

BNO’s investment objective is for the daily percentage changes in the NAV per share to reflect the daily percentage changes of the spot price of Brent crude oil, as measured by the daily percentage changes in the price of the Benchmark Futures Contract, plus interest earned on BNO’s collateral holdings, less BNO’s expenses. BNO seeks to achieve its investment objective by investing so that the average daily percentage change in BNO’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Futures Contract over the same period. BNO’s investment strategy is designed to provide investors with a cost-effective way to invest indirectly in Brent crude oil and to hedge against movements in the spot price of Brent crude oil. An investment in BNO involves investment risk similar to a direct investment in Futures Contracts and Other Crude Oil-Related Investments, but it is not a proxy for investing in the oil markets. Investing in BNO also involves correlation risk, or the risk that investors purchasing shares to hedge against movements in the price of crude oil will have an efficient hedge only if the price they pay for their shares closely correlates with the price of Brent crude oil. In addition to investment risk and correlation risk, an investment in BNO involves tax risks, OTC risks, and other risks.

Investment Risk

The NAV of BNO’s shares relates directly to the value of the Benchmark Futures Contracts and other assets held by BNO and fluctuations in the prices of these assets could materially adversely affect an investment in BNO’s shares. Past performance is not necessarily indicative of future results; all or substantially all of an investment in BNO could be lost.

The net assets of BNO consist primarily of investments in Futures Contracts and, to a lesser extent, in Other Crude Oil-Related Investments. The NAV of BNO’s shares relates directly to the value of these assets (less liabilities, including accrued but unpaid expenses), which in turn relates to the price of crude oil in the marketplace. Brent crude oil prices depend on local, regional, and global events or conditions that affect supply and demand for oil.

Economic conditions impacting Brent crude oil. The demand for Brent crude oil correlates closely with general economic growth rates. The occurrence of recessions or other periods of low or negative economic growth will typically have a direct adverse impact on crude oil demand and therefore may have an adverse impact on crude oil prices. Other factors that affect general economic conditions in the world or in a major region, such as changes in population growth rates, periods of civil unrest, military conflicts, war (such as the current war between Russia and Ukraine), pandemics (e.g. COVID-19), government austerity programs, or currency exchange rate fluctuations, can also impact the demand for Brent crude oil. Sovereign debt downgrades, defaults, inability to access debt markets due to credit or legal constraints, liquidity crises, the breakup or restructuring of fiscal, monetary, or political systems such as the European Union, and other events or conditions (e.g. pandemics such as COVID-19) that impair the functioning of financial markets and institutions also may adversely impact the demand for Brent crude oil.

Other Brent crude oil demand-related factors. Other factors that may affect the demand for crude oil and therefore its price, include technological improvements in energy efficiency; seasonal weather patterns, which affect the demand for crude oil associated with heating and cooling; increased competitiveness of alternative energy sources that have so far generally not been competitive with oil without the benefit of government subsidies or mandates; and changes in technology or consumer preferences that alter fuel choices, such as toward alternative fueled vehicles or electric transportation and broad-based changes in personal income levels.

Other Brent crude oil supply-related factors. Brent crude oil prices also vary depending on a number of factors affecting supply, including geopolitical risk associated with wars (such as the current war between Russia and Ukraine), terrorist attacks and tensions between countries, including sanctions imposed as a result of the foregoing that can adversely affect oil and other energy trade flows by limiting or disrupting trade between countries or regions. For example, increased supply from the development of new oil supply sources and technologies to enhance recovery from existing sources tends to reduce crude oil prices to the extent such supply increases are not offset by commensurate growth in demand. Similarly, increases in industry refining or petrochemical manufacturing capacity may impact the supply of Brent crude oil. World oil supply levels can also be affected by factors that reduce available supplies, such as adherence by member countries to the Organization of the Petroleum Exporting Countries (“OPEC”) production quotas and the occurrence of geopolitical risk associated with wars, terrorist attacks and tensions between countries, including sanctions imposed as a result of the foregoing that can adversely affect oil and other energy trade flows by limiting or disrupting trade between countries or regions, natural disasters, disruptions in competitors’ operations, or unexpected unavailability of distribution channels that may disrupt supplies. Technological change can also alter the relative costs for companies in the petroleum industry to find, produce, and refine oil and to manufacture petrochemicals, which in turn, may affect the supply of and demand for oil.

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Other factors impacting the Brent crude oil market. The supply of and demand for crude oil may also be impacted by changes in interest rates, inflation, and other local or regional market conditions, as well as by the development of alternative energy sources.

Price volatility may possibly cause the total loss of your investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in BNO.

Significant market volatility has recently occurred in the Brent crude oil markets and the Brent crude oil futures markets. Such volatility is attributable in part to the COVID-19 pandemic, related supply chain disruptions, war, including the war between Russia and Ukraine, and continuing disputes among oil-producing countries. These and other events could cause continuing or increased volatility in the future, which may affect the value, pricing and liquidity of some investments or other assets, including those held by or invested in by BNO and the impact of which could limit BNO’s ability to have a substantial portion of its assets invested in the Benchmark Futures Contract. In such a circumstance, BNO could, if it determined it appropriate to do so in light of market conditions and regulatory requirements, invest in other Futures Contracts and/or Other Crude Oil-Related Investments.

Russia’s invasion of Ukraine, and sanctions brought by the United States and other countries against Russia and others, have caused disruptions in many business sectors, resulting in significant market disruptions that may lead to increased volatility in the price of certain commodities, including oil and gas, and may lead to volatility in BNO’s NAV or share price.

On February 24, 2022, Russia launched a large-scale invasion of Ukraine. The extent and duration of the military action, and resulting sanctions, and future market or supply disruptions in the region, are impossible to predict, but could be significant and may have a severe adverse effect on the region.

The United States and other countries and certain international organizations have imposed broad-ranging economic sanctions on Russia and certain Russian individuals, banking entities and corporations as a response to Russia’s invasion of Ukraine, and additional sanctions may be imposed in the future. Such sanctions (and any future sanctions) will adversely impact the economies of Russia and Ukraine, and certain sectors of each country’s economy may be particularly affected, including but not limited to, financials, energy, metals and mining, engineering and defense and defense-related materials sectors. Among other things, the extent and duration of the military action, the responses of countries and political bodies to Russia’s actions, including sanctions, future market or supply disruptions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility generally, have severe adverse effects on regional and global economic markets, and cause volatility in the markets for commodities including the price of energy, including energy futures, and the NAV or share price of BNO.

A resolution to the war in Ukraine also could impact the markets for certain commodities, such as oil and gas, and may have collateral impacts, including increased volatility, and cause disruptions to availability of certain commodities, commodity and futures prices and the supply chain globally. The longer-term impact on commodities and futures prices, including the spot price of Brent crude oil and the price of the Benchmark Futures Contract is difficult to predict and depends on a number of factors that may have a negative impact on BNO in the future.

COVID-19 and other infectious disease outbreaks could negatively affect the valuation and performance of BNO’s investments.

An outbreak of infectious respiratory illness caused by a novel coronavirus known as COVID-19 was first detected in China in December 2019 and spread globally. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. COVID-19 has resulted in numerous deaths, travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, prolonged quarantines and the imposition of both local and more widespread “work from home” measures, cancellations, loss of employment, supply chain disruptions, and lower consumer and institutional demand for goods and services, as well as general concern and uncertainty. The ongoing spread of COVID-19 has had, and may continue to have, a material adverse impact on local economies in the affected jurisdictions and also on the global economy, as cross border commercial activity and market sentiment are impacted by the outbreak and government and other measures seeking to contain its spread. The impact of COVID-19, and other infectious disease outbreaks that may arise in the future, could adversely affect individual issuers and capital markets in ways that cannot necessarily be foreseen. In addition, actions taken by government and quasi-governmental authorities and regulators throughout the world in response to the COVID-19 outbreak, including significant fiscal and monetary policy changes, may affect the value, volatility, pricing and liquidity of some investments or other assets, including those held by or invested in by BNO. Public health crises caused by the COVID-19 outbreak may exacerbate other pre-existing political, social and economic risks in certain countries or globally. The duration of the COVID-19 outbreak and its ultimate impact on BNO and, on the global economy, cannot be determined with certainty.

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Historical performance of BNO and the Benchmark Futures Contract is not indicative of future performance.

Past performance of BNO or the Benchmark Futures Contract is not necessarily indicative of future results. Therefore, past performance of BNO or the Benchmark Futures Contract should not be relied upon in deciding whether to buy shares of BNO.

Correlation Risk

An investment in BNO may provide little or no diversification benefits. Thus, in a declining market, BNO may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in BNO while incurring losses with respect to other asset classes.

Investors purchasing shares to hedge against movements in the price of crude oil will have an efficient hedge only if the price investors pay for their shares closely correlates with the price of crude oil. Investing in BNO’s shares for hedging purposes includes the following risks:

•	The market price at which the investor buys or sells shares may be significantly less or more than NAV.
•	Daily percentage changes in NAV may not closely correlate with daily percentage changes in the price of the Benchmark Futures Contract.
•	Daily percentage changes in the price of the Benchmark Futures Contract may not closely correlate with daily percentage changes in the price of Brent crude oil.

Historically, Futures Contracts and Other Crude Oil-Related Investments have generally been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand.

However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, BNO’s performance were to move in the same general direction as the financial markets, investors will obtain little or no diversification benefits from an investment in BNO’s shares. In such a case, BNO may have no gains to offset losses from other investments, and investors may suffer losses on their investment in BNO at the same time they incur losses with respect to other investments.

Variables such as drought, floods, weather, military conflicts, pandemics (such as COVID-19), embargoes, tariffs and other political events may have a larger impact on crude oil prices and crude oil-linked instruments, including Futures Contracts and Other Crude Oil-Related Investments, than on traditional securities. These additional variables may create additional investment risks that subject BNO’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historical evidence that the spot price of crude oil and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, BNO cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The market price at which investors buy or sell shares may be significantly less or more than NAV.

BNO’s NAV per share will change throughout the day as fluctuations occur in the market value of BNO’s portfolio investments. The public trading price at which an investor buys or sells shares during the day from their broker may be different from the NAV of the shares, which is also the price shares can be redeemed with BNO by Authorized Participants in Redemption Baskets. Generally, price differences may relate to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of Brent crude oil and the Benchmark Futures Contract at any point in time. USCF expects that exploitation of certain arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price to track NAV per share closely over time, but there can be no assurance of that. For example, a shortage of BNO’s shares in the market and other factors could cause BNO’s shares to trade at a premium. Investors should be aware that such premiums can be transitory. To the extent an investor purchases shares that include a premium (e.g., because of a shortage of shares in the market due to the inability of Authorized Participants to purchase additional shares from BNO that could be resold into the market) and the cause of the premium no longer exists causing the premium to disappear (e.g., because more shares are available for purchase from BNO by Authorized Participants that could be resold into the market) such investor’s return on its investment would be adversely impacted due to the loss of the premium.

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The NAV of BNO’s shares may also be influenced by non-concurrent trading hours between the NYSE Arca and the various futures exchanges on which crude oil is traded. While the shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Time, the trading hours for the futures exchanges on which Brent crude oil trades may not necessarily coincide during all of this time. For example, while the shares trade on the NYSE Arca until 4:00 p.m. Eastern Time, liquidity in the Brent crude oil market will be reduced after the close of the NYMEX at 2:30 p.m. Eastern Time. As a result, during periods when the NYSE Arca is open and the futures exchanges on which Brent crude oil is traded are closed, trading spreads and the resulting premium or discount on the shares may widen and, therefore, increase the difference between the price of the shares and the NAV of the shares.

Daily percentage changes in BNO’s NAV may not correlate with daily percentage changes in the price of the Benchmark Futures Contract.

It is possible that the daily percentage changes in BNO’s NAV per share may not closely correlate to daily percentage changes in the price of the Benchmark Futures Contract. Non-correlation may be attributable to disruptions in the market for Brent crude oil, the imposition of position or accountability limits by regulators or exchanges, or other extraordinary circumstances. As BNO approaches or reaches position limits with respect to the Benchmark Futures Contract and other Futures Contracts or in view of market conditions, BNO may begin investing in Other Crude Oil-Related Investments. In addition, BNO is not able to replicate exactly the changes in the price of the Benchmark Futures Contract because the total return generated by BNO is reduced by expenses and transaction costs, including those incurred in connection with BNO’s trading activities, and increased by interest income from BNO’s holdings of Treasuries (defined below). Tracking the Benchmark Futures Contract requires trading of BNO’s portfolio with a view to tracking the Benchmark Futures Contract over time and is dependent upon the skills of USCF and its trading principals, among other factors.

Daily percentage changes in the price of the Benchmark Futures Contract may not correlate with daily percentage changes in the spot price of Brent crude oil.

The correlation between changes in prices of the Benchmark Futures Contract and the spot price of Brent crude oil may at times be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative oil market, supply of and demand for Futures Contracts (including the Benchmark Futures Contract) and Other Crude Oil-Related Investments, and technical influences in oil futures trading.

An investment in BNO is not a proxy for investing in the crude oil markets, and the daily percentage changes in the price of the Benchmark Futures Contract, or the NAV of BNO, may not correlate with daily percentage changes in the spot price of Brent crude oil.

An investment in BNO is not a proxy for investing in the crude oil markets. To the extent that investors use BNO as a means of indirectly investing in crude oil, there is the risk that the daily changes in the price of BNO’s shares on the NYSE Arca, on a percentage basis, will not closely track the daily changes in the spot price of Brent crude oil on a percentage basis. This could happen if the price of shares traded on the NYSE Arca does not correlate closely with the value of BNO’s NAV; the changes in BNO’s NAV do not correlate closely with the changes in the price of the Benchmark Futures Contract; or the changes in the price of the Benchmark Futures Contract do not closely correlate with the changes in the cash or spot price of Brent crude oil. This is a risk because if these correlations do not exist, then investors may not be able to use BNO as a cost-effective way to indirectly invest in Brent crude oil or as a hedge against the risk of loss in Brent crude oil-related transactions. The degree of correlation among BNO’s share price, the price of the Benchmark Futures Contract and the spot price of Brent crude oil depends upon circumstances such as variations in the speculative oil market, supply of and demand for Futures Contracts (including the Benchmark Futures Contract) and Other Crude Oil-Related Investments, and technical influences on trading oil futures contracts. Investors who are not experienced in investing in oil futures contracts or the factors that influence that market or speculative trading in the crude oil markets and may not have the background or ready access to the types of information that investors familiar with these markets may have and, as a result, may be at greater risk of incurring losses from trading in BNO shares than such other investors with such experience and resources.

Natural forces in the oil futures market known as “backwardation” and “contango” may increase BNO’s tracking error and/or negatively impact total return.

The design of BNO’s Benchmark Futures Contract is such that every month it begins by using the near month contract to expire until the near month contract is within two weeks of expiration, when, over a four-day period, it transitions to the next month contract to expire as its benchmark contract and keeps that contract as its benchmark until it becomes the near month contract and close to expiration. In the event of a Brent crude oil futures market where near month contracts trade at a higher price than next month to expire contracts, a situation described as “backwardation” in the futures market, then absent the impact of the overall movement in Brent crude oil prices the value of the benchmark contract would tend to rise as it approaches expiration. Conversely, in the event of a Brent crude oil futures market where near month contracts trade at a lower price than next month contracts, a situation described as “contango” in the futures market, then absent the impact of the overall movement in crude oil prices the value of the benchmark contract would tend to decline as it approaches expiration. When compared to total return of other price indices, such as the spot price of Brent crude oil, the impact of backwardation and contango may cause the total return of BNO’s per share NAV to vary significantly. Moreover, absent the impact of rising or falling oil prices, a prolonged period of contango could have a significant negative impact on BNO’s per share NAV and total return and investors could lose part or all of their investment.

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While contango and backwardation are consistently present in trading in the futures markets, such conditions can be exacerbated by market forces. For example, extraordinary market conditions in the crude oil markets, including “super contango” (a higher level of contango arising from the overabundance of oil being produced and the limited availability of storage for such excess supply), occurred in the crude oil futures markets in April 2020 due to over-supply of crude oil in the face of weak demand during the COVID-19 pandemic when disputes among oil-producing countries regarding limitations on the production of oil also were occurring. This resulted in a negative price for the May 2020 futures contract on light sweet crude oil as traded on the New York Mercantile Exchange.

Volatility in the Brent crude oil market was also elevated, but it did not reach the same extreme levels as the volatility in the WTI light, sweet crude oil futures market. However, increased volatility in the future could limit BNO’s ability to have a substantial portion of its assets invested in the Benchmark Futures Contract. In addition, it is possible that the Benchmark Futures Contract may experience periods of super contango or negative prices in the future. In any such circumstance, BNO could, if it determined it appropriate to do so in light of market conditions and regulatory requirements, invest in other Futures Contracts and/or Other Crude Oil-Related Investments.

See “Additional Information About BNO, its Investment Objective and Investments” for a discussion of the potential effects of contango and backwardation.

Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause tracking error, by limiting BNO’s investments, including its ability to fully invest in the Benchmark Futures Contract, which could cause the price of shares to substantially vary from the price of the Benchmark Futures Contract.

Designated contract markets, such as the NYMEX and ICE Futures Exchange, have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by BNO is not) may hold, own or control. These levels and position limits apply to the futures contracts that BNO invests in to meet its investment objective. In addition to accountability levels and position limits, the NYMEX and ICE Futures Exchange may also set daily price limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

The accountability levels for the Benchmark Futures Contract and other Futures Contracts traded on U.S.-based futures exchanges, such as the NYMEX, are not a fixed ceiling, but rather a threshold above which the NYMEX may exercise greater scrutiny and control over an investor’s positions. The current accountability level for investments for any one month in the Benchmark Futures Contract is 10,000 net futures contracts. In addition, the NYMEX imposes an accountability level for all months of 20,000 net futures contracts for investments in futures contracts for oil. If BNO and the Related Public Funds exceed this accountability level for investments in the futures contracts for Brent crude oil, the NYMEX will monitor such exposure and may ask for further information on their activities, including the total size of all positions, investment and trading strategy, and the extent of liquidity resources of BNO and the Related Public Funds. If deemed necessary by the NYMEX, BNO could be ordered to reduce its net futures contracts back to the accountability level. In contrast, the position limits for the ICE Futures Exchange maintain that when 100 lots or more are traded, the activity must be reported to the exchange on a daily basis. ICE Futures Exchange also maintains that an Expiration Limit of 6,000 lots, long or short, will apply for the five business days up to and including the expiration date. There are no specific position accountability levels or limits, nor are there are any maximum daily price fluctuation limits for the ICE Brent Crude Oil (physically settled) futures contract.

Position limits differ from accountability levels in that they represent fixed limits on the maximum number of futures contracts that any person may hold and cannot be exceeded without express CFTC authority to do so. In addition to accountability levels imposed by NYMEX and position limits that may apply at any time, the NYMEX and ICE Futures Exchange impose position limits on contracts held in the last few days of trading in the near month contract to expire. It is unlikely that BNO will run up against such position limits because BNO’s investment strategy is to close out its positions and “roll” from the near month contract to expire to the next month contract during a four-day period beginning two weeks from expiration of the contract.

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On October 15, 2020, the CFTC approved a final rule that amended the existing federal position limits regime set forth in Part 150 of the CFTC’s regulations as well as the framework for exchange-set position limits and exemptions (such final rule, the “Position Limits Rule”). The Position Limits Rule establishes federal position limits for 25 core referenced futures contracts (comprised of agricultural, energy and metals futures contracts), futures and options linked to the core referenced futures contracts, and swaps that are economically equivalent to the core referenced futures contracts.

The Benchmark Futures Contract is not subject to position limits under the Position Limits Rule. Accordingly, the Position Limits Rule is not expected to materially impact the ability of BNO to meet its investment objective by inhibiting USCF’s ability to effectively invest the proceeds from sales of Creation Baskets of BNO in particular amounts and types of its permitted investments.

Risk mitigation measures that could be imposed by BNO’s futures commission merchants (“FCMs”) have the potential to cause tracking error by limiting BNO’s investments, including its ability to fully invest in the Benchmark Futures Contract and other Futures Contracts, which could cause the price of BNO’s shares to substantially vary from the price of the Benchmark Futures Contract.

BNO’s FCMs have discretion to impose limits on the positions that BNO may hold in the Benchmark Futures Contract. To date, BNO’s FCMs have not imposed any such limits. However, were BNO’s FCMs to impose limits, BNO’s ability to have a substantial portion of its assets invested in the Benchmark Futures Contract and other Futures Contracts could be severely limited, which could lead BNO to invest in other Futures Contracts or, potentially, Other Crude Oil-Related Investments. BNO could also have to more frequently rebalance and adjust the types of holdings in its portfolio than is currently the case. This could inhibit BNO from pursuing its investment objective in the same manner that it has historically and currently.

In addition, when offering Creation Baskets for purchase, limitations imposed by exchanges and/or any of BNO’s FCMs could limit BNO’s ability to invest the proceeds of the purchases of Creation Baskets in Benchmark Futures Contracts and other Futures Contracts. If this were the case, BNO may invest in other permitted investments, including Other Crude Oil-Related Investments, and may hold larger amounts of Treasuries, cash and cash equivalents, which could impair BNO’s ability to meet its investment objective.

Tax Risk

An investor’s tax liability may exceed the amount of distributions, if any, on its shares.

Cash or property will be distributed at the sole discretion of USCF. USCF has not and does not currently intend to make cash or other distributions with respect to shares. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of BNO’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its shares may exceed the amount of cash or value of property (if any) distributed with respect to such shares.

An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its shares.

Due to the application of the assumptions and conventions applied by BNO in making allocations for tax purposes and other factors, an investor’s allocable share of BNO’s income, gain, deduction or loss may be different than its economic profit or loss from its shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to shares could be reallocated for U.S. federal income tax purposes, and BNO could be liable for U.S. federal income tax, if the IRS does not accept the assumptions and conventions applied by BNO in allocating those items, with potential adverse consequences for an investor.

The U.S. federal income tax rules pertaining to partnerships are complex and their application to large, publicly traded partnerships such as BNO is in many respects uncertain. BNO applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects shareholders’ economic gains and losses. It is possible that the IRS could successfully challenge the application by BNO of these assumptions and conventions as not fully complying with all aspects of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury Regulations, which would require BNO to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors.

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BNO may be liable for U.S. federal income tax on any “imputed understatement” resulting from an adjustment as a result of an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gain to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If BNO is required to pay any U.S. federal income taxes on any imputed understatement, the resulting tax liability would reduce the net assets of BNO and would likely have an adverse impact on the value of the shares. Under certain circumstances, BNO may be eligible to make an election to cause the investors to take into account the amount of any imputed understatement, including any associated interest and penalties. The ability of a publicly traded partnership such as BNO to make this election is uncertain. If the election is made, BNO would be required to provide investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued.

BNO could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of the shares.

BNO has received an opinion of counsel that, under current U.S. federal income tax laws, BNO will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of BNO’s annual gross income will be derived from (a) income and gains from commodities (not held as inventory) or futures, forwards, options, swaps and other notional principal contracts with respect to commodities, and (b) interest income; (ii) BNO is organized and operated in accordance with its governing agreements and applicable law; and (iii) BNO does not elect to be taxed as a corporation for U.S. federal income tax purposes. Although USCF anticipates that BNO has satisfied and will continue to satisfy the “qualifying income” requirement for all taxable years, that result cannot be assured. BNO has not requested and will not request any ruling from the IRS with respect to either its classification as a partnership not taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that BNO is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses and deductions proportionately to shareholders, BNO would be subject to U.S. federal income tax on its net income for the year at corporate tax rates. In addition, although BNO does not currently intend to make distributions with respect to shares, if BNO were treated as a corporation for U.S. federal income tax purposes, any distributions made with respect to BNO shares would be taxable to shareholders as dividend income to the extent of BNO’s current and accumulated earnings and profits. Taxation of BNO as a corporation could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of the shares.

BNO is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law, and therefore, BNO has a more complex tax treatment than traditional mutual funds.

BNO is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law. No U.S. federal income tax is paid by BNO on its income. Instead, BNO will furnish shareholders each year with tax information on IRS Schedule K-1 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deduction, and credit of BNO.

This must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from BNO during the taxable year. A shareholder, therefore, may be allocated income or gain by BNO but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to U.S. federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which BNO does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in BNO. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local and foreign tax returns.

If BNO is required to withhold tax with respect to any non-U.S. shareholders, the cost of such withholding may be borne by all shareholders.

Under certain circumstances, BNO may be required to pay withholding tax with respect to allocations to non-U.S. shareholders. Although the LP Agreement provides that any such withholding will be treated as being distributed to the non-U.S. shareholder, BNO may not be able to cause the economic cost of such withholding to be borne by the non-U.S. shareholder on whose behalf such amounts were withheld since it does not generally expect to make any distributions. Under such circumstances, the economic cost of the withholding may be borne by all shareholders, not just the shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of the shares.

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The impact of changes in U.S. federal income tax laws on BNO is uncertain.

In general, legislative or other actions relating to U.S. federal income taxes could have a negative effect on BNO or our investors. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. On August 16, 2022, President Biden signed the Inflation Reduction Act of 2022 (the “IRA”) into law. At this time, we cannot predict with certainty how the provisions of the IRA might affect BNO, our investors, or BNO’s investments. Investors are urged to consult with their tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.

OTC Contract Risk

BNO will be subject to credit risk with respect to counterparties to OTC contracts entered into by BNO or held by special purpose or structured vehicles.

BNO faces the risk of non-performance by the counterparties to the OTC contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to BNO, in which case BNO could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, BNO may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. BNO may obtain only limited recovery or may obtain no recovery in such circumstances.

BNO has sought to mitigate these risks by typically entering into transactions only with major, global financial institutions. In addition, two-way margining requirements imposed by U.S. regulators also mitigate such risks.

Valuing OTC derivatives may be less certain than actively traded financial instruments.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because, for OTC derivatives, the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

BNO’s rights under an OTC contract may be restricted by regulations.

Regulations adopted by global prudential regulators that are now in effect require certain prudentially regulated entities and certain of their affiliates and subsidiaries (including swap dealers) to include in their derivatives contracts and certain other financial contracts terms that delay or restrict the rights of counterparties (such as BNO) to terminate such contracts, foreclose upon collateral, exercise other default rights or restrict transfers of credit support in the event that the prudentially regulated entity and/or its affiliates are subject to certain types of resolution or insolvency proceedings. Similar regulations and laws have been adopted in non-U.S. jurisdictions that may apply to BNO’s counterparties located in those jurisdictions. It is possible that these new requirements, as well as potential additional resulted government regulation, could adversely affect BNO’s ability to terminate existing derivatives contracts, exercise default rights, or satisfy obligations owed to it with collateral received under such contracts.

The use of swap agreements may expose BNO to early termination risk, which could result in significant losses to BNO.

Swap agreements do not have uniform terms. A swap counterparty may have the right to close out BNO’s position due to the occurrence of certain events (for example, if a counterparty is unable to hedge its obligations to BNO, or if BNO defaults on certain terms of the swap agreement, or if there is a material decline in BNO’s NAV on a particular day) and request immediate payment of amounts owed by BNO under the agreement. If the level of BNO’s NAV has a dramatic intraday move, the terms of the swap agreement may permit the counterparty to immediately close out a transaction with BNO at a price set by the counterparty, which may not represent fair market value. A swap counterparty may also have the right to close out BNO’s position for no reason, in some cases with same day notice.

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Other Risks

BNO is not leveraged, but it could become leveraged if it had insufficient assets to completely meet its margin or collateral requirements relating to its investments.

BNO has not leveraged, and does not intend to leverage, its assets through borrowings or otherwise, and makes its investments accordingly. Consistent with the foregoing, BNO’s announced investment intentions, and any changes thereto, will take into account the need for BNO to make permitted investments that also allow it to maintain adequate liquidity to meet its margin and collateral requirements and to avoid, to the extent reasonably possible, BNO becoming leveraged. If market conditions require it, BNO may implement risk reduction procedures, which may include changes to BNO’s investments, and such changes may occur on short notice if they occur other than during a roll or rebalance period.

Although BNO does not and will not borrow money or use debt to satisfy its margin or collateral obligations in respect of its investments, it could become leveraged if BNO were to hold insufficient assets that would allow it to meet not only the current, but also future, margin or collateral obligations required for such investments. Such a circumstance could occur if BNO were to hold assets that have a value of less than zero.

USCF endeavors to have the value of BNO’s Treasuries, cash and cash equivalents, whether held by BNO or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its Futures Contracts and Other Crude Oil-Related Investments. Although permitted to do so under its LP Agreement, BNO has not and does not intend to leverage its assets by making investments beyond its potential ability to meet the potential margin and collateral obligations relating to such investments. Consistent with this, BNO’s investment decisions will take into account the need for BNO to make permitted investments that also allow it to maintain adequate liquidity to meet its margin and collateral requirements and to avoid, to the extent reasonably possible, BNO becoming leveraged, including by its holding of assets that have a high probability of having a value of less than zero.

BNO may temporarily limit the offering of Creation Baskets.

BNO may determine to limit the issuance of its shares through the offering of Creation Baskets to its Authorized Participants in order to allow it to reinvest the proceeds from sales of its Creation Baskets in currently permitted assets in a manner that meets its investment objective. BNO will announce to the market through the filing of a Current Report on Form 8-K if it intends to limit the offering of Creation Baskets at any time. In such case, orders for Creation Baskets will be considered for acceptance in the order they are received by BNO and BNO would continue to accept requests for redemption of its shares from Authorized Participants through Redemption Baskets during the period of the limited offering of Creation Baskets.

Certain of BNO’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a war or a foreign government taking political actions that disrupt the market for its currency, its crude oil production or exports, or another major export, can also make it difficult to liquidate a position. Because both Futures Contracts and Other Crude Oil-Related Investments may be illiquid, BNO’s Crude Oil Interests may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated. The large size of the positions that BNO may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and by potentially increasing losses while trying to do so.

OTC contracts that are not subject to clearing may be even less marketable than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and could adversely impact BNO’s ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of OTC transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

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BNO is not actively managed and its investment objective is to track the Benchmark Futures Contract so that the average daily percentage change in BNO’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Futures Contract over the same period.

BNO is not actively managed by conventional methods. Accordingly, if BNO’s investments in Crude Oil Interests are declining in value, in the ordinary course, BNO will not close out such positions except in connection with paying the proceeds to an Authorized Participant upon the redemption of a basket or closing out its positions in Futures Contracts and other permitted investments (i) in connection with the monthly change in the Benchmark Futures Contract or when BNO otherwise determines it would be appropriate to do so, e.g., due to regulatory requirements or risk mitigation measures, or (ii) to avoid BNO becoming leveraged, and it reinvests the proceeds in new Futures Contracts or Other Crude Oil-Related Investments to the extent possible. USCF will seek to cause the NAV of BNO’s shares to track the Benchmark Futures Contract during periods in which its price is flat or declining as well as when the price is rising.

BNO’s ability to invest in the Benchmark Futures Contract could be limited as a result of any or all of the following: evolving market conditions, a change in regulatory accountability levels and position limits imposed on BNO with respect to its investment in Futures Contracts, additional or different risk mitigation measures taken by market participants, generally, including BNO, with respect to BNO acquiring additional Futures Contracts, or BNO selling additional shares.

BNO may not meet the listing standards of NYSE Arca, which would adversely impact an investor’s ability to sell shares.

NYSE Arca may suspend BNO’s shares from trading on the exchange with or without prior notice to BNO, upon failure of BNO to comply with the NYSE’s listing requirements, or when in its sole discretion, the NYSE Arca determines that such suspension of dealings is in the public interest or otherwise warranted. There can be no assurance that the requirements necessary to maintain the listing of BNO’s shares will continue to be met or will remain unchanged. If BNO were unable to meet the NYSE’s listing standards and were to become delisted, an investor’s ability to sell its shares would be adversely impacted.

The NYSE Arca may halt trading in BNO’s shares, which would adversely impact an investor’s ability to sell shares.

Trading in shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline.

The liquidity of BNO’s shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.

In the event that one or more Authorized Participants which have substantial interests in the shares withdraw from participation, the liquidity of the shares will likely decrease, which could adversely affect the market price of the shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the shares.

Only Authorized Participants may directly purchase shares from, or redeem shares with, BNO through Creation Baskets or Redemption Baskets respectively. All other investors that desire to purchase or sell shares must do so through the NYSE Arca or in other markets, if any, in which the shares may be traded. Shares may trade at a premium or discount relative to NAV per share.

The lack of an active trading market for BNO’s shares may result in losses on an investor’s investment in BNO at the time the investor sells the shares.

Although BNO’s shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the shares will be maintained. If an investor needs to sell shares at a time when no active trading market for them exists, the price the investor receives upon sale of the shares, assuming they were able to be sold, likely would be lower than if an active market existed.

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Limited partners and shareholders do not participate in the management of BNO and do not control USCF, so they do not have any influence over basic matters that affect BNO.

The limited partners and shareholders take no part in the management or control, and have a minimal voice in BNO’s operations or business. Limited partners and shareholders must therefore rely upon the duties and judgment of USCF to manage BNO’s affairs. Limited partners and shareholders have no right to elect USCF on an annual or any other continuing basis. If USCF voluntarily withdraws, however, the holders of a majority of BNO’s outstanding shares (excluding for purposes of such determination shares owned, if any, by the withdrawing general partner and its affiliates) may elect its successor. USCF may not be removed as general partner except upon approval by the affirmative vote of the holders of at least 66 2/3 percent of BNO’s outstanding shares (excluding shares, if any, owned by USCF and its affiliates), subject to the satisfaction of certain conditions set forth in the LP Agreement.

Limited partners may have limited liability in certain circumstances, including potentially having liability for the return of wrongful distributions.

Under Delaware law, a limited partner might be held liable for BNO’s obligations as if it were a general partner if the limited partner participates in the control of the partnership’s business and the persons who transact business with the partnership think the limited partner is the general partner.

A limited partner will not be liable for assessments in addition to its initial capital investment in any of BNO’s shares. However, a limited partner may be required to repay to BNO any amounts wrongfully returned or distributed to it under some circumstances. Under Delaware law, BNO may not make a distribution to limited partners if the distribution causes BNO’s liabilities (other than liabilities to partners on account of their partnership interests and nonrecourse liabilities) to exceed the fair value of BNO’s assets. Delaware law provides that a limited partner who receives such a distribution and knew at the time of the distribution that the distribution violated the law will be liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

USCF’s LLC Agreement provides limited authority to the Non-Management Directors, and any Director of USCF may be removed by USCF’s parent company, which is wholly owned by The Marygold Companies, Inc., formerly Concierge Technologies, Inc., a controlled public company where the majority of shares are owned by Nicholas D. Gerber along with certain of his other family members and certain other shareholders.

USCF’s Board of Directors currently consists of four Management Directors, who are also executive officers or employees of USCF, and three Non-Management Directors, who are considered independent for purposes of applicable NYSE Arca and SEC rules. Under USCF’s LLC Agreement, the Non-Management Directors have only such authority as the Management Directors expressly confer upon them, which means that the Non-Management Directors may have less authority to control the actions of the Management Directors than is typically the case with the independent members of a company’s Board of Directors. In addition, any Director may be removed by written consent of USCF Investments, Inc. (“USCF Investments”), formerly Wainwright Holdings, Inc., which is the sole member of USCF. The sole shareholder of USCF Investments is The Marygold Companies, Inc., formerly Concierge Technologies, Inc. (“Marygold”), a company publicly traded under the ticker symbol “MGLD.” Mr. Nicholas D. Gerber, along with certain of his family members and certain other shareholders, owns the majority of the shares in Marygold, which is the sole shareholder of USCF Investments, the sole member of USCF. Accordingly, although USCF is governed by the USCF Board of Directors, which consists of both Management Directors and Non-Management Directors, pursuant to the LLC Agreement, it is possible for Mr. Gerber to exercise his indirect control of USCF Investments to effect the removal of any Director (including the Non-Management Directors which comprise the Audit Committee) and to replace that Director with another Director. Having control in one person could have a negative impact on USCF and BNO, including their regulatory obligations.

There is a risk that BNO will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such BNO may not earn any profit.

BNO pays brokerage charges of approximately 0.08% of average total net assets based on brokerage fees of $3.50 per buy or sell, management fees of 0.75% of NAV on its average net assets, and OTC spreads and extraordinary expenses (e.g., subsequent offering expenses, other expenses not in the ordinary course of business, including the indemnification of any person against liabilities and obligations to the extent permitted by law and required under the LP Agreement and under agreements entered into by USCF on BNO’s behalf and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expenses and the settlement of claims and litigation) that cannot be quantified.

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These fees and expenses must be paid in all cases regardless of whether BNO’s activities are profitable. Accordingly, BNO must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

BNO is subject to extensive regulatory reporting and compliance.

BNO is subject to a comprehensive scheme of regulation under the federal commodities and securities laws. BNO could be subject to sanctions for a failure to comply with those requirements, which could adversely affect its financial performance (in the case of financial penalties) or ability to pursue its investment objective (in the case of a limitation on its ability to trade).

Because BNO’s shares are publicly traded, BNO is subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities include the Public Company Accounting Oversight Board (the “PCAOB”), the SEC, the CFTC, the NFA, and NYSE Arca and these authorities have continued to develop additional regulations or interpretations of existing regulations. BNO’s ongoing efforts to comply with these regulations and interpretations have resulted in, and are likely to continue resulting in, a diversion of management’s time and attention from revenue-generating activities to compliance related activities.

BNO is responsible for establishing and maintaining adequate internal control over financial reporting. BNO’s internal control system is designed to provide reasonable assurance to its management regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective may provide only reasonable assurance with respect to financial statement preparation and presentation.

Regulatory changes or actions, including the implementation of new legislation, is impossible to predict but may significantly and adversely affect BNO.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and futures exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Further, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the energy markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on BNO is impossible to predict, but it could be substantial and adverse.

BNO is not a registered investment company so shareholders do not have the protections of the 1940 Act.

BNO is not an investment company subject to the 1940 Act. Accordingly, investors do not have the protections afforded by that statute, which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

Trading in international markets could expose BNO to credit and regulatory risk.

BNO invests primarily in Futures Contracts, a significant portion of which are traded on United States exchanges, including the ICE Futures. However, a portion of BNO’s trades may take place on markets and exchanges outside the United States. Trading on such non-U.S. markets or exchanges presents risks because they are not subject to the same degree of regulation as their U.S. counterparts, including potentially different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, BNO is subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

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BNO and USCF may have conflicts of interest, which may permit them to favor their own interests to the detriment of shareholders.

BNO is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers and Authorized Participants. USCF’s officers, directors and employees do not devote their time exclusively to BNO and also are directors, officers or employees of other entities that may compete with BNO for their services. They could have a conflict between their responsibilities to BNO and to those other entities. As a result of these and other relationships, parties involved with BNO have a financial incentive to act in a manner other than in the best interests of BNO and the shareholders. USCF has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the shareholders.

USCF serves as the general partner or sponsor to each of BNO and the Related Public Funds. USCF may have a conflict to the extent that its trading decisions for BNO may be influenced by the effect they would have on the other funds it manages. By way of example, if, as a result of reaching position limits imposed by the ICE Futures Exchange, BNO purchased Futures Contracts, this decision could impact BNO’s ability to purchase additional Futures Contracts if the number of contracts held by funds managed by USCF reached the maximum allowed by the ICE Futures Exchange. Similar situations could adversely affect the ability of other Related Public Funds to track their benchmark futures contract(s).

BNO may also be subject to certain conflicts with respect to its FCMs, including, but not limited to, conflicts that result from the FCM receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third-party accounts traded through the FCMs. In addition, USCF’s principals, officers, directors or employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as BNO trades using the clearing broker to be used by BNO. A potential conflict also may occur if USCF’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by BNO.

BNO could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

BNO may terminate at any time, regardless of whether BNO has incurred losses, subject to the terms of the LP Agreement. In particular, unforeseen circumstances, including removal of USCF as the general partner of BNO, could cause BNO to terminate unless a majority interest of the limited partners within 90 days of the event elects to continue the partnership and appoints a successor general partner, or the affirmative vote of a majority in interest of the limited partners subject to certain conditions. However, no level of losses will require USCF to terminate BNO. BNO’s termination would cause the liquidation and potential loss of an investor’s investment. Termination could also negatively affect the overall maturity and timing of an investor’s investment portfolio.

BNO does not expect to make cash distributions.

BNO has not previously made any cash distributions and intends to reinvest any realized gains in additional Crude Oil Interests rather than distributing cash to limited partners, or other shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, BNO generally does not expect to distribute cash to limited partners. An investor should not invest in BNO if the investor will need cash distributions from BNO to pay taxes on its share of income and gains of BNO, if any, or for any other reason. Nonetheless, although BNO does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Crude Oil Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

An unanticipated number of Redemption Basket requests during a short period of time could have an adverse effect on BNO’s NAV.

If a substantial number of requests for redemption of Redemption Baskets are received by BNO during a relatively short period of time, BNO may not be able to satisfy the requests from BNO’s assets not committed to trading. As a consequence, it could be necessary to liquidate positions in BNO’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

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The suspension in the ability of Authorized Participants to purchase Creation Baskets could cause BNO’s NAV to differ materially from its trading price.

In the event that there was a suspension in the ability of Authorized Participants to purchase additional Creation Baskets, Authorized Participants and other groups that make a market in shares of BNO would likely still continue to actively trade the shares. However, in such a situation, Authorized Participants and other market makers may seek to adjust the market they make in the shares. Specifically, such market participants may increase the spread between the prices that they quote for offers to buy and sell shares to allow them to adjust to the potential uncertainty as to when they might be able to purchase additional Creation Baskets of shares. In addition, Authorized Participants may be less willing to offer to quote offers to buy or sell shares in large numbers. The potential impact of either wider spreads between bid and offer prices, or reduced number of shares on which quotes may be available, could increase the trading costs to investors in BNO compared to the quotes and the number of shares on which bids and offers are made if the Authorized Participants still were able to freely create new baskets of shares. In addition, there could be a significant variation between the market price at which shares are traded and the shares’ NAV, which is also the price shares can be redeemed with BNO by Authorized Participants in Redemption Baskets. The foregoing could also create significant deviations from BNO’s investment objective. Any potential impact to the market for shares of BNO that could occur from the Authorized Participant’s inability to create new baskets would likely not extend beyond the time when additional shares would be registered and available for distribution.

BNO may determine that, to allow it to reinvest the proceeds from sales of its Creation Baskets in currently permitted assets in a manner that meets its investment objective, it may limit its offers of Creation Baskets.

BNO may determine to limit the issuance of its shares through the offering of Creation Baskets to its Authorized Participants. As a result of certain circumstances described herein, including (1) the need to comply with regulatory requirements (including, but not limited to, exchange accountability levels and position limits); (2) market conditions (including but not limited to those allowing BNO to obtain greater liquidity or to execute transactions with more favorable pricing); and (3) risk mitigation measures taken by BNO’s current and other FCMs that limit BNO and other market participants from investing in particular crude oil futures contracts, BNO’s management can determine that it will limit the issuance of shares and the offerings of Creation Baskets because it is unable to invest the proceeds from such offerings in investments that would permit it to reasonably meet its investment objective.

If such a determination is made, the same consequences associated with a suspension of the offering of Creation Baskets, as described in the foregoing risk factor, “The suspension in the ability of Authorized Participants to purchase Creation Baskets could cause BNO’s NAV to differ materially from its trading price.”

In a rising rate environment, BNO may not be able to fully invest at prevailing rates until any current investments in Treasury Bills mature in order to avoid selling those investments at a loss.

When interest rates rise, the value of fixed income securities typically falls. In a rising interest rate environment, BNO may not be able to fully invest at prevailing rates until any current investments in Treasury Bills mature in order to avoid selling those investments at a loss. Interest rate risk is generally lower for shorter term investments and higher for longer term investments. The risk to BNO of rising interest rates may be greater in the future due to the end of a long period of historically low rates, the effect of potential monetary policy initiatives, including actions taken by the U.S. Federal Reserve and other foreign equivalents to curb inflation, and resulting market reaction to those initiatives. When interest rates fall, BNO may be required to reinvest the proceeds from the sale, redemption or early prepayment of a Treasury Bill or money market security at a lower interest rate.

BNO may potentially lose money by investing in government money market funds.

BNO invests in government money market funds. Although such government money market funds seek to preserve the value of an investment at $1.00 per share, there is no guarantee that they will be able to do so and BNO may lose money by investing in a government money market fund. An investment in a government money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation, referred to herein as the FDIC, or any other government agency. The share price of a government money market fund can fall below the $1.00 share price. BNO cannot rely on or expect a government money market fund’s adviser or its affiliates to enter into support agreements or take other actions to maintain the government money market fund’s $1.00 share price. The credit quality of a government money market fund’s holdings can change rapidly in certain markets, and the default of a single holding could have an adverse impact on the government money market fund’s share price. Due to fluctuations in interest rates, the market value of securities held by a government money market fund may vary. A government money market fund’s share price can also be negatively affected during periods of high redemption pressures and/or illiquid markets.

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The failure or bankruptcy of a clearing broker or BNO’s Custodian could result in a substantial loss of BNO’s assets and could impair BNO in its ability to execute trades.

The CEA and CFTC regulations impose several requirements on FCMs and clearing houses that are designed to protect customers, including mandating the implementation of risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures, and auditing and examination programs. In particular, the CEA and CFTC regulations require FCMs and clearing houses to segregate all funds received from customers from proprietary assets. There can be no assurance that the requirements imposed by the CEA and CFTC regulations will prevent losses to, or not materially adversely affect, BNO or its investors.

In particular, in the event of an FCM’s or clearing house’s bankruptcy, BNO could be limited to recovering either a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts or BNO may not recover any assets at all. BNO may also incur a loss of any unrealized profits on its open and closed positions. This is because if such a bankruptcy were to occur, BNO would be afforded the protections granted to customers of an FCM, and participants to transactions cleared through a clearing house, under the United States Bankruptcy Code and applicable CFTC regulations. Such provisions generally provide for a pro rata distribution to customers of customer property held by the bankrupt FCM or an Exchange’s clearing house if the customer property held by the FCM or the Exchange’s clearing house is insufficient to satisfy all customer claims.

Bankruptcy of a clearing FCM can be caused by, among other things, the default of one of the FCM’s customers. In this event, the Exchange’s clearing house is permitted to use the entire amount of margin posted by BNO (as well as margin posted by other customers of the FCM) to cover the amounts owed by the bankrupt FCM. Consequently, BNO could be unable to recover amounts due to it on its futures positions, including assets posted as margin, and could sustain substantial losses.

Notwithstanding that BNO could sustain losses upon the failure or bankruptcy of its FCM, the majority of BNO’s assets are held in Treasuries, cash and/or cash equivalents with BNO’s Custodian and would not be impacted by the bankruptcy of an FCM.

The failure or bankruptcy of BNO’s Custodian could result in a substantial loss of BNO’s assets.

The majority of BNO’s assets are held in Treasuries, cash and/or cash equivalents with the Custodian. The insolvency of the Custodian could result in a complete loss of BNO’s assets held by that Custodian, which, at any given time, would likely comprise a substantial portion of BNO’s total assets.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that USCF has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize BNO’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. USCF has a patent for BNO’s business method and has registered its trademarks. BNO does not currently have any proprietary software. However, if it obtains proprietary software in the future, any unauthorized use of BNO’s proprietary software and other technology could also adversely affect its competitive advantage. BNO may not have adequate resources to implement procedures for monitoring unauthorized uses of its patents, trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of USCF or claim that USCF has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, USCF may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if USCF is successful and regardless of the merits, may result in significant costs, divert its resources from BNO, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, BNO is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events such as a cyber-attack against BNO, a natural catastrophe, an industrial accident, failure of BNO’s disaster recovery systems, or consequential employee error. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of BNO’s clearing broker or third party service provider (including, but not limited to, index providers, the administrator and transfer agent, the custodian), have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of BNO shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. Adverse effects can become particularly acute if those events affect BNO’s electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of our data. In addition, a service provider that has experienced a cyber-security incident may divert resources normally devoted to servicing BNO to addressing the incident, which would be likely to have an adverse effect on BNO’s operations. Cyber-attacks may also cause disruptions to the futures exchanges and clearinghouses through which BNO invests in futures contracts, which could result in disruptions to BNO’s ability to pursue its investment objective, resulting in financial losses to BNO and its shareholders.

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In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. BNO and its shareholders could be negatively impacted as a result. While USCF and the Related Public Funds, including BNO, have established business continuity plans, there are inherent limitations in such plans, including the possibility that certain risks have not been identified or that new risks will emerge before countervailing measures can be implemented. Furthermore, BNO cannot control cybersecurity plans and systems of its service providers, market makers or Authorized Participants.

BNO’s investment returns could be negatively affected by climate change and greenhouse gas restrictions.

Driven by concern over the risks of climate change, a number of countries have adopted, or are considering the adoption of, regulatory frameworks to reduce greenhouse gas emissions or production and use of oil and gas. These include adoption of cap and trade regimes, carbon taxes, trade tariffs, minimum renewable usage requirements, restrictive permitting, increased efficiency standards, and incentives or mandates for renewable energy. Political and other actors and their agents increasingly seek to advance climate change objectives indirectly, such as by seeking to reduce the availability of or increase the cost for, financial and investment in the oil and gas sector and taking actions intended to promote changes in business strategy for oil and gas companies. Many governments are also providing tax advantages and other subsidies to support transitioning to alternative energy sources or mandating the use of specific fuels other than oil or gas. Depending on how policies are formulated and applied, they could have the potential to negatively affect BNO’s investment returns and make oil and gas products more expensive or less competitive.

USCF is the subject of class action, derivative, and other litigation. In light of the inherent uncertainties involved in litigation matters, an adverse outcome in this litigation could materially adversely affect USCF’s financial condition.

USCF and USCF’s directors and certain of its officers are currently subject to litigation. Estimating an amount or range of possible losses resulting from litigation proceedings to USCF is inherently difficult and requires an extensive degree of judgment, particularly where the matters involve indeterminate claims for monetary damages and are subject to appeal. In addition, because most legal proceedings are resolved over extended periods of time, potential losses are subject to change due to, among other things, new developments, changes in legal strategy, the outcome of intermediate procedural and substantive rulings and other parties’ settlement posture and their evaluation of the strength or weakness of their case against USCF. For these reasons, we are currently unable to predict the ultimate timing or outcome of, or reasonably estimate the possible losses or a range of possible losses resulting therefrom. In light of the inherent uncertainties involved in such matters, an adverse outcome in this litigation could materially adversely affect USCF’s financial condition, results of operations or cash flows in any particular reporting period. In addition, litigation could result in substantial costs and divert USCF’s management’s attention and resources from conducting USCF’s operations, including the management of BNO and the other Related Public Funds.

ADDITIONAL INFORMATION ABOUT BNO, ITS INVESTMENT OBJECTIVE AND INVESTMENTS

BNO is a Delaware limited partnership organized on September 2, 2009. It operates pursuant to the terms of the Fourth Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017 (as amended from time to time, the “LP Agreement”), which grants full management control of BNO to USCF. BNO maintains its main business office at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596.

The net assets of BNO consist primarily of investments in Futures Contracts and, to a lesser extent, in order to comply with regulatory requirements, risk mitigation measures, liquidity requirements, or in view of market conditions, Other Crude Oil-Related Investments. Market conditions that USCF currently anticipates could cause BNO to invest in Other Crude Oil-Related Investments include those allowing BNO to obtain greater liquidity or to execute transactions with more favorable pricing.

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BNO invests substantially the entire amount of its assets in Futures Contracts while supporting such investments by holding the amounts of its margin, collateral and other requirements relating to these obligations in short-term obligations of the United States of two years or less (“Treasuries”), cash and cash equivalents. The daily holdings of BNO are available on BNO’s website at www.uscfinvestments.com.

BNO invests in Crude Oil Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Crude Oil Interests. In pursuing this objective, the primary focus of USCF is the investment in Futures Contracts and the management of BNO’s investments in Treasuries, cash and/or cash equivalents for margining purposes and as collateral.

BNO seeks to invest in a combination of Crude Oil Interests such that the daily changes in its NAV, measured in percentage terms, will closely track the daily changes in the price of the Benchmark Futures Contract, also measured in percentage terms. As a specific benchmark, USCF endeavors to place BNO’s trades in Crude Oil Interests and otherwise manage BNO’s investments so that “A” will be within plus/minus ten percent (10%) of “B”, where:

•	A is the average daily percentage change in BNO’s per share NAV for any period of 30 successive valuation days, i.e., any NYSE Arca trading day as of which BNO calculates its per share NAV; and
•	B is the average daily percentage change in the price of the Benchmark Futures Contract over the same period.

USCF believes that market arbitrage opportunities will cause the daily changes in BNO’s share price on the NYSE Arca on a percentage basis to closely track the daily changes in BNO’s per share NAV. USCF further believes that the daily changes in BNO’s NAV in percentage terms will closely track the daily changes in percentage terms in the Benchmark Futures Contract, less BNO’s expenses.

The following two charts demonstrate the correlation between the changes in BNO’s NAV and the changes in the Benchmark Futures Contract. The first chart below shows the daily movement of BNO’s per share NAV versus the daily movement of the Benchmark Futures Contract for the 30 valuation day period ended September 30, 2022. The second chart below shows the monthly total returns of BNO as compared to the monthly value of the Benchmark Futures Contract for the five years ended September 30, 2022.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

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*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

USCF employs a “neutral” investment strategy in order to track changes in the price of the Benchmark Futures Contract regardless of whether the price goes up or goes down. BNO’s “neutral” investment strategy is designed to permit investors generally to purchase and sell BNO’s shares for the purpose of investing indirectly in Brent crude oil in a cost-effective manner, and/or to permit participants in the oil or other industries to hedge the risk of losses in their Brent crude oil-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in Brent crude oil and/or the risks involved in hedging may exist. In addition, an investment in BNO involves the risk that the daily changes in the price of BNO’s shares, in percentage terms, will not accurately track the daily changes in the Benchmark Futures Contract, in percentage terms, and that daily changes in the Benchmark Futures Contract, in percentage terms, will not closely correlate with daily changes in the spot prices of Brent crude oil, in percentage terms.

An alternative tracking measurement of the return performance of BNO versus the return of its Benchmark Futures Contract can be calculated by comparing the actual return of BNO, measured by changes in its per share NAV, versus the expected changes in its per share NAV under the assumption that BNO’s returns had been exactly the same as the daily changes in its Benchmark Futures Contract.

For the nine months ended September 30, 2022, the actual total return of BNO as measured by changes in its per share NAV was 30.52%. This is based on an initial per share NAV of $20.87 as of December 31, 2021 and an ending per share NAV as of September 30, 2022 of $27.24. During this time period, BNO made no distributions to its shareholders. However, if BNO’s daily changes in its per share NAV had instead exactly tracked the changes in the daily total return of the Benchmark Futures Contract, BNO would have had an estimated per share NAV of $27.29 as of September 30, 2022, for a total return over the relevant time period of 30.76%. The difference between the actual per share NAV total return of BNO of 30.52% and the expected total return based on the Benchmark Futures Contract of 30.76% was a difference over the time period of (0.24)%, which is to say that BNO’s actual total return underperformed its benchmark by that percentage. BNO incurs expenses primarily composed of the management fee, brokerage commissions for the buying and selling of futures contracts, and other expenses. The impact of these expenses, offset by interest and dividend income, and net of positive or negative execution, tends to cause daily changes in the per share NAV of BNO to track slightly lower or higher than daily changes in the price of the Benchmark Futures Contract.

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Impact of Contango and Backwardation on Total Returns

Several factors determine the total return from investing in futures contracts. One factor arises from “rolling” futures contracts that will expire at the end of the current month (the “near” or “front” month contract) forward each month prior to expiration. For a strategy that entails holding the near month contract, the price relationship between that futures contract and the next month futures contract will impact returns. For example, if the price of the near month futures contract is higher than the next futures month contract (a situation referred to as “backwardation”), then absent any other change, the price of a next month futures contract tends to rise in value as it becomes the near month futures contract and approaches expiration. Conversely, if the price of a near month futures contract is lower than the next month futures contract (a situation referred to as “contango”), then absent any other change, the price of a next month futures contract tends to decline in value as it becomes the near month futures contract and approaches expiration.

As an example, assume that the price of Brent crude oil for immediate delivery, is $50 per barrel, and the value of a position in the near month futures contract is also $50. Over time, the price of Brent crude oil will fluctuate based on a number of market factors, including demand for oil relative to supply. The value of the near month futures contract will likewise fluctuate in reaction to a number of market factors. If an investor seeks to maintain a position in a near month futures contract and not take delivery of physical barrels of Brent crude oil, the investor must sell the current near month futures contract as it approaches expiration and invest in the next month futures contract. In order to continue holding a position in the current near month futures contract, this “roll” forward of the futures contract must be executed every month.

Contango and backwardation are natural market forces that have impacted the total return on an investment in BNO’s shares during the past year relative to a hypothetical direct investment in Brent crude oil. In the future, it is likely that the relationship between the market price of BNO’s shares and changes in the spot prices of Brent crude oil will continue to be impacted by contango and backwardation. It is important to note that this comparison ignores the potential costs associated with physically owning and storing Brent crude oil, which could be substantial.

If the futures market is in backwardation, e.g., when the price of the near month futures contract is higher than the price of the next month futures contract, the investor would buy a next month futures contract for a lower price than the current near month futures contract. Assuming the price of the next month futures contract was $49 per barrel, or 2% cheaper than the $50 near month futures contract, then, hypothetically, and assuming no other changes (e.g., to either prevailing Brent crude oil prices or the price relationship between the spot price, the near month contract and the next month contract, and, ignoring the impact of commission costs and the income earned on cash and/or cash equivalents), the value of the $49 next month futures contract would rise to $50 as it approaches expiration. In this example, the value of an investment in the next month futures contract would tend to outperform the spot price of Brent crude oil. As a result, it would be possible for the new near month futures contract to rise 12% while the spot price of Brent crude oil may have risen a lower amount, e.g., only 10%. Similarly, the spot price of Brent crude oil could have fallen 10% while the value of an investment in the futures contract might have fallen another amount, e.g., only 8%. Over time, if backwardation remained constant, this difference between the spot price and the futures contract price would continue to increase.

If the futures market is in contango, an investor would be buying a next month futures contract for a higher price than the current near month futures contract. Again, assuming the near month futures contract is $50 per barrel, the price of the next month futures contract might be $51 per barrel, or 2% more expensive than the front month futures contract. Hypothetically, and assuming no other changes, the value of the $51 next month futures contract would fall to $50 as it approaches expiration. In this example, the value of an investment in the second month would tend to underperform the spot price of Brent crude oil. As a result, it would be possible for the new near month futures contract to rise only 10% while the spot price of Brent crude oil may have risen a higher amount, e.g., 12%. Similarly, the spot price of Brent crude oil could have fallen 10% while the value of an investment in the second month futures contract might have fallen another amount, e.g., 12%. Over time, if contango remained constant, this difference between the spot price and the futures contract price would continue to increase.

The chart below compares the daily price of the near month Brent crude oil futures contract to the price of 13th month Brent crude oil futures contract (i.e., a contract one year forward) over the last 10 years. When the price of the near month futures contract is higher than the price of the 13th month futures contract, the market would be described as being in backwardation. When the price of the near month futures contract is lower than the 13th month futures contract, the market would be described as being in contango. Although the price of the near month futures contract and the price of the 13th month futures contract tend to move together, it can be seen that at times the near month futures contract prices are higher than the 13th month futures contract prices (backwardation) and, at other times, the near month futures contract prices are lower than the 13th month futures contract prices (contango).

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*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Near Month Price (CO1) vs One-Year Forward Price (CO13)
(10 years ending 9/30/2022)*
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Sep-12
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17
Sep-18
Sep-19
Sep-20
Sep-21
Sep-22
Near Month
13th Month

An alternative way to view the same data is to subtract the dollar price of the 13th month Brent crude oil futures contract from the dollar price of the near month Brent crude oil futures contract, as shown in the chart below. When the difference is positive, the market is in backwardation. When the difference is negative, the market is in contango. The Brent crude oil market spent time in both backwardation and contango during the last ten years. The chart below shows the results from subtracting the average dollar price of the near 12-month contracts from the near month price for the 10-year period between September 30, 2012 and September 30, 2022. Investors will note that the Brent crude oil market spent time in both backwardation and contango.

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*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Historically, the Brent crude oil futures markets have experienced periods of contango and backwardation. In recent years, Brent crude oil markets were primarily in backwardation. However, as a result of the COVID-19 crisis and Saudi-Russia price war, demand has fallen sharply and supply increased simultaneously, resulting in Brent crude oil markets moving into steep contango. In March 2020, contango dramatically increased and reached historic levels during the economic crisis arising from the COVID-19 pandemic and disputes among oil producing nations regarding limits on oil production levels. This level of contango was due to significant market volatility that occurred in the Brent crude oil markets as well as the oil futures markets.

Crude oil prices collapsed in the wake of the COVID-19 demand shock, which reduced global petroleum consumption, and the price war launched by Saudi Arabia at the beginning of March 2020 in response to Russia’s unwillingness to participate in extending previously agreed upon supply cuts. An estimated twenty million barrels a day of crude demand evaporated as a result of quarantines and massive drops in industrial and manufacturing activity. In addition, the United States, OPEC, Russia, and other oil producers around the world agreed to a historic 9.7 million barrel per day cut to crude supply. The supply cut along with the partial reopening of economies during the third quarter of 2020 reduced some of the unprecedented volatility oil markets experienced in the spring of 2020. Likewise, contango returned to moderate levels in May 2020. During the nine months ended September 30, 2022, the crude oil futures market was primarily in a state of backwardation as measured by the difference between the front month and the second month contract.

While the investment objective of BNO is not to have the market price of its shares match, dollar for dollar, changes in the spot price of Brent crude oil, contango and backwardation have impacted the total return on an investment in BNO shares during the past year relative to a hypothetical direct investment in Brent crude oil. For example, an investment in BNO shares made on December 31, 2021 and held until September 30, 2022 increased based upon the changes in the NAV for BNO shares on those days, by approximately 30.52%, while the spot price of Brent crude oil for immediate delivery during the same period increased by 13.09% (note: this comparison ignores seasonal factors and the potential costs associated with physically owning and storing Brent crude oil, which could be substantial). By comparison, an investment in BNO shares made on December 31, 2020 and held to September 30, 2021 increased based upon the changes in the NAV for BNO shares on those days, by approximately 60.03%, while the spot price of Brent crude oil for immediate delivery during the same period increased by 51.58% (note: this comparison ignores the potential costs associated with physically owning and storing Brent crude oil, which could be substantial).

Periods of contango or backwardation have not materially impacted BNO’s investment objective of having the daily percentage changes in its per share NAV track the daily percentage changes in the price of the Benchmark Futures Contract since the impact of backwardation and contango tend to equally impact the daily percentage changes in price of both BNO’s shares and the Benchmark Futures Contract. It is impossible to predict with any degree of certainty whether backwardation or contango will occur in the future. It is likely that both conditions will occur during different periods and, because of the seasonal nature of oil demand, both may occur within a single year’s time.

In managing BNO’s assets, USCF does not use a technical trading system that issues buy and sell orders. USCF instead employs a quantitative methodology whereby each time a Creation Basket is sold, USCF purchases Crude Oil Interests, such as the Benchmark Futures Contract, that have an aggregate market value that approximates the amount of Treasuries and/or cash received upon the issuance of the Creation Basket.

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The specific Futures Contracts purchased depend on various factors, including a judgment by USCF as to the appropriate diversification of BNO’s investments in futures contracts with respect to the month of expiration, and the prevailing price volatility of particular contracts. While USCF has made significant investments in ICE Futures Contracts, for various reasons, including the ability to enter into the precise amount of exposure to the crude oil market, position limits or other regulatory requirements limiting BNO’s holdings, and market conditions, it may invest in Futures Contracts traded on other exchanges or invest in Other Crude Oil-Related Investments. To the extent that BNO invests in Crude Oil Interests, it would prioritize investments in contracts and instruments that are economically equivalent to the Benchmark Futures Contract, including cleared swaps that satisfy such criteria, and then, to a lesser extent, it would invest in other types of cleared swaps and other contracts, instruments and non-cleared swaps, such as swaps in the over-the-counter market (or commonly referred to as the “OTC market”). If BNO is required by law or regulation, or by one of its regulators, including a futures exchange, to reduce its position in the Benchmark Futures Contract to the applicable position limit or to a specified accountability level or if market conditions dictate it would be more appropriate to invest in Other Crude Oil-Related Investments, a substantial portion of BNO’s assets could be invested in accordance with such priority in Other Crude Oil-Related Investments that are intended to replicate the return on the Benchmark Futures Contract. As BNO’s assets reach higher levels, it is more likely to exceed position limits, accountability levels or other regulatory limits and, as a result, it is more likely that it will invest in accordance with such priority in Other Crude Oil-Related Investments at such higher levels. In addition, market conditions that USCF currently anticipates could cause BNO to invest in Other Crude Oil-Related Investments include those allowing BNO to obtain greater liquidity or to execute transactions with more favorable pricing. See “Risk Factors Involved with an Investment in BNO” for a discussion of the potential impact of regulation on BNO’s ability to invest in OTC transactions and cleared swaps.

USCF may not be able to fully invest BNO’s assets in the Benchmark Futures Contract having an aggregate notional amount exactly equal to BNO’s NAV. For example, as a standardized contract, the Benchmark Futures Contract is for a specified amount of a particular commodity, and BNO’s NAV and the proceeds from the sale of a Creation Basket are unlikely to be an exact multiple of the amounts of that contract. As a result, in such circumstances, BNO may be better able to achieve the exact amount of exposure to changes in price of the Benchmark Futures Contract through the use of Other Crude Oil-Related Investments, such as OTC contracts that have better correlation with changes in price of the Benchmark Futures Contract.

BNO anticipates that to the extent it invests in Futures Contracts other than contracts on Brent crude oil (such as futures contracts for diesel-heating oil, natural gas, and other petroleum-based fuels) and Other Crude Oil-Related Investments, it will enter into various non-exchange-traded derivative contracts to hedge the short-term price movements of such Crude Oil Futures Contracts and Other Crude Oil-Related Investment against the current Benchmark Futures Contract.

USCF does not anticipate letting BNO’s Futures Contracts expire and taking delivery of the underlying commodity. Instead, USCF will close existing positions, e.g., when it changes the Benchmark Futures Contract or Other Crude Oil-Related Investments or it otherwise determines it would be appropriate to do so and reinvests the proceeds in new Futures Contracts or Other Crude Oil-Related Investments. Positions may also be closed out to meet orders for Redemption Baskets and in such case proceeds for such baskets will not be reinvested.

The Benchmark Futures Contract is changed from the near month contract to the next month contract over a four-day period. Each month, the Benchmark Futures Contract changes starting at the end of the day on the date two weeks prior to expiration of the near month contract for that month. During the first three days of the period, the applicable value of the Benchmark Futures Contract is based on a combination of the near month contract and the next month contract as follows: (1) day 1 consists of 75% of the then near month contract’s price plus 25% of the price of the next month contract, (2) day 2 consists of 50% of the then near month contract’s price plus 50% of the price of the next month contract, and (3) day 3 consists of 25% of the then near month contract’s price plus 75% of the price of the next month contract. On day 4, the Benchmark Futures Contract is the next month contract to expire at that time and that contract remains the Benchmark Futures Contract until the beginning of the following month’s change in the Benchmark Futures Contract over a four-day period.

On each day during the four-day period, USCF anticipates it will “roll” BNO’s positions in Crude Oil Interests by closing, or selling, a percentage of BNO’s positions in Crude Oil Interests and reinvesting the proceeds from closing those positions in new Crude Oil Interests that reflect the change in the Benchmark Futures Contract.

The anticipated dates that the monthly four-day roll period will commence are posted on BNO’s website at www.uscfinvestments.com, and are subject to change without notice.

By remaining invested as fully as possible in Futures Contracts or Other Crude Oil-Related Investments, USCF believes that the daily changes in percentage terms in BNO’s per share NAV will continue to closely track the daily changes in percentage terms in the price of the Benchmark Futures Contract. USCF believes that certain arbitrage opportunities result in the price of the shares traded on the NYSE Arca closely tracking the per share NAV of BNO. Additionally, Futures Contracts traded on the ICE Futures Exchange have closely tracked the spot price of Brent crude oil. Based on these expected interrelationships, USCF believes that the daily changes in the price of BNO’s shares traded on the NYSE Arca have closely tracked and will continue to closely track on a daily basis, the changes in the spot price of Brent crude oil on a percentage basis.

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What are the Trading Policies of BNO?

Investment Objective

The investment objective of BNO is for the daily changes in percentage terms of its shares’ per share NAV to reflect the daily changes in percentage terms of the spot price of Brent crude oil, as measured by the daily changes in the price of a specified short-term futures contract on Brent crude oil called the “Benchmark Futures Contract,” plus interest earned on BNO’s collateral holdings, less BNO’s expenses. The Benchmark Futures Contract is the futures contract on Brent crude oil as traded on the ICE Futures Exchange that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire.

BNO seeks to achieve its investment objective by investing so that the average daily percentage change in BNO’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Futures Contract over the same period.

Liquidity

BNO invests only in Futures Contracts and Other Crude Oil-Related Investments that, in the opinion of USCF, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in Other Crude Oil-Related Investments that, in the opinion of USCF, may be readily liquidated with the original counterparty or through a third party assuming the position of BNO.

Spot Commodities

While the Futures Contracts and Other Crude Oil-Related Investments traded on the exchange can be physically settled, BNO does not intend to take or make physical delivery. BNO may from time to time trade in Other Crude Oil-Related Investments, including contracts based on the spot price of Brent crude oil.

Leverage

USCF endeavors to have the value of BNO’s Treasuries, cash and cash equivalents, whether held by BNO or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations for its Futures Contracts and Other Crude Oil-Related Investments. Commodity pools’ trading positions in futures contracts or other related investments are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. While USCF has not and does not intend to leverage BNO’s assets, it is not prohibited from doing so under the LP Agreement.

Although permitted to do so under its LP Agreement, BNO has not and does not intend to leverage its assets and makes its investments accordingly. Consistent with this, BNO’s investment decisions will take into account the need for BNO to make permitted investments that also allow it to maintain adequate liquidity to meet its margin and collateral requirements and to avoid, to the extent reasonably possible, BNO becoming leveraged, including by its holding of assets that have a high probability of causing the NAV of BNO to be less than zero.

Borrowings

Borrowings are not used by BNO unless BNO is required to borrow money in the event of physical delivery, if BNO trades in cash commodities, or for short-term needs created by unexpected redemptions.

OTC Derivatives (Including Spreads and Straddles)

In addition to Futures Contracts, there are also a number of listed options on the Futures Contracts on the principal futures exchanges. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the crude oil market. Consequently, BNO may purchase options on crude oil Futures Contracts on these exchanges in pursuing its investment objective.

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In addition to the Futures Contracts and options on the Futures Contracts, there also exists an active non-exchange-traded market in derivatives tied to crude oil. These derivatives transactions (also known as OTC contracts) are usually entered into between two parties in private contracts. Unlike most of the exchange-traded Futures Contracts or exchange-traded options on the Futures Contracts, each party to such contract bears the credit risk of the other party, i.e., the risk that the other party may not be able to perform its obligations under its contract.

To reduce the credit risk that arises in connection with such contracts, BNO will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”) that provides for the netting of its overall exposure to its counterparty.

USCF assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an OTC contract pursuant to guidelines approved by USCF’s Board.

BNO may enter into certain transactions where an OTC component is exchanged for a corresponding futures contract (“Exchange for Related Position” or “EFRP” transactions). In the most common type of EFRP transaction entered into by BNO, the OTC component is the purchase or sale of one or more baskets of BNO’s shares. These EFRP transactions may expose BNO to counterparty risk during the interim period between the execution of the OTC component and the exchange for a corresponding futures contract. Generally, the counterparty risk from the EFRP transaction will exist only on the day of execution.

BNO may employ spreads or straddles in its trading to mitigate the differences in its investment portfolio and its goal of tracking the price of the Benchmark Futures Contract. BNO would use a spread when it chooses to take simultaneous long and short positions in futures written on the same underlying asset, but with different delivery months.

During the nine months between January 1, 2022 through September 30, 2022, BNO has limited its OTC activities to EFRP transactions.

Pyramiding

BNO has not employed and will not employ the technique, commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

Prior Performance of BNO

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

USCF manages BNO which is a commodity pool that issues shares traded on the NYSE Arca. The chart below shows, as of November 30, 2022, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for BNO.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
8	1,621	1,444	9,300,000

Since the commencement of the offering of BNO’s shares to the public on June 2, 2010 to November 30, 2022, the simple average daily change in the Benchmark Futures Contract was 0.032%, while the simple average daily change in the per share NAV of BNO over the same time period was 0.030%. The average daily difference was (0.002)% (or (0.2) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the Benchmark Futures Contract, the average error in daily tracking by the per share NAV was (0.059)%, meaning that over this time period BNO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of BNO, since inception through November 30, 2022. The first row shows the average amount of the variation between BNO’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the benchmark futures contract on the ICE Futures ceases at 6:00 p.m. New York time and the value of the relevant benchmark futures contract, for purposes of determining its end of day NAV, can be determined at that time.

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BNO
Average Difference	$(0.01)
Max Premium %	10.497%
Max Discount %	(3.814)%

For more information on the performance of BNO, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR BNO

Name of Commodity Pool: United States Brent Oil Fund, LP

Type of Commodity Pool: Exchange traded security

Inception of Trading: June 2, 2010

Aggregate Subscriptions (from inception through November 30, 2022): $1,464,962,816

Total Net Assets as of November 30, 2022: $266,655,005.04

NAV per Share as of November 30, 2022: $28.67

Worst Monthly Percentage Draw-down: March 2020 (50.31)%

Worst Peak-to-Valley Draw-down: June 2014 – April 2020 (84.61)%

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2017	2018	2019	2020	2021	2022**
January	(3.12)%	3.63%	13.37%	(13.10)%	6.27%	15.67%
February	1.05%	(5.57)%	9.12%	(11.72)%	18.22%	12.30%
March	(5.66)%	7.53%	2.34%	(50.31)%	(2.34)%	10.07%
April	(3.72)%	8.73%	7.54%	(12.42)%	7.32%	2.49%
May	(2.79)%	3.89%	(12.72)%	41.55%	3.18%	10.07%
June	(4.42)%	2.78%	6.04%	9.01%	9.69%	(3.26)%
July	7.56%	(6.35)%	1.09%	4.83%	1.82%	(0.52)%
August	0.86%	4.28%	(8.07)%	2.83%	(4.49)%	(7.26)%
September	7.96%	7.33%	1.74%	(7.84)%	10.42%	(9.65)%
October	7.83%	(8.68)%	1.33%	(11.12)%	7.65%
November	3.05%	(21.07)%	3.00%	25.66%	(16.42)%	11.20%
December	7.70%	(9.54)%	10.75%	8.03%	12.27%	(5.35)%

Annual Rate of Return	15.80%	(16.50)%	37.75%	(38.26)%	61.66%	37.37%

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through November 30, 2022.

Draw-down: Losses experienced by BNO over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained during the most recent five calendar years and year-to-date.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of BNO. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV is not equaled or exceeded by a subsequent month-end per share NAV.

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BNO’s Operations

USCF and its Management and Traders

USCF is a single member limited liability company that was formed in the state of Delaware on May 10, 2005. USCF maintains its main business office at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596. USCF is a wholly-owned subsidiary of USCF Investments, a Delaware corporation, which is an intermediate holding company that owns USCF and another advisor of exchange traded funds. USCF Investments is a wholly owned subsidiary of Marygold (publicly traded under the ticker MGLD), a publicly traded holding company that owns various financial and non-financial businesses. Mr. Nicholas Gerber (discussed below), along with certain family members and certain other shareholders, owns the majority of the shares in Marygold. USCF Investments is a holding company that currently holds both USCF, as well as USCF Advisers LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended (“USCF Advisers”). USCF Advisers serves as the investment adviser for the USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund (“SDCI”), the USCF Midstream Energy Income Fund (“UMI”), the USCF Gold Strategy Plus Income Fund (“GLDX”), and the USCF Dividend Income Fund (“UDI”), each of which is a series of the USCF ETF Trust. USCF Advisers was also the investment adviser for the USCF Commodity Strategy Fund (the “Mutual Fund”), a series of the USCF Mutual Funds Trust, until March 2019, when the Mutual Fund liquidated all of its assets and distributed cash pro rata to all remaining shareholders. It was also the investment adviser for two series of the USCF ETF Trust that liquidated all of their assets and distributed cash pro rata to all remaining shareholders: the USCF SummerHaven SHPEI Index Fund (“BUY”), until October 2020, and the USCF SummerHaven SHPEN Index Fund (“BUYN”), until May 2020. The USCF ETF Trust is registered under the 1940 Act. The Board of Trustees for the USCF ETF Trust consists of different independent trustees than those independent directors who serve on the Board of Directors of USCF. USCF is a member of the NFA and registered as a CPO with the CFTC on December 1, 2005 and as a swaps firm on August 8, 2013.

USCF serves as the general partner of BNO. USCF is also the general partner of the United States Oil Fund, LP (“USO”), the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”), and the United States 12 Month Natural Gas Fund, LP (“UNL”).

USCF is also the sponsor of the United States Commodity Index Fund (“USCI”) and the United States Copper Index Fund (“CPER”), each a series of the United States Commodity Index Funds Trust (“USCIFT”).

BNO, UNG, UGA, UNL, USL, USO, USCI and CPER are referred to collectively herein as the “Related Public Funds”.

The Related Public Funds are subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “1934 Act”). For more information about each of the Related Public Funds, investors in BNO may call 1-800-920-0259 or visit www.uscfinvestments.com or the SEC website at www.sec.gov.

USCF is required to evaluate the credit risk of BNO to the FCMs, oversee the purchase and sale of BNO’s shares by certain authorized participants (“Authorized Participants”), review daily positions and margin requirements of BNO and manage BNO’s investments. USCF also pays the fees of ALPS Distributors, Inc., which serves as the marketing agent for BNO (the “Marketing Agent”), and The Bank of New York Mellon (“BNY Mellon”), which serves as the administrator (the “Administrator”) and the custodian (the “Custodian”) and provides accounting and transfer agent services for, BNO since April 1, 2020. In no event may the aggregate compensation paid for the Marketing Agent and any affiliate of USCF for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of this offering.

The limited partners take no part in the management or control, and have a minimal voice in BNO’s operations or business. Limited partners have no right to elect USCF on an annual or any other continuing basis. If USCF voluntarily withdraws, however, the holders of a majority of BNO’s outstanding shares (excluding for purposes of such determination shares owned, if any, by the withdrawing general partner and its affiliates) may elect its successor. USCF may not be removed as general partner except upon approval by the affirmative vote of the holders of at least 66 2/3 percent of BNO’s outstanding shares (excluding shares, if any, owned by USCF and its affiliates), subject to the satisfaction of certain conditions set forth in the LP Agreement.

The business and affairs of USCF are managed by the Board, which is comprised of the Management Directors, each of whom are also executive officers and employees of USCF, and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. The Management Directors have the authority to manage USCF pursuant to the terms of the LLC Agreement. Through its Management Directors, USCF manages the day-to-day operations of BNO. The Board has an audit committee, which is made up of the three independent directors (Gordon L. Ellis, Malcolm R. Fobes III and Peter M. Robinson,). The audit committee is governed by an audit committee charter that is posted on BNO’s website at www.uscfinvestments.com. The Board has determined that each member of the audit committee meets the financial literacy requirements of the NYSE Arca and the audit committee charter. The Board has further determined that each of Messrs. Ellis and Fobes have accounting or related financial management expertise, as required by the NYSE Arca, such that each of them is considered an “Audit Committee Financial Expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

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BNO has no executive officers. Pursuant to the terms of the LP Agreement, BNO’s affairs are managed by USCF.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for USCF: John P. Love, Stuart P. Crumbaugh, Daphne G. Frydman, Nicholas D. Gerber, Melinda D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Scott Schoenberger, Gordon L. Ellis, Malcolm R. Fobes III, Ray W. Allen, Kevin A. Baum, and USCF Investments, Inc., formerly Wainwright Holdings, Inc. The individuals who are Principals due to their positions are John P. Love, Stuart P. Crumbaugh, Daphne G. Frydman, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, Malcolm R. Fobes III, Ray W. Allen and Kevin A. Baum. In addition, USCF Investments is a Principal because it is the sole member of USCF. None of the Principals owns or has any other beneficial interest in BNO. Ray W. Allen makes trading and investment decisions for BNO. Ray W. Allen and Andrew F Ngim execute trades on behalf of BNO. In addition, Nicholas D. Gerber, John P. Love, Robert L. Nguyen, Ray W. Allen, Kevin A. Baum, Kathryn Rooney, Maya Lowry, and Ryan Katz are registered with the CFTC as Associated Persons of USCF and are NFA Associate Members. John P. Love, Kevin A. Baum and Ray W. Allen are also registered with the CFTC as Swaps Associated Persons.

Ray W. Allen, 65, Portfolio Manager of USCF since January 2008. Mr. Allen was the portfolio manager of: (1) UGA from February 2008 until March 2010, and then portfolio manager since May 2015, (2) UHN from April 2008 until March 2010, and then portfolio manager since May 2015, (3) UNL from November 2009 until March 2010, and then portfolio manager since May 2015. In addition, he has been the portfolio manager of: (1) DNO since September 2009, (2) USO and USL since March 2010, (3) BNO since June 2010, (4) UNG since May 2015, (4) United States 3x Oil Fund and United States 3x Short Oil Fund from July 2017 to December 2019, and (5) the USCF Commodity Strategy Fund, a series of USCF Mutual Funds Trust, from October 2017 to March 2019. Mr. Allen also has served as the portfolio manager of the USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund, a series of the USCF ETF Trust, since May 2018. Mr. Allen has been a principal of USCF listed with the CFTC and NFA since March 2009 and has been registered as an associated person of USCF since July 2015 and from March 2008 to November 2012. Additionally, Mr. Allen has been approved as an NFA swaps associated person of USCF since July 2015. As of February 2017, he also is an associated person and swap associated person of USCF Advisers, LLC (“USCF Advisers”). USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Allen earned a B.A. in Economics from the University of California at Berkeley and holds an NFA Series 3 registration.

Kevin A. Baum, 51, has served as the Chief Investment Officer of USCF since September 1, 2016 and as a Portfolio Manager of USCF from March 2016 to April 2017. Prior to joining USCF, Mr. Baum temporarily retired from December 2015 to March 2016. Mr. Baum served as the Vice President and Senior Portfolio Manager for Invesco, an investment manager that manages a family of exchange-traded funds, from October 2014 through December 2015. Mr. Baum was temporarily retired from May 2012 through September 2014. From May 1993 to April 2012, Mr. Baum worked as the Senior Portfolio Manager, Head of Commodities for OppenheimerFunds, Inc., a global asset manager. Mr. Baum has been approved as an NFA principal and associated person of USCF since April 2016, as well as a swap associated person of USCF from April 2016 through March 2020 and since November 2020. As of February 2017, he also is an associated person of USCF Advisers, and a swap associated person of USCF Advisers from February 2017 to March 2020 and since June 2021. Mr. Baum served as a branch manager of USCF Advisers from February 2017 through March 2022. Additionally, effective as of June 2021, he is a principal of USCF Advisers. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Baum is a CFA Charterholder, CAIA Charterholder, earned a B.B.A. in Finance from Texas Tech University and holds an NFA Series 3 registration.

Stuart P. Crumbaugh, 58, Chief Financial Officer, Secretary and Treasurer of USCF since May 2015 and also the Chief Financial Officer of The Marygold Companies, Inc., formerly Concierge Technologies, Inc. (“Marygold”), the parent of USCF Investments, Inc. (“USCF Investments”) (formerly Wainwright Holdings, Inc.) since December 2017. He is also the Treasurer and a member of the Board of Directors of Marygold & Co., a subsidiary of Marygold, since November 2019. In addition, Mr. Crumbaugh has served as a director of USCF Investments, the parent and sole member of USCF, since December 2016. Mr. Crumbaugh has been a principal of USCF listed with the CFTC and NFA since July 1, 2015 and, as of January 2017, he is a principal of USCF Advisers. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Since June 2015, Mr. Crumbaugh has been the Treasurer and Secretary of USCF Advisers. He has served as a Management Trustee, Chief Financial Officer and Treasurer of (1) USCF ETF Trust since May 2015 and (2) USCF Mutual Funds Trust since October 2016. Mr. Crumbaugh joined USCF as the Assistant Chief Financial Officer on April 6, 2015. Prior to joining USCF, Mr. Crumbaugh was the Vice President Finance and Chief Financial Officer of Sikka Software Corporation, a software service healthcare company providing optimization software and data solutions from April 2014 to April 6, 2015. Mr. Crumbaugh served as a consultant providing technical accounting, IPO readiness and M&A consulting services to various early stage companies with the Connor Group, a technical accounting consulting firm, for the periods of January 2014 through March 2014; October 2012 through November 2012; and January 2011 through February 2011. From December 2012 through December 2013, Mr. Crumbaugh was Vice President, Corporate Controller and Treasurer of Auction.com, LLC, a residential and commercial real estate online auction company. From March 2011 through September 2012, Mr. Crumbaugh was Chief Financial Officer of IP Infusion Inc., a technology company providing network routing and switching software enabling software-defined networking solutions for major mobile carriers and network infrastructure providers. Mr. Crumbaugh earned a B.A. in Accounting and Business Administration from Michigan State University in 1987 and is a Certified Public Accountant – Michigan (inactive).

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Daphne G. Frydman, 47, General Counsel of USCF and USCF Advisers, LLC since May 2018, and Director of Compliance of USCF since April 2022. She is also the Chief Legal Officer of USCF ETF Trust since May 2018 and Secretary of the same since December 2021. Ms. Frydman served as Deputy General Counsel of USCF and USCF Advisers, LLC from May 2016 through May 2018. From September 2001 through April 2016, Ms. Frydman was an attorney in private practice at the law firm Sutherland Asbill & Brennan LLP. Ms. Frydman is listed as a principal of USCF as of June 1, 2022. Ms. Frydman earned her JD from the Northwestern University Pritzker School of Law and a B.A. in College of Letters and Spanish from Wesleyan University.

Nicholas D. Gerber, 59, Vice President since May 15, 2015 and Management Director since June 2005. Mr. Gerber served as President and Chief Executive Officer of USCF from June 2005 through May 15, 2015 and Chairman of the Board of Directors of USCF from June 2005 through October 2019. Mr. Gerber co-founded USCF in 2005 and prior to that, he co-founded Ameristock Corporation in March 1995, a California-based investment adviser registered under the Investment Advisers Act of 1940 from March 1995 until January 2013. Since January 26, 2015, Mr. Gerber also has served as the Chief Executive Officer, President, and Chairman of the Board of Directors of Marygold, which is a company publicly traded under the ticker symbol “MGLD.” Marygold is the sole shareholder of USCF Investments. He is also the CEO and a member of the Board of Directors of Marygold & Co., a subsidiary of Marygold, since November 2019. Mr. Gerber also is the President and a director of USCF Investments, a position he has held since March of 2004. From August 1995 to January 2013, Mr. Gerber served as Portfolio Manager of Ameristock Mutual Fund, Inc. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or USCF. Mr. Gerber also has served USCF Advisers on the Board of Managers from June 2013 to present, as the President from June 2013 through June 18, 2015, and as Vice President from June 18, 2015 to present. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, since February 2017, is registered as a commodity pool operator, NFA member and swap firm. He also has served as Chairman of the Boards of Trustees of USCF ETF Trust since 2014 and USCF Mutual Funds Trust since October 2016, respectively, (USCF ETF Trust and together with USCF Mutual Funds Trust are referred to as the “Trusts”) and each of the Trusts are investment companies registered under the Investment Company Act of 1940, as amended. In addition, Mr. Gerber served as the President and Chief Executive Officer of USCF ETF Trust from June 2014 until December 2015. Mr. Gerber has been a principal of USCF listed with the CFTC and NFA since November 2005, an NFA associate member and associated person of USCF since December 2005. Additionally, effective as of January 2017, he is a principal of USCF Advisers and, effective as of February 2017, he is an associated person and swap associated person of USCF Advisers. Mr. Gerber earned an MBA degree in finance from the University of San Francisco, a B.A. from Skidmore College and holds an NFA Series 3 registration.

John P. Love, 50, President and Chief Executive Officer of USCF since May 15, 2015, Management Director of USCF since October 2016 and Chairman of the Board of Directors of USCF since October 2019. Mr. Love also is a director of USCF Investments, a position he has held since December 2016. Mr. Love previously served as a Senior Portfolio Manager for the Related Public Funds from March 2010 through May 15, 2015. Prior to that, while still at USCF, he was a Portfolio Manager beginning with the launch of USO in April 2006. Mr. Love was the portfolio manager of USO from April 2006 until March 2010 and the portfolio manager for USL from December 2007 until March 2010. Mr. Love has been the portfolio manager of UNG since April 2007, and the portfolio manager of UGA, UHN, and UNL since March 2010. Mr. Love has served as on the Board of Managers of USCF Advisers since November 2016 and as its President since June 18, 2015. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. He also acted as co-portfolio manager of the Stock Split Index Fund, a series of the USCF ETF Trust for the period from September 2014 to December 2015, when he was promoted to the position of President and Chief Executive Officer of the USCF ETF Trust. Since October 2016 to present, he also has served as the President and Chief Executive of the USCF Mutual Funds Trust. Mr. Love has been a principal of USCF listed with the CFTC and NFA since January 17, 2006. Mr. Love has been registered as an associated person of USCF since February 2015 and from December 1, 2005 to April 16, 2009. Additionally, Mr. Love has been approved as an NFA swaps associated person since February 2015. Mr. Love is a principal of USCF Advisers LLC as of January 2017. Additionally, effective as of February 2017, he is an associated person and swap associated person of USCF Advisers. Mr. Love earned a B.A. from the University of Southern California, holds an NFA Series 3 and FINRA Series 7 registrations and is a CFA Charterholder.

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Andrew F Ngim, 61, co-founded USCF in 2005 and has served as a Management Director since May 2005 and, since August 15, 2016, has served as the Chief Operating Officer of USCF. Mr. Ngim has served as the portfolio manager for USCI and CPER since January 2013 and for the United States Agricultural Index Fund from January 2013 to September 2018. Mr. Ngim also served as USCF’s Treasurer from June 2005 to February 2012. In addition, he has been on the Board of Managers and has served as the Assistant Secretary and Assistant Treasurer of USCF Advisers since its inception in June 2013 and Chief Operating Officer of USCF Advisers since March 2021. Prior to and concurrent with his services to USCF and USCF Advisers, from January 1999 to January 2013, Mr. Ngim served as a Managing Director for Ameristock Corporation, a California-based investment adviser, which he co-founded in March 1995, and was Co-Portfolio Manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013. Mr. Ngim also served as portfolio manager of (a) the following series of the USCF ETF Trust: (1) the Stock Split Index Fund from September 2014 to October 2017, (2) the USCF Restaurant Leaders Fund from November 2016 to October 2017, (3) USCF SummerHaven SHPEI Index Fund from December 2017 to October 2020, (4) USCF SummerHaven SHPEN Index Fund from December 2017 to April 2020, and (b) a series of USCF Mutual Funds Trust, the USCF Commodity Strategy Fund, from March 2017 to March 2019. Mr. Ngim also serves as the portfolio manager for the USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund, a series of the USCF ETF Trust, from May 2018 to present. Mr. Ngim serves as a Management Trustee of: (1) the USCF ETF Trust from August 2014 to the present and (2) the USCF Mutual Funds Trust from October 2016 to present. Mr. Ngim has been a principal of USCF listed with the CFTC and NFA since November 2005 and a principal of USCF Advisers LLC since January 2017. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Ngim earned his B.A. from the University of California at Berkeley.

Robert L. Nguyen, 62, Management Director and principal since July 2015. Mr. Nguyen served on the Board of USCF Investments from December 2014 to December 2016. Mr. Nguyen co-founded USCF in 2005 and served as a Management Director until March 2012. Mr. Nguyen was an Investment Manager with Ribera Investment Management, an investment adviser registered under the Investment Advisers Act of 1940, from January 2013 to March 2015. Prior to and concurrent with his services to USCF, from January 2000 to January 2013, Mr. Nguyen served as a Managing Principal for Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940, which he co-founded in March 1995. Mr. Nguyen was a principal of USCF listed with the CFTC and NFA from November 2005 through March 2012 and an associated person of USCF listed with the CFTC and NFA from November 2007 through March 2012. Mr. Nguyen has been a principal of USCF listed with the CFTC and NFA since July 2015 and an associated person of USCF listed with the CFTC and NFA since December 2015. As of February 2017, he also is an associated person of USCF Advisers. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Nguyen earned his B.S. from California State University at Sacramento, and holds NFA Series 3 and FINRA Series 7 registrations.

Gordon L. Ellis, 75, Independent Director of USCF since September 2005. Previously, Mr. Ellis was a founder of International Absorbents, Inc., Director and Chairman since July 1985 and July 1988, respectively, and Chief Executive Officer and President since November 1996. He also served as Chairman of Absorption Corp., a wholly-owned subsidiary of International Absorbents, Inc., which is a leading developer and producer of environmentally friendly pet care and industrial products, from May July 1985 until July 2010 when it was sold to Kinderhook Industries, a private investment banking firm and remained as a director until March 2013 when Absorption Corp was sold again to J. Rettenmaier & Söhne Group, a German manufacturing firm. Concurrent with that, he founded and has served as Chairman from November 2010 to present of Lupaka Gold Corp., a firm that acquires, explores and developed mining properties and is currently driving an arbitration suit against the Republic of Peru. He also serves as a director of Goldhaven Resources, a firm that acquires, explores and develops mining properties in Canada and Chile, from August 2020 to present. Mr. Ellis has his Chartered Directors designation from The Director’s College (a joint venture of McMaster University and The Conference Board of Canada). He has been a principal of USCF listed with the CFTC and NFA since November 2005. Mr. Ellis is a professional engineer, retired, and earned an MBA in international finance.

Malcolm R. Fobes III, 57, Independent Director of USCF and Chairman of USCF’s audit committee since September 2005. He founded and is the Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940 that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Mr. Fobes serves as Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Since 1997, Mr. Fobes has also served as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. He was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes has been a principal of USCF listed with the CFTC and NFA since November 2005. He earned a B.S. in finance with a minor in economics from San Jose State University in California.

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Peter M. Robinson, 64, Independent Director of USCF since September 2005. Mr. Robinson has been a Research Fellow since 1993 with the Hoover Institution, a public policy think tank located on the campus of Stanford University. He authored three books and has been published in the New York Times, Red Herring, and Forbes ASAP and is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson has been a principal of USCF listed with the CFTC and NFA since December 2005. He earned an MBA from the Stanford University Graduate School of Business, graduated from Oxford University in 1982 after studying politics, philosophy, and economics and graduated summa cum laude from Dartmouth College in 1979.

BNO’s Service Providers

Custodian, Registrar, Transfer Agent, and Administrator

In its capacity as the Custodian for BNO, the Bank of New York Mellon (“BNY Mellon” or the “Custodian”) holds BNO’s Treasuries, cash and/or cash equivalents pursuant to a custody agreement. BNY Mellon is also the registrar and transfer agent for the shares. In addition, in its capacity as Administrator for BNO, BNY Mellon performs certain administrative and accounting services for BNO and prepares certain SEC, NFA and CFTC reports on behalf of BNO.

As compensation for the services that BNY Mellon provides to BNO in the foregoing capacities, and the services BNY Mellon provides to the Related Public Funds, BNY Mellon receives certain out of pocket costs, transaction fees, and asset based fees, which are accrued daily and paid monthly by USCF.

BNY Mellon is authorized to conduct a commercial banking business in accordance with the provisions of New York State Banking Law, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services and the Board of Governors of the Federal Reserve System.

Marketing Agent

BNO also employs ALPS Distributors, Inc. (“ALPS Distributors”) as the Marketing Agent, which is further discussed under “What is the Plan of Distribution?” USCF pays the Marketing Agent an annual fee. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of the offering.

ALPS Distributors’ principal business address is 1290 Broadway, Suite 1000, Denver, CO 80203. ALPS Distributors is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority (“FINRA”) and a member of the Securities Investor Protection Corporation.

Payments to Certain Third Parties

USCF or the Marketing Agent, or an affiliate of USCF or the Marketing Agent, may directly or indirectly make cash payments to certain broker-dealers for participating in activities that are designed to make registered representatives and other professionals more knowledgeable about exchange-traded funds and exchange-traded products, including BNO and the Related Public Funds, or for other activities, such as participation in marketing activities and presentations, educational training programs, conferences, the development of technology platforms and reporting systems.

Additionally, pursuant to written agreements, USCF may make payments, out of its own resources, to financial intermediaries in exchange for providing services in connection with the sale or servicing of BNO’s shares, including waiving commissions on the purchase or sale of shares of participating exchange-traded products.

Payments to a broker-dealer or intermediary may create potential conflicts of interest between the broker-dealer or intermediary and its clients. The amounts described above, which may be significant, are paid by USCF and/or the Marketing Agent from their own resources and not from the assets of BNO or the Related Public Funds.

Futures Commission Merchants

RBC Capital Markets, LLC

On October 8, 2013, USCF entered into a Futures and Cleared Derivatives Transactions Customer Account Agreement with RBC Capital Markets, LLC (“RBC Capital” or “RBC”) to serve as BNO’s FCM, effective October 10, 2013. This agreement requires RBC Capital to provide services to BNO, as of October 10, 2013, in connection with the purchase and sale of Futures Contracts and Other Crude Oil-Related Investments that may be purchased or sold by or through RBC Capital for BNO’s account. For the period October 10, 2013 and after, BNO pays RBC Capital commissions for executing and clearing trades on behalf of BNO.

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RBC Capital’s primary address is 30 Hudson Street, 27th Floor, Jersey City, NJ 07302. Effective October 10, 2013, RBC Capital became the futures clearing broker for BNO. RBC Capital is registered in the United States with FINRA as a broker-dealer and with the CFTC as an FCM. RBC Capital is a member of various U.S. futures and securities exchanges.

RBC Capital is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC Capital’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC Capital with respect to issues raised in various investigations. RBC Capital complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC Capital is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC Capital complies fully with all settlements it reaches and all orders, awards and judgments made against it.

RBC Capital has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC Capital is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC Capital’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

RBC Capital contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC Capital cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC Capital believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC Capital.

On April 27, 2017, pursuant to an offer of settlement, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that RBC Capital engaged in EFRP transactions which failed to satisfy the Rules of the Chicago Board of Trade (the “Chicago Board of Trade”) in one or more ways. Specifically, the Panel found that RBC Capital traders entered into EFRP trades in which RBC Capital accounts were on both sides of the transactions. While the purpose of the transactions was to transfer positions between the RBC Capital accounts, the Panel found that the manner in which the trades occurred violated the Chicago Board of Trade’s prohibition on wash trades. The Panel found that RBC Capital thereby violated CBOT Rules 534 and (legacy) 538.B. and C. In accordance with the settlement offer, the Panel ordered RBC Capital to pay a $175,000 fine. On October 1, 2019, the CFTC issued an order filing and settling charges against RBCCM for the above activity, as well as related charges. The order required that RBCCM cease and desist from violating the applicable regulations, pay a $5 million civil monetary penalty, and comply with various conditions, including conditions regarding public statements and future cooperation with the Commission.

Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks and other entities, including RBC Capital, regarding foreign exchange trading. Beginning in 2015, putative class actions were brought against RBC Capital and/or Royal Bank of Canada, RBC Capital’s indirect parent, in the U.S. and Canada. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behavior in global foreign exchange trading. In August 2018, the U.S. District Court entered a final order approving RBC Capital’s settlement with class plaintiffs. In November 2018, certain institutional plaintiffs who had previously opted-out of participating in the settlement filed their own lawsuit in U.S. District Court. In May 2020, the U.S. District Court dismissed RBC Capital from the opt-out action, but granted the plaintiffs’ motion to amend the complaint. The Canadian class actions remain pending and RBC Capital has reached a settlement for an immaterial amount with respect to an action brought by a class of indirect purchasers. RBC Capital is awaiting the court’s final approval of the settlement. In October 2020, RBC Capital and Royal Bank of Canada moved to dismiss the amended complaint. On July 28, 2021, the court dismissed Royal Bank of Canada from the case but denied the motion as to RBC. Based on the facts currently known, it is not possible at this time for management to predict the ultimate outcome of these collective matters or the timing of their ultimate resolution.

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On April 13, 2015, RBC Capital’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (RBC Bahamas), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants and on June 29, 2018, the French appellate court affirmed the acquittals. On January 6, 2021, the French Supreme Court issued a judgment reversing the decision of the French Court of Appeal dated June 29, 2018 and sent the case back to the French Court of Appeal for rehearing and, therefore, the proceeding is currently awaiting a new trial with the French Court of Appeal.

Royal Bank of Canada and other panel banks for the setting of the U.S. dollar London interbank offered rate (“LIBOR”) have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of U.S. dollar LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. RBC Capital has also been named as a defendant in one of those lawsuits. The complaints in those private lawsuits assert claims under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law.

In addition to the LIBOR actions, in January 2019, a number of financial institutions, including RBC Capital, were named in a purported class action in New York alleging violations of the U.S. antitrust laws and common law principles of unjust enrichment in the setting of LIBOR after the Intercontinental Exchange took over administration of the benchmark interest rate from the British Bankers’ Association in 2014 (the “ICE LIBOR action”). On March 26, 2020, the defendants’ motion to dismiss the ICE LIBOR action was granted. The plaintiffs filed a notice of appeal of that ruling to the United States Court of Appeals for the Second Circuit on April 24, 2020 and, thereafter, sought to substitute named plaintiffs. The Second Circuit permitted substitution, but has not yet ruled on the merits of the appeal. In August 2020, Royal Bank of Canada and other financial institutions were named as defendants in a separate, individual (i.e., non-class) action filed in California alleging that the usage and setting of LIBOR constitutes per se collusive conduct. In November 2020 and May 2021, plaintiffs sought a preliminary injunction with respect to the setting of ICE LIBOR; defendants opposed these motions and sought to transfer the matter to New York. On June 3, 2021, the court denied defendants’ motion to transfer. Defendants then moved to dismiss. Plaintiffs’ motions for a preliminary injunction and defendants’ motion to dismiss remain pending. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of these proceedings or the timing of their resolution.

Please see RBC Capital’s Form BD, which is available on the FINRA BrokerCheck program, for more details.

RBC Capital will act only as clearing broker for BNO and as such will be paid commissions for executing and clearing trades on behalf of BNO. RBC Capital has not passed upon the adequacy or accuracy of this disclosure document. RBC Capital will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or BNO.

RBC Capital is not affiliated with BNO or USCF. Therefore, neither USCF nor BNO believes that there are any conflicts of interest with RBC Capital or its trading principals arising from its acting as BNO’s FCM.

RCG Division of Marex Spectron

On May 28, 2020, BNO entered into a Commodity Futures Customer Agreement with RCG Division of Marex Spectron (“RCG”) to serve as an FCM for BNO. This agreement requires RCG to provide services to BNO in connection with the purchase and sale of Futures Contracts and Other Crude Oil-Related Investments that may be purchased or sold by or through RCG for BNO’s account. Under this agreement, BNO pays RCG commissions for executing and clearing trades on behalf of BNO.

RCG’s primary address is 360 Madison Avenue, 3rd Floor, New York, NY 10017. RCG is registered in the United States with FINRA as a broker-dealer and with the CFTC as an FCM. RCG is a member of various U.S. futures and securities exchanges.

RCG is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of RCG’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RCG with respect to issues raised in various investigations. RCG complies fully with its regulators in all investigations which may be conducted and in all settlements it may reach. Other than as set forth below, as of the date hereof, RCG has no material litigation to disclose as that term is defined under the U.S. CEA and the regulations promulgated thereunder.

On September 23, 2020, without admitting or denying the CFTC’s findings or conclusions, RCG settled a CFTC administrative action arising out of RCG’s failure to include regulatory capital deductions in its capital computation in connection with an agreement to guarantee a revolving line of credit for an affiliated company. The CFTC alleged that, from June 2015 until June 2019, RCG failed to include a regulatory capital deduction in its capital computation equal to the amounts drawn under the credit facility by its United Kingdom affiliate. In connection with the settlement, RCG paid a civil monetary penalty of $250,000.

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RCG will act only as clearing broker for BNO and as such will be paid commissions for executing and clearing trades on behalf of BNO. RCG has not passed upon the adequacy or accuracy of this disclosure document. RCG will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or BNO.

RCG is not affiliated with BNO or USCF. Therefore, neither USCF nor BNO believes that there are any conflicts of interest with RCG or its trading principals arising from its acting as BNO’s FCM.

E D & F Man Capital Markets Inc.

On June 5, 2020, BNO entered into a Customer Agreement with E D & F Man Capital Markets Inc. (“MCM”) to serve as an FCM for BNO. This agreement requires MCM to provide services to BNO in connection with the purchase and sale of Oil Futures Contracts and other Oil-Related Investments that may be purchased or sold by or through MCM for BNO’s account. Under this agreement, BNO pays MCM commissions for executing and clearing trades on behalf of BNO.

MCM’s primary address is 140 East 45th Street, 10th Floor, New York, NY 10017. MCM is registered in the United States with FINRA as a broker-dealer and with the CFTC as an FCM. MCM is a member of various U.S. futures and securities exchanges.

MCM is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of MCM’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with MCM with respect to issues raised in various investigations. MCM complies fully with its regulators in all investigations which may be conducted and in all settlements it may reach. Other than as indicated below, there have been no material civil, administrative, or criminal proceedings pending, on appeal, or concluded against MCM or its principals in the past five (5) years.

United States District Court for the Southern District of New York, Civil Action No. 19-CV-8217. In a private litigation, plaintiffs allege, among other things, that MCM made certain fraudulent misrepresentations to them that they relied upon in connection with a futures account carried by MCM in its capacity as an FCM. The plaintiffs allege claims of common law fraud, negligence, breach of fiduciary duty, breach of contract, breach of the duty of good faith and fair dealing and misrepresentation/omission. On June 30, 2021, an order was entered ruling against the plaintiffs an in favor of MCM. Judgment was entered in favor of MCM in the amount of $1,762,266.56, plus prejudgment interest and attorneys’ fees and costs. On September 29, 2021, an order was entered in which MCM was awarded $1,402,234.32 in attorneys’ fees and costs.

JAMS Arbitration. In a JAMS arbitration, claimants seek monetary damages relating to trading losses in claimants’ futures trading accounts carried by MCM. JAMS is a private alternative dispute resolution provider that handles mediations and arbitrations in the United States and other jurisdictions. The MCM accounts at issue were traded pursuant to a power of attorney granted by the claimants to a registered commodity trading advisor. The claimants seek compensatory damages, punitive damages, disgorgement of commissions and margin interest, and forgiveness of margin debt plus interest, costs and attorneys’ fees. On September 23, 2021, the claimants and MCM settled the matter.

FINRA Arbitration. In a FINRA arbitration, claimants seek monetary damages relating to trading losses in claimants’ equity trading account carried by MCM. The account was a portfolio margin account and the claimants allege losses relating to the risk parameters and margin applied to the account. The claimants seek compensatory damages plus interest, costs and attorneys’ fees.

MCM will act only as clearing broker for BNO and as such will be paid commissions for executing and clearing trades on behalf of BNO. MCM has not passed upon the adequacy or accuracy of this prospectus. MCM will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or BNO.

MCM is not affiliated with BNO or USCF. Therefore, neither USCF nor BNO believes that there are any conflicts of interest with MCM or its trading principals arising from its acting as BNO’s FCM.

Macquarie Futures USA LLC

On December 3, 2020, BNO engaged Macquarie Futures USA LLC (“MFUSA”) to serve as an additional FCM for BNO. The Customer Agreement between BNO and MFUSA requires MFUSA to provide services to BNO in connection with the purchase and sale of futures contracts in Futures Contracts and Other Crude Oil-Related Investments that may be purchased or sold by or through MFUSA for BNO’s account. Under this agreement, BNO pays MFUSA commissions for executing and clearing trades on behalf of BNO.

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MFUSA’s primary address is 125 West 55th Street, New York, NY 10019. MFUSA is registered in the United States with the CFTC as an FCM providing futures execution and clearing services covering futures exchanges globally. MFUSA is a member of various U.S. futures and securities exchanges.

MFUSA is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of MFUSA’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with MFUSA with respect to issues raised in various investigations. MFUSA complies fully with its regulators in all investigations which may be conducted and in all settlements it may reach. As of the date hereof, MFUSA has no material litigation to disclose as that term is defined under the CEA and the regulations promulgated thereunder.

MFUSA will act only as clearing broker for BNO and as such will be paid commissions for executing and clearing trades on behalf of BNO. MFUSA has not passed upon the adequacy or accuracy of this prospectus. MFUSA will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or BNO.

MFUSA is not affiliated with BNO or USCF. Therefore, neither USCF nor BNO believes that there are any conflicts of interest with MFUSA or its trading principals arising from its acting as BNO’s FCM.

Commodity Trading Advisor

Currently, USCF does not employ commodity trading advisors for the trading of BNO contracts. USCF currently does, however, employ SummerHaven Investment Management, LLC as a commodity trading advisor for USCF’s own accounts and for USCI and CPER. If, in the future, USCF employs commodity trading advisors for BNO, it will choose each advisor based on arm’s-length negotiations and will consider the advisor’s experience, fees and reputation.

BNO’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of BNO. You should note that you may pay brokerage commissions on purchases and sales of BNO’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares—Creation and Redemption Transaction Fee,” page 67.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)(1)

Management Fees(2)	0.75%
Distribution Fees	NONE
Other Fund Expenses	0.22%
Total Annual Fund Operating Expenses	0.97%

(1)	Based on amounts for the nine months ended September 30, 2022. The individual expense amounts in dollar terms are shown in the table below. As used in this table, (i) Professional Expenses include expenses for legal, audit, tax accounting and printing; and (ii) Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance.
Management Fees	$1,502,587
Brokerage Commissions	$133,526
Professional Expenses	$227,965
License Fees	$0
Independent Director and Officer Expenses	$61,671
Registration Fees	$157,620

These amounts are based on BNO’s average total net assets, which are the sum of daily total net assets of BNO divided by the number of calendar days in the year. For the nine months ended September 30, 2022, BNO’s average total net assets were $267,860,429.

(2)	BNO is contractually obligated to pay USCF a management fee based on average daily net assets and paid monthly of 0.75% per annum on its average total net assets.
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Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical initial investment in a single share to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price of $28.67 per share, which equals the NAV per share on November 30, 2022. In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $28.67 per share, the investment would have to generate a 0.739% or $0.212 return, rounded to $0.21.

This breakeven analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only. As used in this table, (i) Professional Expenses include expenses for legal, audit, tax accounting and printing; and (ii) Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance.

Assumed initial selling price per share(1)	$28.67
Management Fees (0.750%)(2)	$0.215
Creation Basket Fee (0.010%)(3)	$(0.003)
Estimated Brokerage Fee (0.050%)(4)	$0.014
Interest Income (0.270%)(5)	$(0.077)
Registration Fee (0.059%)(6)	$0.017
Independent Director and Officer Expenses (0.025%)(7)	$0.007
Professional Expenses (0.137%)(8)	$0.039
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the share	$0.212
Percentage of initial selling price per share	$0.739%

(1)	In order to show how a hypothetical investment in shares would break even over the next 12 months, this breakeven analysis uses an assumed initial selling price of $28.67 per share, which is based on the NAV per share for BNO at the close of trading on November 30, 2022. Investors should note that, because BNO’s NAV changes on a daily basis, the breakeven amount on any given day could be higher or lower than the amount reflected here.
(2)	BNO is contractually obligated to pay USCF a management fee of 0.750% per annum on its average total net assets. “Average total net assets” are the sum of the daily total net assets of BNO (the NAV of BNO calculated as set forth in “Calculating Per Share NAV” beginning on page 63) divided by the number of calendar days in the year. On days when markets are closed, the daily total net assets are the daily total net assets from the last day when the market was open. See page 6 for a discussion of net assets of BNO.
(3)	Authorized Participants are required to pay a Creation Basket fee of $350 for each order they place to create one or more baskets. This breakeven analysis assumes a hypothetical investment in a single share, which would equal the $350 Creation Basket fee divided by the total number of outstanding shares plus the 50,000 shares created by the Creation Basket. This calculation will always result in a value that is below 0.010%, but for purposes of this breakeven analysis we assume a creation basket fee of 0.010%.
(4)	This amount is based on the actual brokerage fees for BNO calculated on an annualized basis and includes an estimated half-turn commission of $3.50. A half-turn commission is the commissions liability related to FCM transaction fees for futures contracts on a half-turn basis.
(5)	Interest earned on BNO’s assets, including its Treasuries holdings.
(6)	BNO pays fees to the SEC to register its shares for sale. This amount is based on actual registration fees for BNO calculated on an annualized basis. This fee may vary in future years.
(7)	Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance. The percentage included herein is based on the Independent Director and Officer Expenses BNO incurred in 2021 and BNO’s aggregate total net assets as of December 31, 2021. It serves as a reasonable estimate of the Independent Director and Officer Expenses BNO incurred in 2022 and will incur in 2023.
(8)	Professional Expenses include expenses for legal, audit, tax accounting and printing. The percentage included herein is based on the Professional Expenses BNO incurred in 2021 and BNO’s aggregate total net assets as of December 31, 2021. It serves as a reasonable estimate of the Professional Expenses BNO incurred in 2022 and will incur in 2023.
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Conflicts of Interest

There are present and potential future conflicts of interest in BNO’s structure and operation you should consider before you purchase shares. USCF will use this notice of conflicts as a defense against any claim or other proceeding made. If USCF is not able to resolve these conflicts of interest adequately, it may impact BNO’s and the Related Public Funds’ ability to achieve their investment objectives.

BNO and USCF may have inherent conflicts to the extent USCF attempts to maintain BNO’s asset size in order to preserve its fee income and this may not always be consistent with BNO’s objective of having the value of its share’s NAV track changes in the price of the Benchmark Futures Contract.

USCF’s officers, directors and employees, do not devote their time exclusively to BNO. These persons are directors, officers or employees of other entities which may compete with BNO for their services. They could have a conflict between their responsibilities to BNO and to those other entities.

USCF has adopted policies that prohibit their principals, officers, directors and employees from trading futures and related contracts in which either BNO or any of the Related Public Funds invests. These policies are intended to prevent conflicts of interest occurring where USCF, or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against BNO or any of the Related Public Funds.

USCF has sole current authority to manage the investments and operations of BNO, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Limited partners have limited voting control, which will limit their ability to influence matters such as amendment of the LP Agreement, change in BNO’s basic investment policy, dissolution of BNO, or the sale or distribution of BNO’s assets.

USCF serves as the general partner or sponsor to BNO and the Related Public Funds. USCF may have a conflict to the extent that its trading decisions for BNO may be influenced by the effect they would have on the other funds it manages. By way of example, if, as a result of reaching position limits imposed by the ICE Futures Exchange on Futures Contracts (or otherwise), USCF might determine that there would be potential benefits in purchasing instead another type of petroleum-based futures contract, such as gasoline futures contracts. However, USCF might be disinclined to purchase gasoline futures contracts, because this decision could impact its ability to purchase additional gasoline futures contracts for BNO if adversely doing so would be due to applicability of position limits for other Related Public Funds (such as the United States Gasoline Fund, LP).

In addition, USCF is required to indemnify the officers and directors of the Related Public Funds, if the need for indemnification arises. This potential indemnification will cause USCF’s assets to decrease. If USCF’s other sources of income are not sufficient to compensate for the indemnification, then USCF may terminate and you could lose your investment.

Whenever a conflict of interest exists or arises between USCF on the one hand, and the partnership or any limited partner, on the other hand, any resolution or course of action by USCF in respect of such conflict of interest shall be permitted and deemed approved by all partners and shall not constitute a breach of the LP Agreement or of any agreement contemplated hereby or of a duty stated or implied by law or equity, if the resolution or course of action is, or by operation of the LP Agreement is deemed to be, fair and reasonable to the partnership. If a dispute arises, under the LP Agreement it will be resolved either through negotiations with USCF or by courts located in the State of Delaware.

Under the LP Agreement, any resolution is deemed to be fair and reasonable to the partnership if the resolution is:

•	approved by the audit committee, although no party is obligated to seek approval and USCF may adopt a resolution or course of action that has not received approval;
•	on terms no less favorable to the limited partners than those generally being provided to or available from unrelated third parties; or
•	fair to the limited partners, taking into account the totality of the relationships of the parties involved including other transactions that may be particularly favorable or advantageous to the limited partners.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus; however, additional risks and conflicts may occur which are not presently foreseen by USCF. You may not construe this prospectus as legal or tax advice. Before making an investment in BNO, you should read this entire prospectus, including the LP Agreement, which can be found on BNO’s website at www.uscfinvestments.com. You should also consult with your personal legal, tax, and other professional advisors.

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Interests of Named Experts and Counsel

USCF has employed Eversheds Sutherland (US) LLP to prepare this prospectus. Neither the law firm nor any other expert hired by BNO to give advice on the preparation of this offering document has been hired on a contingent fee basis. None of them have any present or future expectation of interest in USCF, Marketing Agent, Authorized Participants, Custodian, Administrator or other service providers to BNO.

Ownership or Beneficial Interest in BNO

As of September 30, 2022, neither USCF nor any of the directors or executive officers of USCF own any shares of BNO. In addition, as of such date, BNO is not aware of any 5% holder of its shares.

USCF’s Responsibilities and Remedies

Pursuant to the DRULPA (“Delaware Revised Uniform Limited Partnership Act”), parties may contractually modify or even eliminate fiduciary duties in a limited partnership agreement to the limited partnership itself, or to another partner or person otherwise bound by the limited partnership agreement. Parties may not, however, eliminate the implied covenant of good faith and fair dealing. Where parties unambiguously provide for fiduciary duties in a limited partnership agreement, those expressed duties become the standard that courts will use to determine whether such duties were breached. For this reason, the LP Agreement does not explicitly provide for any fiduciary duties so that common law fiduciary duty principles will apply to measure USCF’s conduct.

A prospective investor should be aware that USCF has a responsibility to limited partners of BNO to exercise good faith and fairness in all dealings. The fiduciary responsibility of USCF to limited partners is a developing and changing area of the law and limited partners who have questions concerning the duties of USCF should consult with their counsel. In the event that a limited partner of BNO believes that USCF has violated its fiduciary duty to the limited partners, he may seek legal relief individually or on behalf of BNO under applicable laws, including under DRULPA and under commodities laws, to recover damages from or require an accounting by USCF. Limited partners may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Limited partners who have suffered losses in connection with the purchase or sale of the shares may be able to recover such losses from USCF where the losses result from a violation by USCF of the federal securities laws. State securities laws may also provide certain remedies to limited partners. Limited partners should be aware that performance by USCF of its fiduciary duty is measured by the terms of the LP Agreement as well as applicable law. Limited partners are afforded certain rights to institute reparations proceedings under the CEA for violations of the CEA or of any rule, regulation or order of the CFTC by USCF.

Liability and Indemnification

Under the LP Agreement, neither a general partner nor any employee or other agent of BNO nor any officer, director, stockholder, partner, employee or agent of a general partner (a “Protected Person”) shall be liable to any partner or BNO for any mistake of judgment or for any action or inaction taken, nor for any losses due to any mistake of judgment or to any action or inaction or to the negligence, dishonesty or bad faith of any officer, director, stockholder, partner, employee, agent of BNO or any officer, director, stockholder, partner, employee or agent of such general partner, provided that such officer, director, stockholder, partner, employee, or agent of the partner or officer, director, stockholder, partner, employee or agent of such general partner was selected, engaged or retained by such general partner with reasonable care, except with respect to any matter as to which such general partner shall have been finally adjudicated in any action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Protected Person’s action was in the best interests of BNO and except that no Protected Person shall be relieved of any liability to which such Protected Person would otherwise be subject by reason of willful misfeasance, gross negligence or reckless disregard of the duties involved in the conduct of the Protected Person’s office.

BNO shall, to the fullest extent permitted by law, but only out of BNO’s assets, indemnify and hold harmless a general partner and each officer, director, stockholder, partner, employee or agent thereof (including persons who serve at BNO’s request as directors, officers or trustees of another organization in which BNO has an interest as a shareholder, creditor or otherwise) and their respective Legal Representatives and successors (hereinafter referred to as a “Covered Person”) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceedings, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while in office or thereafter, by reason of an alleged act or omission as a general partner or director or officer thereof, or by reason of its being or having been such a general partner, director or officer, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person’s action was in the best interest of BNO, and except that no Covered Person shall be indemnified against any liability to BNO or limited partners to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office. Expenses, including counsel fees so incurred by any such Covered Person, may be paid from time to time by BNO in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to BNO if it is ultimately determined that the indemnification of such expenses is not authorized hereunder.

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Meetings

Meetings of limited partners may be called by USCF and may be called by it upon the written request of limited partners holding at least 20% of the outstanding shares of BNO. USCF shall deposit written notice to all limited partners of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. USCF may also call a meeting upon not less than 20 and not more than 60 days’ prior notice.

Each limited partner appoints USCF and each of its authorized officers as its attorney-in-fact with full power and authority in its name, place and stead to execute, swear to, acknowledge, deliver, file and record all ballots, consents, approval waivers, certificates and other instruments necessary or appropriate, in the sole discretion of USCF, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the partner of BNO. However, when the LP Agreement establishes a percentage of the limited partners required to take any action, USCF may exercise such power of attorney made only after the necessary vote, consent or approval of the limited partners.

Termination Events

BNO will dissolve at any time upon the happening of any of the following events:

•	The bankruptcy, dissolution, withdrawal, or removal of USCF, unless a majority in interest of the limited partners within 90 days after such event elects to continue BNO and appoints a successor general partner; or
•	The affirmative vote of a majority in interest of the limited partners, provided that prior to or concurrently with such vote, there shall have been established procedures for the assumption of BNO’s obligations arising under any agreement to which BNO is a party and which is still in force immediately prior to such vote regarding termination, and there shall have been an irrevocable appointment of an agent who shall be empowered to give and receive notices, reports and payments under such agreements, and hold and exercise such other powers as are necessary to permit all other parties to such agreements to deal with such agent as if the agent were the sole owner of BNO’s interest, which procedures are agreed to in writing by each of the other parties to such agreements.

Provisions of Law

According to applicable law, indemnification of USCF is payable only if USCF determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of BNO and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by USCF, and such indemnification or agreement to hold harmless is recoverable only out of the assets of BNO and not from the members, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and applicable state securities laws. The SEC and state securities agencies take the position that indemnification of USCF that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

Those conditions require that no indemnification of USCF or any underwriter for BNO may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, USCF or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold membership interests.

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Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to USCF or its directors, officers, or persons controlling BNO, BNO has been informed that the SEC and the various state administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Books and Records

BNO keeps its books of record and account at its office located at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596 or at the offices of the Administrator at its office located at 240 Greenwich Street, New York, New York, 10286, or such office, including of an administrative agent, as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to BNO’s satisfaction that such person is a limited partner upon reasonable advance notice at all reasonable times during the usual business hours of BNO.

BNO keeps a copy of the LP Agreement on file in its office which is available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any limited partner.

Statements, Filings, and Reports

At the end of each fiscal year, BNO will furnish to banks, broker dealers and trust companies (“DTC Participants”) for distribution to each person who is a shareholder at the end of the fiscal year an annual report containing BNO’s audited financial statements and other information about BNO. USCF is responsible for the registration and qualification of the shares under the federal securities laws and federal commodities laws and any other securities and blue-sky laws of the United States or any other jurisdiction as USCF may select. USCF is responsible for preparing all reports required by the SEC, CFTC, and the NYSE Arca, but has entered into an agreement with the Administrator to prepare these reports as required by the SEC, CFTC and the NYSE Arca on BNO’s behalf.

The financial statements of BNO will be audited, as required by law and as may be directed by USCF, by an independent registered public accounting firm designated from time to time by USCF. The accountants report will be furnished by BNO to shareholders upon request. BNO will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

Reports to Limited Partners

In addition to periodic reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which can be accessed on the SEC’s website at www.sec.gov or on BNO’s website at www.uscfinvestments.com, BNO, pursuant to the LP Agreement, will provide the following reports to limited partners in the manner prescribed below:

Annual Reports. Within 90 days after the end of each fiscal year, USCF shall cause to be delivered to each limited partner who was a limited partner at any time during the fiscal year, an annual report containing the following:

(i)	financial statements of the partnership, including, without limitation, a balance sheet as of the end of the partnership’s fiscal year and statements of income, partners’ equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with accounting principles generally accepted in the United States of America consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board;
(ii)	a general description of the activities of the partnership during the period covered by the report; and
(iii)	a report of any material transactions between the partnership and USCF or any of its affiliates, including fees or compensation paid by the partnership and the services performed by USCF or any such affiliate for such fees or compensation.

Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, USCF shall cause to be delivered to each limited partner who was a limited partner at any time during the quarter then ended, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by USCF as fairly presenting the financial position and results of operations of the partnership during the period covered by the report. The report shall also contain a description of any material event regarding the business of the partnership during the period covered by the report.

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Monthly Reports. Within 30 days after the end of each month, USCF shall cause to be posted on its website and upon request, to be delivered to each limited partner who was a limited partner at any time during the month then ended, a monthly report containing an account statement, which will include a statement of income (loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the partnership, USCF, commodity trading advisor (if any), FCMs, or the principals thereof that previously have not been disclosed in this prospectus or any amendment thereto, other account statements or annual reports.

BNO will provide information to its shareholders to the extent required by applicable SEC, CFTC, and NYSE Arca requirements. An issuer, such as BNO, of exchange-traded securities may not always readily know the identities of the investors who own those securities. BNO will post the same information that would otherwise be provided in BNO’s reports to limited partners described above including its monthly account statements, which will include, without limitation, BNO’s NAV, on BNO’s website www.uscfinvestments.com.

Fiscal Year

The fiscal year of BNO is the calendar year. USCF may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of USCF, BNO, DTC (as registered owner of BNO’s global certificate for shares) and the shareholders, are governed by the laws of the State of Delaware. USCF, BNO and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over USCF or BNO.

Legal Matters

Litigation and Claims

From time to time, BNO may be involved in legal proceedings arising primarily from the ordinary course of its business. BNO is not currently party to any material legal proceedings. In addition, USCF, as the general partner of BNO and the Related Public Funds may, from time to time, be involved in litigation arising out of its operations in the ordinary course of business. Except as described herein, USCF is not currently party to any material legal proceedings.

Optimum Strategies Action

On April 6, 2022, USO and USCF were named as defendants in an action filed by Optimum Strategies Fund I, LP, a purported investor in call option contracts on USO (the “Optimum Strategies Action”). The action is pending in the U.S. District Court for the District of Connecticut at Civil Action No. 3:22-cv-00511.

The Optimum Strategies Action asserts claims under the Securities Exchange Act of 1934, as amended (the “1934 Act”), Rule 10b-5 thereunder, and the Connecticut Uniform Securities Act. It purports to challenge statements in registration statements that became effective in February 2020, March 2020, and on April 20, 2020, as well as public statements between February 2020 and May 2020, in connection with certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaint seeks damages, interest, costs, attorney’s fees, and equitable relief.

USCF and USO intend to vigorously contest such claims and have moved for their dismissal.

Settlement of SEC and CFTC Investigations

On November 8, 2021, USCF and USO announced a resolution with each of the SEC and the CFTC relating to matters set forth in certain Wells Notices issued by the staffs of each of the SEC and CFTC as more fully described below. On August 17, 2020, USCF, USO, and John Love received a “Wells Notice” from the staff of the SEC (the “SEC Wells Notice”). The SEC Wells Notice stated that the SEC staff made a preliminary determination to recommend that the SEC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 17(a)(1) and 17(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”), and Section 10(b) of the 1934 Act and Rule 10b-5 thereunder.

Subsequently, on August 19, 2020, USCF, USO, and Mr. Love received a Wells Notice from the staff of the CFTC (the “CFTC Wells Notice”). The CFTC Wells Notice stated that the CFTC staff made a preliminary determination to recommend that the CFTC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 4o(1)(A) and (B) and 6(c)(1) of the Commodity Exchange Act of 1936, as amended (the “CEA”), 7 U.S.C. §§ 6o(1)(A) and (B) and 9(1) (2018), and CFTC Regulations 4.26, 4.41, and 180.1(a), 17 C.F.R. §§ 4.26, 4.41, 180.1(a) (2019).

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On November 8, 2021, acting pursuant to an offer of settlement submitted by USCF and USO, the SEC issued an order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 8A of the 1933 Act, directing USCF and USO to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, 15 U.S.C. § 77q(a)(3) (the “SEC Order”). In the SEC Order, the SEC made findings that, from April 24, 2020 to May 21, 2020, USCF and USO violated Section 17(a)(3) of 1933 Act, which provides that it is “unlawful for any person in the offer or sale of any securities to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.” USCF and USO consented to entry of the SEC Order without admitting or denying the findings contained therein, except as to jurisdiction.

Separately, on November 8, 2021, acting pursuant to an offer of settlement submitted by USCF, the CFTC issued an order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 6(c) and (d) of the CEA, directing USCF to cease and desist from committing or causing any violations of Section 4o(1)(B) of the CEA, 7 U.S.C. § 6o(1) (B), and CFTC Regulation 4.41(a)(2), 17 C.F.R. § 4.41(a)(2) (the “CFTC Order”). In the CFTC Order, the CFTC made findings that, from on or about April 22, 2020 to June 12, 2020, USCF violated Section 4o(1)(B) of the CEA and CFTC Regulation 4.41(a)(2), which make it unlawful for any commodity pool operator (“CPO”) to engage in “any transaction, practice, or course of business which operates as a fraud or deceit upon any client or participant or prospective client or participant” and prohibit a CPO from advertising in a manner which “operates as a fraud or deceit upon any client or participant or prospective client or participant,” respectively. USCF consented to entry of the CFTC Order without admitting or denying the findings contained therein, except as to jurisdiction.

Pursuant to the SEC Order and the CFTC Order, in addition to the command to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, Section 4o(1)(B) of the CEA, and CFTC Regulation 4.14(a)(2), civil monetary penalties totaling two million five hundred thousand dollars ($2,500,000) in the aggregate were required to be paid to the SEC and CFTC, of which one million two hundred fifty thousand dollars ($1,250,000) was paid by USCF to each of the SEC and the CFTC, respectively, pursuant to the offsets permitted under the orders.

In re: United States Oil Fund, LP Securities Litigation

On June 19, 2020, USCF, USO, John P. Love, and Stuart P. Crumbaugh were named as defendants in a putative class action filed by purported shareholder Robert Lucas (the “Lucas Class Action”). The Court thereafter consolidated the Lucas Class Action with two related putative class actions filed on July 31, 2020 and August 13, 2020, and appointed a lead plaintiff. The consolidated class action is pending in the U.S. District Court for the Southern District of New York under the caption In re: United States Oil Fund, LP Securities Litigation, Civil Action No. 1:20-cv-04740.

On November 30, 2020, the lead plaintiff filed an amended complaint (the “Amended Lucas Class Complaint”). The Amended Lucas Class Complaint asserts claims under the 1933 Act, the 1934 Act, and Rule 10b-5. The Amended Lucas Class Complaint challenges statements in registration statements that became effective on February 25, 2020 and March 23, 2020 as well as subsequent public statements through April 2020 concerning certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The Amended Lucas Class Complaint purports to have been brought by an investor in USO on behalf of a class of similarly-situated shareholders who purchased USO securities between February 25, 2020 and April 28, 2020 and pursuant to the challenged registration statements. The Amended Lucas Class Complaint seeks to certify a class and to award the class compensatory damages at an amount to be determined at trial as well as costs and attorney’s fees. The Amended Lucas Class Complaint named as defendants USCF, USO, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes III, as well as the marketing agent, ALPS Distributors, Inc., and the Authorized Participants: ABN Amro, BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets, Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Goldman Sachs & Company, J.P. Morgan Securities Inc., Merrill Lynch Professional Clearing Corporation, Morgan Stanley & Company Inc., Nomura Securities International Inc., RBC Capital Markets LLC, SG Americas Securities LLC, UBS Securities LLC, and Virtu Financial BD LLC.

The lead plaintiff has filed a notice of voluntary dismissal of its claims against BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Morgan Stanley & Company, Inc., Nomura Securities International, Inc., RBC Capital Markets, LLC, SG Americas Securities LLC, and UBS Securities LLC.

USCF, USO, and the individual defendants in In re: United States Oil Fund, LP Securities Litigation intend to vigorously contest such claims and have moved for their dismissal.

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Wang Class Action

On July 10, 2020, purported shareholder Momo Wang filed a putative class action complaint, individually and on behalf of others similarly situated, against defendants USO, USCF, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, Malcolm R. Fobes, III, ABN Amro, BNP Paribas Securities Corp., Citadel Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Goldman Sachs & Company, JP Morgan Securities Inc., Merrill Lynch Professional Clearing Corp., Morgan Stanley & Company Inc., Nomura Securities International Inc., RBC Capital Markets LLC, SG Americas Securities LLC, UBS Securities LLC, and Virtu Financial BD LLC, in the U.S. District Court for the Northern District of California as Civil Action No. 3:20-cv-4596 (the “Wang Class Action”).

The Wang Class Action asserted federal securities claims under the 1933 Act, challenging disclosures in a March 19, 2020 registration statement. It alleged that the defendants failed to disclose to investors in USO certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The Wang Class Action was voluntarily dismissed on August 4, 2020.

Mehan Action

On August 10, 2020, purported shareholder Darshan Mehan filed a derivative action on behalf of nominal defendant USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes, III (the “Mehan Action”). The action is pending in the Superior Court of the State of California for the County of Alameda as Case No. RG20070732.

The Mehan Action alleges that the defendants breached their fiduciary duties to USO and failed to act in good faith in connection with a March 19, 2020 registration statement and offering and disclosures regarding certain extraordinary market conditions that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaint seeks, on behalf of USO, compensatory damages, restitution, equitable relief, attorney’s fees, and costs. All proceedings in the Mehan Action are stayed pending disposition of the motion(s) to dismiss in In re: United States Oil Fund, LP Securities Litigation.

USCF, USO, and the other defendants intend to vigorously contest such claims.

In re United States Oil Fund, LP Derivative Litigation

On August 27, 2020, purported shareholders Michael Cantrell and AML Pharm. Inc. DBA Golden International filed two separate derivative actions on behalf of nominal defendant USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Andrew F Ngim, Gordon L. Ellis, Malcolm R. Fobes, III, Nicholas D. Gerber, Robert L. Nguyen, and Peter M. Robinson in the U.S. District Court for the Southern District of New York at Civil Action No. 1:20-cv-06974 (the “Cantrell Action”) and Civil Action No. 1:20-cv-06981 (the “AML Action”), respectively.

The complaints in the Cantrell and AML Actions are nearly identical. They each allege violations of Sections 10(b), 20(a) and 21D of the 1934 Act, Rule 10b-5 thereunder, and common law claims of breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets. These allegations stem from USO’s disclosures and defendants’ alleged actions in light of the extraordinary market conditions in 2020 that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaints seek, on behalf of USO, compensatory damages, restitution, equitable relief, attorney’s fees, and costs. The plaintiffs in the Cantrell and AML Actions have marked their actions as related to the Lucas Class Action.

The Court consolidated the Cantrell and AML Actions under the caption In re United States Oil Fund, LP Derivative Litigation, Civil Action No. 1:20-cv-06974 and appointed co-lead counsel. All proceedings in In re United States Oil Fund, LP Derivative Litigation are stayed pending disposition of the motion(s) to dismiss in In re: United States Oil Fund, LP Securities Litigation.

USCF, USO, and the other defendants intend to vigorously contest the claims in In re United States Oil Fund, LP Derivative Litigation.

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Legal Opinion

Eversheds Sutherland (US) LLP is counsel to and advises BNO and USCF with respect to the shares being offered hereby and has passed upon the validity of the shares being issued hereunder. Eversheds Sutherland (US) LLP has also provided USCF with its opinion with respect to federal income tax matters addressed herein.

Experts

Spicer Jeffries LLP, an independent registered public accounting firm, has audited the statements of financial condition of BNO as of December 31, 2021 and December 31, 2020, including the schedule of investments as of December 31, 2021 and December 31, 2020, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2021, 2020 and 2019, that appear in the annual report on Form 10-K that is incorporated by reference. The financial statements of BNO in the Form 10-K were included therein in reliance upon the report of Spicer Jeffries LLP dated February 25, 2022, given on its authority of such firm as experts in accounting and auditing.

Material U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares in BNO, and the U.S. federal income tax treatment of BNO, as of the date hereof. Except where noted otherwise, it deals only with shares held by beneficial owners as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, traders in securities or commodities that elect to use a mark-to-market method of accounting, or holders of shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code and U.S. Treasury Regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below.

Investors considering the purchase, ownership or disposition of shares should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

As used herein, a “U.S. shareholder” is a beneficial owner of a share that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation, regardless of its source; or (iv) a trust (x) the administration of which is subject to the primary supervision of a U.S. court and has one or more “United States persons” (within the meaning of the Code) who have the authority to control all substantial decisions of the trust, or (y) that has made a valid election under applicable U.S. Treasury Regulations to be treated as a “United States person” (within the meaning of the Code). A “non-U.S. shareholder” generally is a beneficial owner of shares that is neither a U.S. shareholder nor partnership for U.S. federal income tax purposes. If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our shares, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership, or a partner of a partnership, holding our shares should consult his, her, or its own tax advisor regarding the U.S. federal tax consequences of investing in our shares. USCF, on behalf of BNO, has received the opinion of Eversheds Sutherland (US) LLP, counsel to BNO, that the material U.S. federal income tax consequences to BNO and to U.S. shareholders and non-U.S. shareholders will be as described below. In rendering its opinion, Eversheds Sutherland (US) LLP has relied on the facts described in this disclosure document as well as certain factual representations made by BNO and USCF. The opinion of Eversheds Sutherland (US) LLP is not binding on the IRS, and as a result, the IRS may not agree with the tax positions taken by BNO. If challenged by the IRS, BNO’s tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting BNO or prospective investors.

INVESTORS CONSIDERING THE PURCHASE OF SHARES SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, STATE, LOCAL AND FOREIGN LAWS, AND TAX TREATIES.

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U.S. Federal Income Tax Status of BNO

BNO is organized and operated as a limited partnership in accordance with the provisions of the LP Agreement and applicable state law. Under the Code, an entity or arrangement treated as a partnership that is deemed to be a “publicly traded partnership” is generally taxable as a corporation for U.S. federal income tax purposes. The Code provides an exception to this general rule for a publicly traded partnership whose gross income for each taxable year of its existence consists of at least 90% “qualifying income” (the “qualifying income exception”). For this purpose, section 7704 defines “qualifying income” as including, in pertinent part, interest (other than from a financial business), dividends and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards and options with respect to commodities, “qualifying income” includes income and gain from such commodities and futures, forwards and options with respect to commodities. BNO and USCF have represented the following to Eversheds Sutherland (US) LLP:

•	At least 90% of BNO’s gross income for each taxable year will constitute “qualifying income” within the meaning of Code section 7704 (as described above);
•	BNO is organized and operated in accordance with its governing agreements and applicable law;
•	BNO has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Eversheds Sutherland (US) LLP is of the opinion that BNO will be classified as a partnership for U.S. federal income tax purposes and that it is not taxable as a corporation for such purposes. BNO’s taxation as a partnership rather than a corporation will require USCF to conduct BNO’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that BNO’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Eversheds Sutherland (US) LLP will not review BNO’s ongoing compliance with these requirements and will have no obligation to advise BNO or BNO’s shareholders in the event of any subsequent change in the facts, representations or applicable law relied upon in reaching its opinion.

If BNO failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, BNO would be taxable as a corporation for federal income tax purposes and would be obligated to pay U.S. federal income tax on its income at regular corporate rates. In that event, shareholders would not report their share of BNO’s income or loss on their returns. In addition, distributions to shareholders would be treated as dividends to the extent of BNO’s current and accumulated earnings and profits. Subject to holding period and other requirements, any such dividend would be a qualifying dividend subject to U.S. federal income tax at the lower maximum tax rates applicable to long-term capital gains. To the extent a distribution exceeded BNO’s current and accumulated earnings and profits, the distribution would be treated as a return of capital to the extent of a shareholder’s adjusted tax basis in its shares, and to the extent that the amount of the distribution exceeded the shareholder’s adjusted tax basis in its shares, such excess is treated as gain from the sale or exchange of property. Accordingly, if BNO were to be treated as a corporation thereby resulting in BNO being taxed at regular corporate U.S. federal income tax rates, such treatment would likely have a material adverse effect on the economic return from an investment in BNO and on the value of the shares.

The remainder of this summary assumes that BNO is classified as a partnership for U.S. federal income tax purposes and not taxable as a corporation.

U.S. Shareholders

U.S. Federal Income Tax Consequences of Ownership of Shares

Taxation of BNO’s Income. No U.S. federal income tax is paid by BNO on its income. Instead, BNO files annual information returns, and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deduction, and credit of BNO. For example, shareholders must take into account their share of ordinary income realized by BNO from accruals of interest on Treasuries and other investments, and their share of gain from Crude Oil Interests. These items must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from BNO during the taxable year. Consequently, a shareholder may be allocated income or gain by BNO but receive no cash distribution with which to pay its tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability. Because USCF currently does not intend to make distributions, it is likely that in any year BNO realizes net income and/or gain that a U.S. shareholder will be required to pay taxes on its allocable share of such income or gain from sources other than BNO distributions. In addition, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). The income subject to the additional 3.8% tax includes any income from businesses involved in the trading of financial instruments or commodities.

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Allocations of BNO’s Profit and Loss. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below concerning certain conventions to be used by BNO, allocations of BNO income pursuant to the LP Agreement should be considered as having substantial economic effect or as being in accordance with a shareholder’s interest in BNO.

In general, BNO applies a monthly closing-of-the-books convention in determining allocations of economic profit or loss to shareholders. Income, gain, loss and deduction are determined on a monthly “mark-to-market” basis, taking into account accrued income and deductions and realized and unrealized gains and losses for the month. Items of taxable income, deduction, gain, loss and credit recognized by BNO for U.S. federal income tax purposes for any taxable year are allocated among holders in a manner that equitably reflects the allocation of economic profit or loss.

Under the monthly allocation convention used by BNO, the investor who holds a share as of the close of business on the last trading day of the previous month will be treated for purposes of making allocations as if it owned the share throughout the current month even if such investor disposes of such share during the current month. For example, an investor who buys a share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because he is deemed to hold it through the last day of May), but will not be allocated any of the tax items attributable to April. The tax items attributable to that share for April will be allocated to the person who is the actual or deemed holder of the share as of the close of business on the last trading day of March.

Under the monthly convention, an investor who purchases and sells a share during the same month, and therefore does not hold (and is not deemed to hold) the share at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that share for any period. Accordingly, investors may receive no allocations with respect to shares that they actually held, or may receive allocations with respect to shares attributable to periods that they did not actually hold the shares.

By investing in shares, a U.S. shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. federal income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedules K-1, K-2, K-3, or any successor form provided to shareholders by BNO.

BNO applies certain conventions in determining and allocating items for tax purposes in order to reduce the complexity and costs of administration. USCF believes that application of these conventions is consistent with the intent of the partnership provisions of the Code and the applicable Treasury Regulations, and that the resulting allocations will have substantial economic effect or otherwise should be respected as being in accordance with shareholders’ interests in BNO for U.S. federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with methods permitted under the applicable Treasury Regulations, as well as the legislative history for the provisions that require allocations to appropriately reflect changes in ownership interests. It is possible that the IRS could successfully challenge BNO’s allocation methods on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a shareholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our method was respected. USCF is authorized to revise our allocation method to conform to any method permitted under future Treasury Regulations.

The assumptions and conventions used in making tax allocations may cause a shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by BNO during the period it held its shares. This “mismatch” between taxable and economic income or loss in some cases may be temporary, reversing itself in a later period when the shares are sold, but could be permanent.

Section 754 Election. BNO has made the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that, in connection with secondary market sales, we adjust the purchaser’s proportionate share of the tax basis of our assets to fair market value, as reflected in the price paid for the shares, as if the purchaser had directly acquired an interest in our assets. The section 754 election is intended to eliminate disparities between a partner’s basis in its partnership interest and its share of the tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for shares and the tax bases of BNO’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of shares may be favorable or unfavorable. In order to make the appropriate basis adjustments in a cost-effective manner, BNO will use certain simplifying conventions and assumptions. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different basis adjustments to be made, which could adversely affect some shareholders.

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Mark-to-Market of Certain Exchange-Traded Contracts. For U.S. federal income tax purposes, BNO generally is required to use a “mark-to-market” method of accounting under which unrealized gains and losses on instruments constituting “section 1256 contracts” are recognized currently. A section 1256 contract is defined as: (1) a futures contract that is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking-to-market”; (2) a forward contract on exchange-traded foreign currencies, where the contracts are traded in the interbank market; (3) a non-equity option traded on or subject to the rules of a qualified board or exchange; (4) a dealer equity option; or (5) a dealer securities futures contract.

Under these rules, section 1256 contracts held by BNO at the end of each taxable year, including, for example, Futures Contracts and options on Futures Contracts traded on a U.S. exchange or board of trade or certain foreign exchanges, are treated as if they were sold by BNO for their fair market value on the last business day of the taxable year. A shareholder’s distributive share of BNO’s net gain or loss with respect to each section 1256 contract generally is treated as long-term capital gain or loss to the extent of 60 percent thereof, and as short-term capital gain or loss to the extent of 40 percent thereof, without regard to the actual holding period (“60-40 treatment”).

Many of BNO’s Futures Contracts and some of their other commodity interests will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination or marking-to-market of BNO’s section 1256 contracts will be subject to 60-40 treatment and allocated to shareholders in accordance with the monthly allocation convention. Cleared swaps and other commodity swaps will likely not qualify as section 1256 contracts. If a commodity swap is not treated as a section 1256 contract, any gain or loss on the swap recognized at the time of disposition or termination will be long-term or short-term capital gain or loss depending on the holding period of the swap.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to you by BNO, including, but not limited to, those described below.

A shareholder’s deduction of its allocable share of any loss of BNO is limited to the lesser of (1) the adjusted tax basis in its shares or (2) in the case of a shareholder that is an individual or a closely held corporation, the amount which the shareholder is considered to have “at risk” with respect to our activities. In general, the amount at risk will be your invested capital plus your share of any recourse debt of BNO for which you are liable. Losses in excess of the lesser of (1) the adjusted tax basis or (2) the amount at risk, must be deferred until years in which BNO generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Noncorporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a noncorporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

For taxable years beginning before January 1, 2026, otherwise deductible expenses incurred by noncorporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are not deductible. For taxable years beginning on or after January 1, 2026, such miscellaneous itemized deductions are deductible only to the extent they exceed 2 percent of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe management fees we pay to USCF and other expenses we incur will constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. In addition, for taxable years beginning on or after January 1, 2026, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or
•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.
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For taxable years beginning before January 1, 2026, noncorporate shareholders are entitled to a deduction (subject to certain limitations) equal to their “combined qualified business income.” “Combined qualified business income” for this purpose includes 20% of a noncorporate taxpayer’s “qualified publicly traded partnership income.” In general, “qualified publicly traded partnership income” includes a noncorporate taxpayer’s allocable share of “qualified items” of income, gain, deduction, and loss. A “qualified item” for this purpose is an item of income, gain deduction, or loss that is effectively connected with a U.S. trade or business and includible income for the year. As discussed below, although the matter is not free from doubt, BNO believes that the activities directly conducted by BNO will not result in BNO being engaged in a trade or business within in the United States. See “Non-U.S. Shareholders—Withholding on Allocations and Distributions” below. As a result, we do not anticipate that any of our items of income, gain, deduction, or loss will be reported as “qualified publicly traded partnership income” eligible for the deduction for “combined qualified business income.” “Qualified publicly traded partnership income” also includes any gain or loss from the sale of an interest in a partnership to the extent attributable to “unrealized receivables” or “inventory” under section 751 (for a discussion of section 751, see “Tax Consequences of Disposition of Shares” below). A noncorporate taxpayer that recognizes any gain or loss from the sale of an interest in BNO that is attributable to “unrealized receivables” or “inventory” under section 751 should consult with such taxpayer’s tax advisor to determine whether any portion of such gain or loss constitutes “qualified publicly traded partnership income” eligible for the deduction for “combined qualified business income”.

A taxpayer is generally prohibited from deducting business interest to the extent that it exceeds the sum of (i) business interest income of such taxpayer, (ii) 30% of the adjusted taxable income of such taxpayer, plus (iii) the floor plan financing interest of such taxpayer. In the case of partnerships, this determination is made at the partnership level. To the extent that the business income of the partnership exceeds the amount necessary to absorb all of the partnership’s business interest, such excess amount is allocated to the partners as excess business income, which amount may be used against any business interest of the partner (but not any other partnerships). To the extent that the partnership has any disallowed business interest expense, such amount is allocated among the partners, reduces the partners’ outside tax basis in their partnership interests by their allocable shares, and is carried forward to future years. Such carryforward may only be used as a deduction to the extent that the partnership has excess business income in the future. In the event that a partner transfers a partnership interest with any excess business interest carryforward amounts, such amounts increase the partner’s tax basis in its partnership interest immediately before the transfer. Although it is not free from doubt, BNO does not anticipate that it will be treated as engaged in a trade or business. As a result, BNO does not anticipate that any portion of its interest expense (if any) will constitute business interest or that shareholders will be allocated any excess business income as a result of holding BNO shares.

Noncorporate shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” “Investment interest expense” of a shareholder will generally include any interest accrued by BNO and any interest paid or accrued on direct borrowings by a shareholder to purchase or carry its shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income), less deductible expenses other than interest directly connected with the production of investment income.

To the extent that we allocate losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, the U.S. Treasury Regulations thereunder, or other U.S. federal income tax authorities, you may be taxed on income in excess of your economic income or distributions (if any) on your shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by BNO for a particular taxable year, and in the same year be allocated a share of a capital loss that you cannot deduct currently because you have insufficient capital gains against which to offset the loss. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your shares. Shareholders are urged to consult their own professional tax advisors regarding the effect of limitations under the Code, the U.S. Treasury Regulations thereunder, and other U.S. federal income tax authorities on their ability to deduct their allocable share of BNO’s losses and expenses.

Tax Basis of Shares

A shareholder’s tax basis in its shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its shares, (2) the amount of non-taxable distributions that it may receive from BNO and (3) its ability to utilize its distributive share of any losses of BNO on its tax return. A shareholder’s initial tax basis of its shares will equal its cost for the shares plus its share of BNO’s liabilities (if any) at the time of purchase. In general, a shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of BNO as to which the shareholder or an affiliate is the creditor, guarantor, or otherwise bears the economic risk of loss (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of BNO that are not partner nonrecourse liabilities as to any shareholder.

A shareholder’s adjusted tax basis in its shares generally will be (1) increased by (a) its allocable share of BNO’s taxable income and gain and (b) any additional contributions by the shareholder to BNO and (2) decreased (but not below zero) by (a) its allocable share of BNO’s tax deductions and losses and (b) any distributions by BNO to the shareholder. For this purpose, a net increase in a shareholder’s share of BNO’s liabilities will be treated as a contribution of cash by the shareholder to BNO and a net decrease in that share will be treated as a distribution of cash by BNO to the shareholder. Pursuant to certain IRS rulings, a shareholder will be required to maintain a single, “unified” adjusted tax basis in all shares that it owns. As a result, when a shareholder that acquired its shares at different prices sells less than all of its shares, such shareholder will not be entitled to specify particular shares (e.g., those with a higher adjusted tax basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified adjusted tax basis in its shares to the shares sold.

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Treatment of BNO Distributions. If BNO makes non-liquidating distributions to shareholders, such distributions generally will not be taxable to the shareholders for U.S. federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value of marketable securities distributed exceeds the shareholder’s adjusted basis of its interest in BNO immediately before the distribution. Any cash distributions in excess of a shareholder’s tax basis generally will be treated as gain from the sale or exchange of shares.

U.S. Federal Income Tax Consequences of Disposition of Shares

If a shareholder sells its shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis in the shares sold. A shareholder’s amount realized will be the sum of the cash and the fair market value of other property received, plus its share of any BNO debt outstanding.

Gain or loss recognized by a shareholder on the sale or exchange of shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow shareholders to identify and use the actual holding periods for the shares sold for purposes of determining whether the gain or loss recognized on a sale of shares will give rise to long-term or short-term capital gain or loss. It is expected that most shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for shares sold. If a shareholder fails to make the election or is not able to identify the holding periods of the shares sold, the shareholder may have a split holding period in the shares sold. Under such circumstances, a shareholder will be required to determine its holding period in the shares sold by first determining the portion of its entire interest in BNO that would give rise to long-term capital gain or loss if its entire interest were sold and the portion that would give rise to short-term capital gain or loss if the entire interest were sold. The shareholder would then treat each share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in BNO.

Under Section 751 of the Code, a portion of a shareholder’s gain or loss from the sale of shares (regardless of the holding period for such shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by BNO. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income if sold by BNO. However, the short-term capital gain on section 1256 contracts resulting from 60-40 treatment, described above, should not be subject to this rule.

If some or all of your shares are lent by your broker or other agent to a third party — for example, for use by the third party in covering a short sale — you may be considered as having made a taxable disposition of the loaned shares. Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their shares are urged to seek advice from their tax advisors.

Other U.S. Federal Income Tax Matters

Information Reporting. BNO reports tax information to the beneficial owners of shares. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners, but who have the capacity to exercise substantial dominion and control over the assigned partnership interests, will be considered beneficial owners for U.S. federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we treat the following persons as partners for U.S. federal income tax purposes: (1) assignees of shares who are pending admission as limited partners, and (2) shareholders whose shares are held in street name or by another nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their shares. BNO will furnish shareholders each year with tax information on IRS Schedules K-1, K-2, or K-3 (Form 1065), as applicable, which will be used by the shareholders in completing their tax returns.

Persons who hold an interest in BNO as a nominee for another person are required to furnish to us the following information: (1) the name, address and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the amount and description of shares acquired or transferred for the beneficial owner; and (4) certain information, including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on shares they acquire, hold or transfer for their own account. The nominee is required to supply the beneficial owner of the shares with the information furnished to us. Penalties may apply for a failure to report required information.

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Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by BNO. Partnerships are generally treated as separate entities for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction, and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the shareholders.

BNO may be liable for U.S. federal income tax on any “imputed understatement” resulting from an adjustment due to an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gains to any investor and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If BNO is required to pay any U.S. federal income tax arising from an imputed understatement, the resulting tax liability would reduce the net assets of BNO and would likely have an adverse impact on the value of the shares. Under certain circumstances, BNO may be eligible to make an election to cause the shareholder to take into account the amount of any imputed understatement, including any interest and penalties. The ability of a publicly traded partnership such as BNO to make this election is uncertain. If the election is made, BNO would be required to provide shareholders who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. The Code generally requires BNO to designate one person as the “partnership representative” who has sole authority to defend against an audit with the IRS, challenge any adjustment in a court of law, and settle any audit or other proceeding. The LP Agreement appoints USCF as the partnership representative of BNO.

Reportable Transaction Disclosure Rules. In certain circumstances the Code, Treasury Regulations, and certain IRS administrative guidance require that the IRS be notified of taxable transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions, irrespective of whether they are structured to achieve particular tax benefits. These disclosure rules could require disclosure by BNO or shareholders if a shareholder incurs a loss in excess a specified threshold from a sale or redemption of its shares or possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally is an adjusted tax basis equal to and solely determined by the amount of cash paid by the taxpayer for such asset, and satisfies certain other requirements, they do apply to a loss recognized with respect to interests in a pass-through entity, such as the shares. Significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Shareholders should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership, such as BNO, is a qualified publicly traded partnership is made on an annual basis. BNO expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. persons who derive U.S. source income or gain from investing or engaging in a U.S. business are taxable on two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30 percent withholding tax, which may be reduced for certain categories of income by a treaty between the United States and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. person who is a partner in a partnership that is engaged in the conduct of a U.S. trade or business during a taxable year will also be considered to be engaged in the conduct of a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in a U.S. trade or business, unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, BNO believes that the activities directly conducted by BNO will not result in BNO being engaged in the conduct of a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that BNO’s activities constitute a U.S. trade or business.

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In the event that BNO’s activities were considered to constitute a U.S. trade or business, BNO would be required to withhold at the highest rate specified in section 1 of the Code on allocations of income to individual and corporate non-U.S. shareholders, when such income is allocated or distributed. A non-U.S. shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the non-U.S. shareholder with the mechanism to seek a refund of any withholding in excess of such shareholder’s actual U.S. federal income tax liability. Any amount withheld by BNO on behalf of a non-U.S. shareholder will be treated as a distribution to the non-U.S. shareholder to the extent possible. In some cases, BNO may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. shareholder, which may result in such cost being borne by BNO, generally, and by all shareholders.

If BNO is not treated as engaged in a U.S. trade or business, a non-U.S. shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30 percent withholding tax (possibly subject to reduction by treaty), with respect to some or all of its distributions from BNO or its allocable share of BNO income. Amounts withheld on behalf of a non-U.S. shareholder will be treated as being distributed to such shareholder.

To the extent any interest income allocated to a non-U.S. shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the non-U.S. shareholder will be subject to withholding, provided that the non-U.S. shareholder is not otherwise engaged in a trade or business in the United States and provides BNO with a timely and properly completed and executed IRS Form W-8BEN, W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10 percent or more of the voting power of the issuer.

Most of BNO’s interest income qualifies as “portfolio interest.” In order for BNO to avoid withholding on any interest income allocable to non-U.S. shareholders that would qualify as “portfolio interest,” it will be necessary for all non-U.S. shareholders to provide BNO with a timely and properly completed and executed Form W-8BEN or W-8BEN-E (or other applicable form). If a non-U.S. shareholder fails to provide a properly completed Form W-8BEN, W-8BEN-E, or other applicable form, USCF may request that the non-U.S. shareholder provide, within 15 days after the request by USCF, a properly completed Form W-8BEN, W-8BEN-E, or other applicable form. If a non-U.S. shareholder fails to comply with this request, the shares owned by such non-U.S. shareholder will be subject to redemption.

Recently issued U.S. Treasury Regulations require withholding on certain distributions occurring on or after January 1, 2023 made by a publicly traded partnership. An exception under these rules applies if a publicly traded partnership certifies that it is not engaged in a trade or business within the United States at any time during its taxable year through the publicly traded partnership’s designated date. In order to make this certification, the publicly traded partnership must issue a “qualified notice” indicating that it qualifies for this exception. A broker may not rely on such a certification if it has actual knowledge that the certification is incorrect or unreliable. BNO intends to issue qualified notices that satisfy the applicable requirements and which confirms this exception from withholding. Certain aspects of these rules remain unclear. Until the IRS issues guidance further clarifying these rules, non-U.S. shareholders are urged to consult their tax advisors regarding the impact of these rules on an investment in our shares, and brokers are urged consult their tax advisors in making withholding decisions pursuant to these rules.

Gain from Sale of Shares. Gain from the sale or exchange of the shares may be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30 percent withholding tax on the amount of such individual’s gain. In addition, if BNO is treated as being engaged in a U.S. trade or business, a portion of the gain on the sale or exchange will be treated as effectively connected income subject to U.S. federal income tax to the extent that a sale of BNO’s assets would give rise to effectively connected income. Section 1446(f) of the Code was enacted as part of the Tax Cuts and Jobs Act of 2017. Section 1446(f) of the Code provides that certain transfers of a partnership interest, including an interest in a publicly traded partnership, may be subject to 10% withholding. However, the U.S. Treasury Department and the IRS have suspended these rules for transfers of certain publicly traded partnership interests, including certain transfers of our shares, that occur before January 1, 2023.

Under recently finalized U.S. Treasury Regulations, brokers generally are required to withhold on certain transfers of interests in partnerships, including interests in publicly traded partnerships. An exception under these rules applies if a publicly traded partnership certifies that it is not engaged in a trade or business within the United States at any time during its taxable year through the publicly traded partnership’s designated date. In order to make this certification, the publicly traded partnership must issue a “qualified notice” indicating that it qualifies for this exception. A broker may not rely on such a certification if it has actual knowledge that the certification is incorrect or unreliable. BNO intends to issue qualified notices that satisfy the applicable requirements and which confirms this exception from withholding. In addition, certain aspects of these rules remain unclear. Until the IRS issues guidance further clarifying these rules, non-U.S. shareholders are urged to consult their tax advisors regarding the impact of these rules on an investment in our shares, and brokers are urged to consult their tax advisors in making withholding decisions pursuant to these rules.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any non-U.S. shareholders that are corporations may also be subject to an additional tax, the branch profits tax, at a rate of 30 percent. The branch profits tax is imposed on a non-U.S. corporation’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the corporation’s U.S. trade or business but are not reinvested in a U.S. business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. shareholder is a “qualified resident.”

Prospective non-U.S. shareholders should consult their tax advisor with regard to these and other issues unique to non-U.S. shareholders.

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Backup Withholding

U.S. Shareholders.

A U.S. shareholder may be subject to information reporting and backup withholding when such U.S. shareholder receives taxable distributions on the shares and proceeds from the sale or other disposition of the shares (including a redemption of the shares). Certain U.S. shareholders generally are not subject to information reporting or backup withholding. A U.S. shareholder will be subject to backup withholding if such U.S. shareholder is not otherwise exempt and such U.S. shareholder:

•	fails to furnish the U.S. shareholder’s U.S. taxpayer identification number, which, for an individual, generally is his or her U.S. social security number;
•	furnishes an incorrect U.S. taxpayer identification number;
•	is notified by the IRS that the U.S. shareholder has failed properly to report payments of interest or dividends; or
•	fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. shareholder has furnished a correct U.S. taxpayer identification number and that the IRS has not notified the U.S. shareholder that the U.S. shareholder is subject to backup withholding.

U.S. shareholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional U.S. federal income tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

Non-U.S. Shareholders.

The amount of taxable distributions that we pay to any non-U.S. shareholder on the shares will be reported to the non-U.S. shareholder and to the IRS annually on an IRS Form 1042-S, regardless of the amount of U.S. federal income tax withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement with the tax authorities of the country in which the non-U.S. shareholder resides. However, a non-U.S. shareholder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the non-U.S. shareholder, provided that we do not have actual knowledge or reason to know that such non-U.S. shareholder is a “United States person” within the meaning of the Code, and the non-U.S. shareholder complies with applicable certification and disclosure requirements and furnishes to us the requisite information.

If a non-U.S. shareholder sells or exchanges a share through a United States broker or the United States office of a foreign broker or such sale is deemed to occur through a United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding, unless the non-U.S. shareholder provides a withholding certificate establishing that such holder is not a U.S. shareholder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. shareholder, or the non-U.S. shareholder is an exempt recipient eligible for an exemption from information reporting and backup withholding. If a non-U.S. shareholder sells or exchanges a share through the foreign office of a broker who is a “United States person” (within the meaning of the Code) or a “U.S. middleman” (as that that term is defined under applicable U.S. Treasury Regulations), the proceeds from such sale or exchange will be subject to information reporting, unless the non-U.S. shareholder provides to such broker a withholding certificate establishing that such shareholder is not a U.S. shareholder and such broker does not have actual knowledge or reason to know that such evidence is false, or the non-U.S. shareholder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. shareholder.

A non-U.S. shareholder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. shareholder’s U.S. federal income tax liability or may claim a refund, provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. shareholders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

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Foreign Account Tax Compliance Act Provisions

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”), unless such FFIs either :(1) enter into an agreement with the U.S. Treasury Department to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners); or (2) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and comply with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S.-source interest and dividends. While the Code would also require withholding on the payments of the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding tax on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% U.S. owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% U.S. owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares, beneficial owners could be subject to this 30% withholding tax with respect to distributions on their shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

Other Tax Considerations

In addition to U.S. federal income taxes, shareholders may be subject to other taxes, such as foreign (non-US) income taxes, state and local income taxes, unincorporated business taxes, business franchise taxes, gift and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which BNO does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in BNO. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Eversheds Sutherland (US) LLP has not provided an opinion concerning any aspects of state, local or foreign tax or U.S. federal tax other than those U.S. federal income tax issues discussed herein.

Certain ERISA and Related Considerations

General

Many employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA plan asset rules (“plan asset entity”); who has investment discretion should take into account before deciding to invest in the entity’s assets in BNO. Employee benefit plans, plans defined under Section 4975 of the Code and plan asset entities are collectively referred to below as “plans”, and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA, the Code and applicable guidance as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in BNO and the manner in which limited partnership interests should be purchased. USCF does not represent that the limited partnership interests hereby offered are appropriate for plans or any particular plan.

Special Investment Considerations

Investments by plans governed by ERISA are subject to ERISA’s fiduciary requirements, including the requirements of investment prudent and diversification. As a result, each plan fiduciary must consider the facts and circumstances that are relevant to their plan’s specific circumstances when evaluating an investment in BNO, including the role that an investment in BNO would play in the plan’s overall investment portfolio, taking into account the plan’s purpose, the risk and loss of potential return with respect to the investment, the liquidity, the current return of the total portfolio relative to the anticipated cash flow needs of the plan, and the projected return of the portfolio and relative to the plan’s investment objectives. Each plan fiduciary, before deciding to invest in BNO, must be satisfied that its investment in the limited partnership interests in BNO is prudent for the plan, that the investments of the plan are properly diversified and that an investment in BNO complies with the terms of the plan.

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BNO and Plan Assets

Regulations issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a limited partnership will result in the underlying assets of the partnership being deemed “plan assets” for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a limited partnership will not be deemed to be assets of a plan that purchases an equity interest in the partnership if the equity interest purchased qualifies as a publicly-offered security. If the underlying assets of a limited partnership are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that partnership would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

An equity interest will qualify as a publicly offered security if it is:

(1)	freely transferable (determined based on the relevant facts and circumstances);
(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and
(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

Regulations under ERISA state that the determination of whether a security is “freely transferable” is to be made based on all of the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law, (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security, and (3) any restriction on the substitution of an assignee as a limited partner of a partnership, including a general partner consent requirement, provided that the economic benefits of ownership of the assignor may be transferred or assigned without regard to such restriction or consent (other than compliance with any of the foregoing restrictions).

USCF believes that the conditions described above are satisfied with respect to the limited partnership interests. USCF believes that the limited partnership interests therefore constitute publicly-offered securities, and the underlying assets of BNO will not be deemed to be “plan assets” under applicable ERISA regulations.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving plans and persons who have certain specified relationships to plans.

In general, BNO limited partnership interests may not be purchased with the assets of a plan if USCF, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;
•	exercise any authority or control with respect to management or disposition of the assets of the plan;
•	render investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the plan;
•	have any authority or responsibility to render investment advice with respect to any monies or other property of the plan; or
•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in an equity interest is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in an equity interest share constitutes an arrangement under which BNO is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the share, (3) the investing plan, by itself, has the authority or influence to cause BNO to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause BNO to engage in such transactions with such person.

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Special IRA Rules

Individual retirement accounts (“IRAs”) are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from BNO and its custodial arrangement. Otherwise, if a separate qualifying custodial arrangement is not maintained, an investment in the limited partnership interests will be treated as a distribution from the IRA. Additionally, IRAs are prohibited from investing in certain commingled investments, and USCF makes no representation regarding whether an investment in limited partnership interests is an inappropriate commingled investment for an IRA. Finally, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Governmental plans and church plans are generally not subject to ERISA, and the above-described prohibited transaction provisions described above do not apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which operate similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan should consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in BNO (and any continued investment in BNO), or the operation and administration of BNO, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in BNO is not to be construed as a representation by USCF, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in BNO in light of the circumstances of the particular plan, current tax law and ERISA.

THE FOREGOING SUMMARY OF ERISA CONSIDERATIONS IS BASED UPON ERISA, JUDICIAL DECISIONS, DEPARTMENT OF LABOR REGULATIONS AND RULINGS IN EXISTENCE ON THE DATE HEREOF, ALL OF WHICH ARE SUBJECT TO CHANGE. THE SUMMARY IS GENERAL IN NATURE AND DOES NOT ADDRESS EVERY ERISA ISSUE THAT MAY BE APPLICABLE TO AN INVESTMENT IN BNO OR TO A PARTICULAR INVESTOR.

Form of Shares

Registered Form. Shares are issued in registered form in accordance with the LP Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. The Administrator keeps a record of all limited partners and holders of the shares in certificated form in the registry (the “Register”). USCF recognizes transfers of shares in certificated form only if done in accordance with the LP Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in the Depository Trust Company (“DTC”).

Book Entry. Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of investors holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

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DTC. DTC has advised BNO as follows: DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

Transfers of Shares Only Through DTC. The shares are only transferable through the book-entry system of DTC. Limited partners who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised BNO that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Transfer/Application Requirements. All purchasers of BNO’s shares, and potentially any purchasers of shares in the future, who wish to become limited partners or other record holders and receive cash distributions, if any, or have certain other rights, must deliver an executed transfer application in which the purchaser or transferee must certify that, among other things, he, she or it agrees to be bound by BNO’s LP Agreement and is eligible to purchase BNO’s securities. Each purchaser of shares offered by this prospectus must execute a transfer application and certification. The obligation to provide the form of transfer application will be imposed on the seller of shares or, if a purchase of shares is made through an exchange, the form may be obtained directly through BNO. Further, USCF may request each record holder to furnish certain information, including that record holder’s nationality, citizenship or other related status. A record holder is a shareholder that is, or has applied to be, a limited partner. An investor who is not a U.S. resident may not be eligible to become a record holder or one of BNO’s limited partners if that investor’s ownership would subject BNO to the risk of cancellation or forfeiture of any of BNO’s assets under any federal, state or local law or regulation. If the record holder fails to furnish the information or if USCF determines, on the basis of the information furnished by the holder in response to the request, that such holder is not qualified to become one of BNO’s limited partners, USCF may be substituted as a holder for the record holder, who will then be treated as a non-citizen assignee, and BNO will have the right to redeem those securities held by the record holder.

A transferee’s broker, agent or nominee may complete, execute and deliver a transfer application and certification. BNO may, at its discretion, treat the nominee holder of a share as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

A person purchasing BNO’s existing shares, who does not execute a transfer application and certify that the purchaser is eligible to purchase those securities acquires no rights in those securities other than the right to resell those securities. Whether or not a transfer application is received or the consent of USCF obtained, BNO’s shares are securities and are transferable according to the laws governing transfers of securities.

Any transfer of shares will not be recorded by the transfer agent or recognized by USCF unless a completed transfer application is delivered to USCF or the Administrator. When acquiring shares, the transferee of such shares that completes a transfer application will:

•	be an assignee until admitted as a substituted limited partner upon the consent and sole discretion of USCF and the recording of the assignment on the books and records of the partnership;
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•	automatically request admission as a substituted limited partner;
•	agree to be bound by the terms and conditions of, and execute, the LP Agreement;
•	represent that such transferee has the capacity and authority to enter into the LP Agreement;
•	grant powers of attorney to USCF and any liquidator of BNO; and
•	make the consents and waivers contained in the LP Agreement.

An assignee will become a limited partner in respect of the transferred shares upon the consent of USCF and the recordation of the name of the assignee on BNO’s books and records. Such consent may be withheld in the sole discretion of USCF.

If consent of USCF is withheld, such transferee shall be an assignee. An assignee shall have an interest in the partnership equivalent to that of a limited partner with respect to allocations and distributions, including, without limitation, liquidating distributions, of the partnership. With respect to voting rights attributable to shares that are held by assignees, USCF shall be deemed to be the limited partner with respect thereto and shall, in exercising the voting rights in respect of such shares on any matter, vote such shares at the written direction of the assignee who is the record holder of such shares. If no such written direction is received, such shares will not be voted. An assignee shall have no other rights of a limited partner.

Until a share has been transferred on BNO’s books, BNO and the transfer agent may treat the record holder of the share as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

What is the Plan of Distribution?

Buying and Selling Shares

Most investors buy and sell shares of BNO in secondary market transactions through brokers. Shares trade on the NYSE Arca under the ticker symbol “BNO”. Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors incur customary brokerage commissions and charges. Investors are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent and Authorized Participants

The offering of BNO’s shares is a best efforts offering. BNO continuously offers Creation Baskets consisting of 50,000 shares through the Marketing Agent, to Authorized Participants. Authorized Participants pay a $350 fee for each order to create or redeem one or more Creation Baskets or Redemption Baskets. Through September 30, 2022, the fee of the Marketing Agent, which is borne by USCF, was equal to 0.06% on BNO’s assets up to the first $3 billion and 0.04% on BNO’s assets in excess of $3 billion. The agreement with the Marketing Agent has been amended and, commencing October 1, 2022, the fee of the Marketing Agent, which is calculated daily and payable monthly and borne by USCF, is equal to 0.025% of BNO’s total net assets. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of BNO calculated shortly after the close of the core trading session on the NYSE Arca on that day divided by the number of issued and outstanding shares. An Authorized Participant is not required to sell any specific number or dollar amount of shares.

When an Authorized Participant executes an agreement with USCF on behalf of BNO (each such agreement, an “Authorized Participant Agreement”), such Authorized Participant becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, BNO. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create.

As of November 30, 2022, BNO had the following Authorized Participants: Citadel Securities LLC, Credit Suisse Securities USA LLC, Goldman Sachs & Company, JP Morgan Securities LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co., Inc., RBC Capital Markets LLC, and Virtu Americas LLC.

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Because new shares can be created and issued on an ongoing basis, at any point during the life of BNO, a “distribution”, as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. In addition, any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter.

Authorized Participants will comply with the prospectus-delivery requirements in connection with the sale of shares to customers. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Basket from BNO, breaks the Creation Basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. Authorized Participants may also engage in secondary market transactions in shares that would not be deemed “underwriting”. For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

USCF may qualify the shares in states selected by USCF and intends that sales be made through broker-dealers who are members of FINRA. Investors intending to create or redeem baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by USCF, they will not be entitled to receive a discount or commission from BNO for their purchases of Creation Baskets.

Calculating Per Share NAV

BNO’s per share NAV is calculated by:

•	Taking the current market value of its total assets;
•	Subtracting any liabilities; and
•	Dividing that total by the total number of outstanding shares.

The Administrator calculates the per share NAV of BNO once each NYSE Arca trading day. The per share NAV for a normal trading day is released after 4:00 p.m. New York time. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator uses the ICE Futures Exchange settlement price (a weighted average price of trades during a three minute settlement period from 2:27 p.m. to 2:30 p.m. New York time) for the Futures Contracts traded on the ICE Futures Exchange, but calculates or determines the value of all other BNO investments (including Futures Contracts not traded on the ICE Futures Exchange, Other Crude Oil-Related Investments and Treasuries), using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. New York time, in accordance with the current Administrative Agency Agreement among the Administrator, BNO and USCF. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by BNO in the regular course of its business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

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In addition, in order to provide updated information relating to BNO for use by investors and market professionals, the NYSE Arca calculates and disseminates throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value is calculated by using the prior day’s closing per share NAV of BNO as a base and updating that value throughout the trading day to reflect changes in the most recently reported trade price for the active Brent crude oil Futures Contracts on the ICE Futures Exchange. The prices reported for those Futures Contract months are adjusted based on the prior day’s spread differential between settlement values for the relevant contract and the spot month contract. In the event that the spot month contract is also the Benchmark Futures Contract, the last sale price for that contract is not adjusted. The indicative fund value share basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the per share NAV, because the per share NAV is calculated only once at the end of each trading day, based upon the relevant end of day values of BNO’s investments.

The NYSE Arca disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of BNO shares on the NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of BNO and the indicative fund value. If the market price of BNO shares diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if BNO appears to be trading at a discount compared to the indicative fund value, a market professional could buy BNO shares on the NYSE Arca and sell short Futures Contracts. Such arbitrage trades can tighten the tracking between the market price of BNO and the indicative fund value and thus can be beneficial to all market participants.

BNO reserves the right to adjust the share price of BNO in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per share, but would have no effect on the net assets of BNO or the proportionate voting rights of shareholders or limited partners.

Creation and Redemption of Shares

BNO creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to BNO or the distribution by BNO of the amount of Treasuries and any cash represented by the baskets being created or redeemed, the amount of which is based on the combined NAV of the number of shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with USCF on behalf of BNO (each such agreement, an “Authorized Participant Agreement”). The Authorized Participant Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by USCF, without the consent of any limited partner or shareholder or Authorized Participant. Authorized Participants pay a transaction fee of $350 to BNO for each order they place to create one or more Creation Baskets or to redeem one or more Redemption Baskets. The transaction fee may be reduced, increased or otherwise changed by USCF. Authorized Participants who make deposits with BNO in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either BNO or USCF, and no such person will have any obligation or responsibility to USCF or BNO to effect any sale or resale of shares.

Certain Authorized Participants are expected to be capable of participating directly in the physical crude oil market and the crude oil futures market. In some cases, Authorized Participants or their affiliates may from time to time buy or sell crude oil or Crude Oil Interests and may profit in these instances. USCF believes that the size and operation of the crude oil markets make it unlikely that an Authorized Participant’s direct activities in the crude oil or securities markets will significantly affect the price of crude oil, Crude-Oil Interests, or the price of the shares.

Each Authorized Participant is required to be registered as a broker-dealer under the 1934 Act and is a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

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Under the Authorized Participant Agreement, USCF, and BNO under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the LP Agreement and the form of Authorized Participant Agreement for more detail, each of which is incorporated by reference into this prospectus.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when any of the NYSE Arca, the ICE Futures Exchange or the NYSE is closed for regular trading. Purchase orders must be placed by 12:00 p.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit Treasuries, cash, or a combination of Treasuries and cash, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Participant must also have wired to the Custodian the nonrefundable transaction fee due for the purchase order. Authorized Participants may not withdraw a creation request, except as otherwise set forth in the procedures in the Authorized Participant Agreement.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of BNO, and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC energy transaction (through itself or a designated acceptable broker) with BNO for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and types of contracts specified shall be determined by USCF, in its sole discretion, to meet BNO’s investment objective and shall be purchased as a result of the Authorized Participant’s purchase of shares.

Determination of Required Deposits

The total deposit required to create each Creation Basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of BNO (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of shares to be created under the purchase order is in proportion to the total number of shares outstanding on the purchase order date. USCF determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and the amount of cash, including the maximum permitted remaining maturity of a Treasury and proportions of Treasury and cash that may be included in deposits to create baskets. The Marketing Agent will publish such requirements at the beginning of each business day. The amount of cash deposit required is the difference between the aggregate market value of the Treasuries required to be included in a Creation Basket Deposit as of 4:00 p.m. New York time on the date the order to purchase is properly received and the total required deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for transferring to BNO’s account with the Custodian the required amount of Treasuries and cash by the end of the second business day following the purchase order date. Upon receipt of the deposit amount, the Administrator directs DTC to credit the number of baskets ordered to the Authorized Participant’s DTC account on the second business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of BNO shall be borne solely by the Authorized Participant.

Because orders to purchase baskets must be placed by 12:00 p.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until after 4:00 p.m. New York time on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. BNO’s per share NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

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Rejection of Purchase Orders

USCF acting by itself or through the Marketing Agent shall have the absolute right but no obligation to reject a purchase order or a Creation Basket Deposit if:

•	it determines that the investment alternative available to BNO at that time will not enable it to meet its investment objective;
•	it determines that the purchase order or the Creation Basket Deposit is not in proper form;
•	it believes that the purchase order or the Creation Basket Deposit would have adverse tax consequences to BNO, the limited partners or its shareholders;
•	the acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to USCF, be unlawful; or
•	circumstances outside the control of USCF, Marketing Agent or Custodian make it, for all practical purposes, not feasible to process creations of baskets.

None of USCF, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 12:00 p.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent (“Redemption Order Date”). The redemption procedures allow Authorized Participants to redeem baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the baskets to be redeemed through DTC’s book-entry system to BNO, as described below. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to BNO’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Participant may not withdraw a redemption order, except as otherwise set forth in the procedures in the Authorized Participant Agreement.

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant agrees to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to BNO’s account with the Custodian not later than 3:00 p.m. New York time on the second business day following the effective date of the redemption order (“Redemption Distribution Date”), and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC energy transaction (through itself or a designated acceptable broker) with BNO for the sale of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Participant fails to consummate (1) and (2) above, the order shall be cancelled. The number and type of contracts specified shall be determined by USCF, in its sole discretion, to meet BNO’s investment objective and shall be sold as a result of the Authorized Participant’s sale of shares.

Determination of Redemption Distribution

The redemption distribution from BNO consists of a transfer to the redeeming Authorized Participant of an amount of Treasuries and/or cash that is in the same proportion to the total assets of BNO (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of shares to be redeemed under the redemption order is in proportion to the total number of shares outstanding on the date the order is received. USCF, directly or in consultation with the Administrator, determines the requirements for Treasuries and the amounts of cash, including the maximum permitted remaining maturity of a Treasury, and the proportions of Treasuries and cash that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

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Delivery of Redemption Distribution

The redemption distribution due from BNO will be delivered to the Authorized Participant by 3:00 p.m. New York time on the second business day following the redemption order date if, by 3:00 p.m. New York time on such second business day, BNO’s DTC account has been credited with the baskets to be redeemed. If BNO’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if BNO receives the fee applicable to the extension of the redemption distribution date which USCF may, from time to time, determine and the remaining baskets to be redeemed are credited to BNO’s DTC account by 3:00 p.m. New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from USCF, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to BNO’s DTC account by 3:00 p.m. New York time on the second business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as USCF may from time to time determine.

Suspension or Rejection of Redemption Orders

USCF may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or the ICE Futures Exchange is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the ICE Futures Exchange is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as USCF determines to be necessary for the protection of the limited partners or shareholders. For example, USCF may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of BNO’s assets at an appropriate value to fund a redemption. If USCF has difficulty liquidating its positions, e.g., because of a market disruption event in the futures markets, a suspension of trading by the exchange where the futures contracts are listed or an unanticipated delay in the liquidation of a position in an OTC contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of USCF, the Marketing Agent, the Administrator, or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. USCF will reject a redemption order if the order is not in proper form as described in the Authorized Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful. USCF may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 100,000 shares (i.e., two baskets) or less.

Creation and Redemption Transaction Fee

To compensate BNO for its expenses in connection with the creation and redemption of baskets, an Authorized Participant is required to pay a transaction fee to BNO of $350 per order to create or redeem baskets, regardless of the number of baskets in such order. An order may include multiple baskets. The transaction fee may be reduced, increased or otherwise changed by USCF. USCF shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify USCF and BNO if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, BNO creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to BNO or the distribution by BNO of the amount of Treasuries and cash represented by the baskets being created or redeemed, the amount of which will be based on the aggregate NAV of the number of shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create. Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on the NYSE Arca, the per share NAV of BNO at the time the Authorized Participant purchased the Creation Baskets and the per share NAV at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the Futures Contract market and the market for Other Crude Oil-Related Investments.

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Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with BNO in exchange for baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either BNO or USCF, and no such person has any obligation or responsibility to USCF or BNO to effect any sale or resale of shares. Shares trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their per share NAV.

The amount of the discount or premium in the trading price relative to the per share NAV may be influenced by various factors, including, among other things, the number of investors who seek to purchase or sell shares in the secondary market, availability of Creation Baskets, the liquidity of the Futures Contracts market and the market for Other Crude Oil-Related Investments. In addition, while BNO’s shares trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time and trading in Futures Contracts on the ICE Futures Exchange continues throughout the entire NYSE Arca trading day, liquidity in the market for Crude Oil Interests traded on the NYMEX may be reduced after the close of the NYMEX at 2:30 p.m. New York time. As a result, during this time, particularly if BNO has invested in Futures Contracts and Other Crude Oil-Related Investment traded on the NYMEX, trading spreads, and the resulting premium or discount, on the shares may widen.

Use of Proceeds

USCF causes BNO to transfer the proceeds from the sale of Creation Baskets to the Custodian or other custodian for trading activities. USCF will invest BNO’s assets in Crude Oil Interests and investments in Treasuries, cash and/or cash equivalents. When BNO purchases a Futures Contract and certain exchange-traded Other Crude Oil-Related Investments, BNO is required to deposit typically 5% to 30% with the selling FCMs on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under Crude Oil Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in OTC contracts will generally impose similar collateral requirements on BNO. USCF will invest the assets that remain after margin and collateral are posted in Treasuries, cash and/or cash equivalents subject to these margin and collateral requirements.

USCF has sole authority to determine the percentage of assets that are:

•	held on deposit with the FCMs or other custodian,
•	used for other investments, and
•	held in bank accounts to pay current obligations and as reserves.

An FCM, a government agency or a commodity exchange could increase margin or collateral requirements applicable to BNO to hold trading positions at any time. Ongoing margin and collateral payments will generally be required for both exchange-traded and OTC contracts based on changes in the value of the Crude Oil Interests. Furthermore, ongoing collateral requirements with respect to OTC contracts are negotiated by the parties, and may be affected by overall market volatility, volatility of the underlying commodity or index, the ability of the counterparty to hedge its exposure under a Crude Oil Interest, and each party’s creditworthiness. Margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held. In light of the differing requirements for initial payments under exchange-traded and OTC contracts and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of BNO’s assets will be posted as margin or collateral at any given time. The Treasuries, cash and cash equivalents held by BNO will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for BNO’s benefit.

The assets of BNO posted as margin for Futures Contracts are held in segregated accounts pursuant to the CEA and CFTC regulations.

If BNO enters into a swap agreement, BNO must post both collateral and independent amounts to its swap counterparty(ies). The amount of collateral BNO posts changes according to the amounts owed by BNO to its counterparty on a given swap transaction, while independent amounts are fixed amounts posted by BNO at the start of a swap transaction. Collateral and independent amounts posted to swap counterparties will be held by a third-party custodian.

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INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the shares. You may rely on the information contained in this prospectus. Neither BNO nor USCF has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should rely only on the information contained in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

BNO uses the following promotional or sales material:

•	BNO’s website, www.uscfinvestments.com; and
•	BNO fact sheet found on BNO’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part and have been submitted to the staff of the SEC for their review pursuant to Industry Guide 5.

This section is provided here as a convenience to you.

INTELLECTUAL PROPERTY

USCF owns trademark registrations for UNITED STATES BRENT OIL FUND (U.S. Reg. No. 4181111) for “financial investment services in the field of oil futures contracts, cash-settled options on oil futures contracts, forward contracts for oil, over-the-counter transactions based on the price of oil, and indices based on the foregoing,” in use since June 2, 2010, and BNO UNITED STATES BRENT OIL FUND, LP (and Flame Design), (U.S. Reg. No. 4471561). USCF relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

USCF owns trademark registrations for USCF (and Design) (U.S. Reg. No. 5127374) for “fund investment services,” in use since April 10, 2016, USCF (U.S. Reg. No. 5040755) for “fund investment services,” in use since June 24, 2008, and INVEST IN WHAT’S REAL (U.S. Reg. No. 5450808) for “fund investment services,” in use since April 2016. USCF relies upon these trademarks and service mark through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations; it will continue to have indefinite protection for these trademarks under current laws, rules and regulations. USCF has been granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an exchange traded fund (ETF) that tracks the price of one or more commodities.

WHERE YOU CAN FIND MORE INFORMATION

USCF has filed on behalf of BNO a registration statement on Form S-3 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about BNO or the shares, please refer to the registration statement, which you may access online at www.sec.gov. Information about BNO and the shares can also be obtained from BNO’s website, http://www.uscfinvestments.com. BNO’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. BNO is subject to the informational requirements of the 1934 Act and USCF, on behalf of BNO, will file certain reports and other information with the SEC under the 1934 Act. USCF will file an updated prospectus annually for BNO pursuant to the 1933 Act. The reports and other information can be accessed online at www.sec.gov.

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STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in inflation in the United States, movements in the stock market, movements in U.S. and foreign currencies, and movements in the commodities markets and indexes that track such movements, BNO’s operations, USCF’s plans and references to BNO’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses USCF has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to USCF’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “Risk Factors Involved with an Investment in BNO” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments USCF anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, BNO’s operations or the value of the shares.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update, and where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC which is not deemed filed is not and will not be incorporated by reference. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25,2022.
•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 6, 2022.
•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 5, 2022.
•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 7, 2022.
•	Current Report on Form 8-K, filed with the SEC on October 3, 2022.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of these filings at no cost, upon written or oral request at the following address or telephone number:

United States Brent Oil Fund, LP
Attention: Katie Rooney
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, California 94596
(510) 522-9600

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Privacy Policy

BNO and USCF may collect or have access to certain nonpublic personal information about current and former investors. Nonpublic personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of BNO.

BNO and USCF do not disclose nonpublic personal information except as required by law or as described in their Privacy Policy. In general, BNO and USCF restrict access to the nonpublic personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

BNO and USCF maintain safeguards that comply with federal and applicable state law to protect investors’ nonpublic personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor. Third-party service providers with whom BNO and USCF share nonpublic personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such non-public personal information physically, electronically and procedurally.

A copy of USCF’s current Privacy Policy is available at http://www.uscfinvestments.com.

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APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms has the meaning set forth after such term:

1933 Act: The Securities Act of 1933.

1934 Act: The Securities Exchange Act of 1934.

1940 Act: Investment Company Act of 1940.

Adjusted K-1: A statement to investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate setting forth their proportionate shares of the adjustment.

Administrator: BNY Mellon.

Authorized Participant: A person that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to BNO.

Authorized Participant Agreement: An agreement with USCF on behalf of BNO whereby a person becomes an Authorized Participant.

Backup Withholding: U.S. federal income tax that is required to be withheld.

Basket: A block of 50,000 shares.

Benchmark Futures Contract: The near month futures contract for Brent crude oil traded on the ICE Futures unless the near month futures contract will expire within two weeks of the valuation day, in which case the Benchmark Futures Contract is the next month futures contract for Brent crude oil traded on the ICE Futures.

BNO: United States Brent Oil Fund, LP.

BNY Mellon: The Bank of New York Mellon.

Board: USCF’s board of directors.

Business Day: Any day other than a day when any of the NYSE Arca, the NYMEX or the New York Stock Exchange is closed for regular trading.

CEA: Commodity Exchange Act.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is submitted to a central clearinghouse after it is either traded OTC or on an exchange or other trading platform.

Code: Internal Revenue Code of 1986, as amended.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

CPER: United States Copper Index Fund.

A-1

Creation Basket: A block of 50,000 shares used by BNO to issue shares.

Creation Basket Deposit: The total deposit required to create each basket.

Crude Oil Interests: Futures Contracts and Other Crude Oil-Related Investments.

Custodian: The Bank of New York Mellon.

DCM: Designated contract market.

DNO: United States Short Oil Fund, LP.

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

DTC Participant: An entity that has an account with DTC.

DTEF: A derivatives transaction execution facility.

ECI: Income that is effectively connected with the conduct of a U.S. trade or business.

ERISA: Employee Retirement Income Security Act of 1974.

Exchange for Related Position (EFRP): An off market transaction which involves the swapping (or exchanging) of an over-the-counter (OTC) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. The OTC side of the EFRP can include swaps, swap options, or other instruments traded in the OTC market. In order that an EFRP transaction can take place, the OTC side and futures components must be “substantially similar” in terms of either value and or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFRPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

FDAP: Amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business.

FCM: Futures Commission Merchant.

FFI: Foreign financial institution.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Futures Contracts: Futures contracts for crude oil, natural gas, gasoline, heating oil and other petroleum-based fuels that are traded on the New York Mercantile Exchange, ICE Futures or other U.S. and foreign exchanges.

ICE Futures Exchange (ICE Futures): The leading electronic regulated futures and options exchange for global energy markets. BNO expects to invest primarily in futures contracts, and particularly in futures contracts traded on ICE Futures.

IGA: Intergovernmental agreement.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

IRA: Individual retirement account.

IRS: U.S. Internal Revenue Service.

ISDA: International Swaps and Derivatives Association, Inc.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

LLC Agreement: Sixth Amended and Restated Limited Liability Company Agreement of USCF, dated as of May 15, 2015 (as amended from time to time).

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LP Agreement: The Fourth Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017.

Management Directors: The four management directors that make up USCF’s board of directors.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

Marygold: The Marygold Companies, Inc., formerly Concierge Technologies Inc., a company publicly traded under the ticker symbol “MGLD.”

NAV: Net asset value of BNO.

NFA: National Futures Association.

New York Mercantile Exchange (NYMEX): The primary exchange on which futures contracts are traded in the U.S. BNO expressly disclaims any association with the Exchange or endorsement of BNO by the Exchange and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of such Exchange.

NYSE Arca: NYSE Arca, Inc.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Crude Oil-Related Investments: Crude oil-related investments other than Futures Contracts such as cash-settled options on Futures Contracts, forward contracts for crude oil, and OTC transactions that are based on the price of crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing.

OTC Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded OTC or off organized exchanges.

Position Limits Rule: Regulatory limits imposed by the CFTC on speculative positions in certain physical commodity futures and option contracts and swaps that are economically equivalent to such contracts in the agriculture, energy and metals markets and rules addressing the circumstances under which market participants would be required to aggregate their positions with other persons under common ownership or control.

Prudential Regulators: The CFTC, the SEC and the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Farm Credit Administration and the Federal Housing Finance Agency, collectively.

Redemption Basket: A block of 50,000 shares used by BNO to redeem shares.

Redemption Order Date: The date a redemption order is received in satisfactory form and approved by the Marketing Agent.

Register: The record of all Shareholders and holders of the shares in certificated form kept by the Administrator.

Related Public Funds: United States Brent Oil Fund, LP (“BNO”); United States 12 Month Natural Gas Fund, LP (“UNL”); United States Oil Fund, LP (“USO”); United States Gasoline Fund, LP (“UGA”); United States Natural Gas Fund, LP (“UNG”); United States 12 Month Oil Fund, LP (“USL”); United States Copper Index Fund (“CPER”); United States Commodity Index Fund (“USCI”).

SEC: Securities and Exchange Commission.

SEF: A swap execution facility.

Secondary Market: The stock exchanges and the OTC market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shareholders: Holders of Shares.

Shares: Common shares representing fractional undivided beneficial interests in BNO.

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Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two day settlement.

Swap Contract: Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Some swap transactions are cleared through central counterparties. These transactions, known as cleared swaps, involve two counterparties first agreeing to the terms of a swap transaction, then submitting the transaction to a clearing house that acts as the central counterparty. Swap transactions that are not cleared through central counterparties are called “uncleared” or “over-the-counter” (“OTC”) swaps.

Tracking Error: Possibility that the daily NAV of BNO will not track the price of Brent crude oil.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

UBTI: Unrelated business taxable income.

UGA: United States Gasoline Fund, LP.

UHN: United States Diesel-Heating Oil Fund, LP.

UNG: United States Natural Gas Fund, LP.

UNL: United States 12 Month Natural Gas Fund, LP.

USCF: United States Commodity Funds LLC (the general partner), a Delaware limited liability company, which is registered as a CPO, who controls the investments and other decisions of BNO.

USCF Investments: USCF Investments, Inc., formerly Wainwright Holdings, Inc.

USCI: United States Commodity Index Fund.

USL: United States 12 Month Oil Fund, LP.

USO: United States Oil Fund, LP.

Valuation Day: Any day as of which BNO calculates its NAV.

You: The owner or holder of shares.

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